   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2004

                                                 REGISTRATION NO. 333-

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           TELEX COMMUNICATIONS, INC.
                    TELEX COMMUNICATIONS INTERNATIONAL, LTD.
             (Exact name of registrant as specified in Its Charter)
                             ---------------------

             DELAWARE                             3669                            11-3707780
             DELAWARE                             3669                            41-1869814
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                             ---------------------
                          12000 PORTLAND AVENUE SOUTH
                          BURNSVILLE, MINNESOTA 55337
                                 (952) 884-4051
   (Address, Including Zip Code, and Telephone Number Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------

                 KRISTINE L. BRUER                                      COPIES TO:
      GENERAL COUNSEL AND ASSISTANT SECRETARY
            TELEX COMMUNICATIONS, INC.                             MELVIN EPSTEIN, ESQ.
            12000 PORTLAND AVENUE SOUTH                        STROOCK & STROOCK & LAVAN LLP
            BURNSVILLE, MINNESOTA 55337                               180 MAIDEN LANE
                  (952) 884-4051                                    NEW YORK, NY 10038
                                                                    TEL: (212) 806-5400
                                                                    FAX: (212) 806-6006

(Name, Address, Including Zip Code, and Telephone Number Including Area Code, of
                               Agent For Service)
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the securities being registered are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [ ]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED            SECURITY             PRICE(1)       REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------------
11 1/2% Senior Secured Notes due
  2008.................................     $125,000,000             100%             $125,000,000          $15,837.50
---------------------------------------------------------------------------------------------------------------------------
Guarantees related to the 11 1/2%
  Senior Secured Notes due 2008(3).....         N/A                  N/A                  N/A                  N/A
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

(2) Calculated pursuant to Rule 457(f) under the Securities Act.

(3) Pursuant to Rule 457(n) under the Securities Act, no additional fee is required.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2004

PROSPECTUS

                                  $125,000,000

                                  (TELEX LOGO)

                           TELEX COMMUNICATIONS, INC.

                               OFFER TO EXCHANGE

           11 1/2% SENIOR SECURED NOTES DUE 2008, FOR ALL OUTSTANDING
                     11 1/2% SENIOR SECURED NOTES DUE 2008

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME
                    ON             , 2004, UNLESS EXTENDED.

                             ---------------------

     We are offering to exchange (the "exchange offer") our new 11 1/2% Senior Secured Notes due 2008 (the "New Notes"), in the aggregate principal amount of $125,000,000 for a like principal amount of our outstanding 11 1/2% Senior Secured Notes due 2008 (the "Existing Notes"). The terms of the exchange offer are as follows:

     - We will accept for exchange all Existing Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

     - You may withdraw tenders of your Existing Notes at any time prior to the expiration of the exchange offer.

     - We believe that the exchange of your Existing Notes will not be a taxable event for U.S. federal income tax purposes, but you should see "Certain U.S. Federal Income Tax Considerations" for more information.

     - We will not receive any proceeds from the exchange offer.

     - The terms of the New Notes are substantially identical to the Existing Notes, except that the New Notes are registered under the Securities Act of 1933, as amended, and the transfer restrictions and registration rights applicable to the Existing Notes do not apply to the New Notes. The New Notes are guaranteed, as are the Existing Notes, by our restricted subsidiaries.

                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF RISKS THAT YOU SHOULD CONSIDER PRIOR TO TENDERING YOUR EXISTING NOTES.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2004.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the SEC, a registration statement on Form S-4 with respect to the New Notes offered in this prospectus. This prospectus is a part of the registration statement and, as permitted by the SEC's rules, does not contain all of the information presented in the registration statement. Whenever a reference is made in this prospectus to one of our contracts or other documents, please be aware that this reference is not necessarily complete and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of this registration statement, including exhibits to the registration statement, at the SEC's public reference rooms referred to below. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC also are available to the public through the SEC's internet site at http://www.sec.gov.

     Upon effectiveness of the registration statement of which this prospectus is a part, we will become subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance with the Exchange Act we will file annual, quarterly and current reports with the SEC.
The Exchange Act file number for our SEC filings is           . You may read and
copy any document we file at the following SEC public reference rooms:

             Judiciary Plaza                       233 Broadway, 13th Floor
         450 Fifth Street, N.W.                           Suite 1300
                Rm. 1200                           New York, New York 10013
         Washington, D.C. 20549

     You may request copies of the filings, at no cost, by telephone at (952) 884-4051 or by mail at: Telex Communications, Inc., 12000 Portland Avenue South, Burnsville, Minnesota 55337, Attention: Investor Relations.

     In order to obtain timely delivery, you must request documents from us no
later than           , 2004, which is five days before the expiration of the
exchange offer.

     WE HAVE AGREED IN THE REGISTRATION RIGHTS AGREEMENT REFERENCED BELOW THAT, IF WE ARE NOT SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF SECTIONS 13 OR 15(D) OF THE EXCHANGE ACT, WE WILL FURNISH TO HOLDERS AND BENEFICIAL OWNERS OF THE EXISTING NOTES AND THE NEW NOTES AND TO PROSPECTIVE PURCHASERS DESIGNATED BY SUCH HOLDERS THE INFORMATION REQUIRED TO BE DELIVERED PURSUANT TO RULE 144(A)(D)(4) UNDER THE SECURITIES ACT TO PERMIT COMPLIANCE WITH RULE 144A IN CONNECTIONS WITH RESALES OF THE NOTES.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
INDUSTRY AND MARKET DATA..............    ii
SUMMARY...............................     1
RISK FACTORS..........................     9
FORWARD-LOOKING STATEMENTS............    17
USE OF PROCEEDS.......................    17
CAPITALIZATION........................    18
UNAUDITED CONDENSED CONSOLIDATED PRO
  FORMA STATEMENTS OF OPERATIONS......    19
SELECTED CONSOLIDATED HISTORICAL
  FINANCIAL DATA......................    22
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.......................    25
THE EXCHANGE OFFER....................    37
BUSINESS..............................    46
MANAGEMENT............................    56
SECURITY OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND MANAGEMENT....    61

                                        PAGE
                                        ----
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS........................    61
DESCRIPTION OF CERTAIN OTHER
  INDEBTEDNESS........................    61
DESCRIPTION OF THE NOTES..............    63
CERTAIN U.S. FEDERAL INCOME TAX
  CONSEQUENCES........................   104
PLAN OF DISTRIBUTION..................   105
LEGAL MATTERS.........................   106
EXPERTS...............................   106
UNAUDITED CONDENSED CONSOLIDATED PRO
  FORMA BALANCE SHEET.................  PF-1
INDEX TO HISTORICAL CONSOLIDATED
  FINANCIAL STATEMENTS................   F-1

     The information in this prospectus is not complete and may be changed. We may not exchange the New Notes for the Existing Notes as described in this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange securities and is not soliciting tenders of Existing Notes in any state where the offer or sale is not permitted.

                             ---------------------

     Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where the Existing Notes were acquired by the broker-dealer as a result of market-making or other trading activities. We have agreed to keep the registration statement of which this prospectus is a part effective and to amend and supplement this prospectus in order to permit this prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the New Notes. See "Plan of Distribution".

                            INDUSTRY AND MARKET DATA

     In this prospectus we rely on and refer to information and statistics regarding the audio and wireless communication devices and professional audio sound systems industries. We obtained this information and these statistics from various third-party sources, discussions with our customers and our own internal estimates. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. Prospective investors should carefully read the entire prospectus and should consider, among other things, the matters described under "Risk Factors." Unless the context requires otherwise, references in this prospectus to "Telex," "our company," "we," "our," "us" and similar expressions refer to Telex Communications, Inc., a Delaware corporation, and, except where the context otherwise requires, our predecessor companies and subsidiaries. We operate on a December fiscal year-end.

                        BACKGROUND OF THE EXCHANGE OFFER

     On November 19, 2003, in connection with the restructuring of the debt obligations of our predecessor and current indirect parent, Telex Communications Holdings, Inc., formerly Telex Communications, Inc. ("Old Telex"), we issued $125,000,000 aggregate principal amount of our Existing Notes. In connection with the issuance of the Existing Notes, we agreed to complete an exchange offer for the Existing Notes. Accordingly, we are offering to exchange New Notes registered under the Securities Act of 1933, as amended, for a like aggregate principal amount of Existing Notes. You are entitled to exchange your Existing Notes for New Notes. We urge you to read the discussions under the headings "The Exchange Offer" and "The New Notes" in this summary for further information regarding the exchange offer and the New Notes. We sometimes collectively refer to the New Notes and the Existing Notes as the "notes".

                                COMPANY OVERVIEW

     Telex Communications, Inc. is a worldwide industry leader in the design, manufacture and marketing of audio and communications products and systems to commercial, professional and industrial customers. Our product lines include sophisticated loudspeaker systems, wired and wireless intercom systems, mixing consoles, digital audio duplication products, amplifiers, wired and wireless microphones, military and aviation products, land mobile communication systems, wireless assistive listening systems and other related products. We market over 30 product lines that span the professional audio and communications sectors. While we face competition in many of our business lines, we focus on sectors in which we believe we can be market leaders. As a result, we have developed solid brand value, which has become a significant barrier to competition.

     We, through our predecessors, have been in operation since 1927, and currently market our products in over 80 countries worldwide. By leveraging our strong brand names, including Telex(R), Electro-Voice(R), RTS(TM), Dynacord(R), Midas(R) and Klark-Teknik(R), and developing leading edge technologies, we have created an international reputation for quality, reliability, innovative design and overall value. Since our founding, we have developed a number of technological innovations, which are now commonly used throughout the industry and we have received numerous industry awards, including Emmy Awards from the National Academy of Television Arts and Sciences and other industry awards from numerous trade associations and publications.

     Many of our customers are leaders in their respective fields. They require exacting quality and rely upon our status as a producer of technically superior products. Our sound systems are installed in major venues, such as the New York Metropolitan Opera, Camden Yards, Wrigley Field and well-known theme parks around the world, and are regularly used by many prominent musical artists. Additionally, we supply wired and encrypted wireless systems to professional and college football coaching staffs, which are used to communicate during games. We have also established strong long-term relationships with prominent customers in the broadcast media, defense and retail music industries and government agencies.

     In May 2003, Mr. Raymond V. Malpocher joined us as our Chief Executive Officer. Mr. Malpocher has had a career of more than 30 years at various manufacturing companies, of which the most recent seven years were spent as Group President at Teleflex Incorporated and Group Vice President at Danaher Corporation. At Teleflex, Mr. Malpocher was a Group Vice President in charge of the Marine/Industrial division for four years during which time the division grew its revenues and substantially improved its operating margins. Mr. Malpocher is currently working to increase our sales by adopting initiatives aimed at increasing our sales of solutions and systems, as opposed to individual products, and expanding our distribution to additional niche markets. In addition, Mr. Malpocher is pursuing a plan to implement lean manufacturing techniques to further reduce costs, improve margins, substantially reduce working capital requirements, and improve lead times on customer orders. All of these initiatives are similar to ones he successfully implemented at Danaher and Teleflex.

     We are a Delaware corporation that, as part of the restructuring referred to above, acquired in November 2003 the business operations and substantially all of the assets and liabilities of Old Telex, except for certain debt obligations. See "Business -- The Restructuring." Our principal executive offices are located at 12000 Portland Avenue South, Burnsville, Minnesota 55337. Our telephone number is 952-884-4051. Our World Wide Web site address is www.telex.com. The information in our web site is not part of this prospectus.

                               THE EXCHANGE OFFER

New Notes Offered.............   11 1/2% Senior Secured Notes due 2008, in the
                                 aggregate principal amount of $125,000,000. The terms of the New Notes and the Existing Notes are identical in all material respects, except for transfer restrictions and registration rights relating to the Existing Notes. The New
                                 Notes are guaranteed, as are the Existing
                                 Notes, by our restricted subsidiaries. The deemed issue price of the New Notes will be the same as the deemed issue price of the Existing
                                 Notes.

The Exchange Offer............   We are offering the New Notes to you in
                                 exchange for a like principal amount of
                                 Existing Notes. See "Description Of The
                                 Notes -- Registration Rights Agreement".

Expiration Date; Withdrawal of
Tender........................   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on           , 2004, or
                                 such later date and time to which it may be extended by us. The tender of Existing Notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date of the exchange offer. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

Conditions to the Exchange
Offer.........................   Our obligation to accept for exchange, or to
                                 issue New Notes in exchange for, any Existing
                                 Notes is subject to customary conditions relating to compliance with any applicable law or any applicable interpretation by the staff of the Securities and Exchange Commission, the receipt of any applicable governmental approvals and the absence of any actions or proceedings of any governmental agency or court which could materially impair our ability to consummate the exchange offer. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange
                                 Offer -- Conditions to the Exchange Offer".

Procedures for Tendering
Existing Notes................   If you wish to participate in the exchange
                                 offer and tender your Existing Notes, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with its instructions and the instructions in this prospectus, and mail or otherwise deliver the letter of transmittal, or the facsimile, together with the Existing Notes and any other required documentation, to the exchange agent at the address set forth in this prospectus. If you hold outstanding notes through The
                                 Depository Trust Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

                                 - any New Notes that you receive will be
                                   acquired in the ordinary course of your
                                   business;

                                 - you have no arrangement or understanding with
                                   any person or entity to participate in the distribution of the New Notes;

                                 - if you are not a broker-dealer, you are not
                                   engaged in and do not intend to engage in the distribution of the New Notes;

                                 - if you are a broker-dealer, you will receive
                                   New Notes for your own account in exchange for outstanding notes that were acquired as a result of market-making and other trading activities, and that you will deliver a prospectus, as required by law, in connection with any resale of the New Notes; and

                                 - you are not an "affiliate," as defined in
                                   Rule 405 of the Securities Act, of ours or, if you are an affiliate, you will comply with applicable registration and prospectus delivery requirements of the Securities Act.

                                 See "The Exchange Offer -- Procedures for
                                 Tendering Existing Notes".

Special Procedures for
Beneficial Owners.............   If you are a beneficial owner of Existing Notes
                                 that are not registered in your name, and you wish to tender Existing Notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Existing Notes, either make appropriate arrangements to register ownership of the Existing Notes in your name or obtain a properly completed bond power from the registered holder.

Guaranteed Delivery
Procedures....................   If you wish to tender your Existing Notes and
                                 your Existing Notes are not immediately
                                 available or you cannot deliver them, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under DTC's
                                 Automated Tender Offer Program prior to the expiration date, you must tender your Existing
                                 Notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer -- Guaranteed Delivery
                                 Procedures."

Use of Proceeds...............   We will not receive any proceeds from the
                                 exchange offer.

Exchange Agent................   BNY Midwest Trust Company is serving as the
                                 exchange agent in connection with the exchange offer.

Federal Income Tax
Consequences..................   We believe that the exchange of New Notes
                                 pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax
                                 Consequences".

Effect of Not Tendering.......   If a holder of Existing Notes does not exchange
                                 the Existing Notes for New Notes according to the terms of the exchange offer, the Existing
                                 Notes will continue to be subject to the restrictions on transfer contained in the legend printed on the Existing Notes. In general, the Existing Notes may not be offered or sold, unless registered under the Securities
                                 Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of Existing Notes do not have any appraisal or dissenters' rights under the Delaware General
                                 Corporation Law in connection with the exchange offer. See "The Exchange Offer -- Consequences of Failure to Exchange; Resales of New Notes".

                       CONSEQUENCES OF THE EXCHANGE OFFER

     Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we believe that a holder of Existing Notes (other than any holder who is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act) who exchanges its Existing Notes for New Notes pursuant to the exchange offer generally may offer the New Notes for resale, resell the New Notes and otherwise transfer the New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided:

     - the New Notes are acquired in the ordinary course of the holder's business;

     - the holder has no arrangement with any person to participate in a distribution of the New Notes; and

     - neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes.

     Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. See "Plan of Distribution". In addition, to comply with the securities laws of applicable jurisdictions, the New Notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or in compliance with an available exemption from registration or qualification. We have agreed, subject to the limitations specified in the registration rights agreement described below, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions as any holder of the New Notes reasonably requests in writing.

                                 THE NEW NOTES

     The terms of the New Notes and the Existing Notes are identical in all material respects, except for transfer restrictions and registration rights relating to the Existing Notes.

Issuer........................   Telex Communications, Inc.

Maturity Date.................   October 15, 2008.

Interest Payment Dates........   April 15 and October 15, beginning April 15,
                                 2004.

Optional Redemption...........   On or after October 15, 2006, the New Notes are
                                 redeemable at our option, in whole or in part, and subject to the terms of our senior credit facility, at the following premiums to their principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date:

                                             FOR THE PERIOD                          PERCENTAGE
                                             --------------                          ----------
                                             On or after October 15, 2006..........   105.75%
                                             October 15, 2007 and thereafter.......   100.00%

                                 Prior to October 15, 2005, we may also, subject to the terms of our senior credit facility, redeem up to 35% of the principal amount of the New Notes at our option with the net proceeds of certain equity offerings at 111.50% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date, provided that at least 65% of the original principal amount of the New Notes is outstanding following the redemption.

Change of Control.............   If we experience a change of control, as
                                 defined in the indenture governing the New
                                 Notes and the Existing Notes, subject to the terms of our senior credit facility, we must offer to repurchase the New Notes and the Existing Notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the repurchase date.

Ranking.......................   The New Notes, the Existing Notes, the related
                                 guarantees and our obligations under our senior secured credit facility rank senior in right of payment to all of our and our restricted subsidiaries' existing and future subordinated indebtedness and equally in right of payment with all of our and our restricted subsidiaries' existing and future senior indebtedness. The New Notes and the Existing
                                 Notes and the guarantees of the notes by our restricted subsidiaries will rank effectively junior to all of the liabilities of our subsidiaries that have not guaranteed the New
                                 Notes and the Existing Notes. See "Description of the New Notes -- Ranking and Guarantees."
                                 Moreover, proceeds from the sale upon
                                 foreclosure of any collateral securing our senior obligations will be used first to satisfy the obligations under our senior credit facility and, thereafter, the New Notes and the Existing Notes. The indenture limits, among other things, the incurrence of additional indebtedness and the existence of liens on our assets (other than pursuant to our senior credit facility), subject to certain exceptions. See "Description of the New
                                 Notes -- General," "-- Collateral," and
                                 "-- Certain Covenants" and "Description of
                                 Certain Indebtedness -- Senior Credit
                                 Facility."

Certain Covenants.............   The New Notes and the Existing Notes are
                                 governed by an indenture with BNY Midwest Trust
                                 Company, as trustee. The indenture, among other things, restricts our ability to:

                                 - incur additional indebtedness or issue
                                   disqualified capital stock;

                                 - pay dividends, redeem subordinated debt or
                                   make other restricted payments;

                                 - issue capital stock of certain subsidiaries;

                                 - enter into certain transactions with
                                   affiliates;

                                 - create or incur certain liens;

                                 - transfer or sell assets;

                                 - incur dividend or other payment restrictions
                                   with regard to certain subsidiaries; and

                                 - consummate a merger, consolidation or sale of
                                   all or substantially all of our assets.

                                 The covenants listed above are subject to certain exceptions and limitations described in the indenture.

     For a more detailed discussion of the New Notes, see "Description of the New Notes".

     YOU SHOULD REFER TO THE SECTION ENTITLED "RISK FACTORS" FOR AN EXPLANATION OF CERTAIN RISKS IN INVESTING IN THE NEW NOTES.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The tables below set forth summary consolidated historical audited and unaudited financial data and other data relating to Old Telex, our predecessor and current indirect parent. The summary consolidated historical financial data for the years ended December 31, 2000, 2001 and 2002 have been derived from, and should be read in conjunction with, the audited consolidated financial statements and the notes thereto and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Old Telex appearing elsewhere in this prospectus. The summary consolidated historical financial data for nine months ended September 30, 2003 have been derived from the unaudited financial statements of Old Telex included herein and, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for such periods. The results of operations for the nine months ended September 30, 2003 may not be indicative of the results that may be expected for the year ending December 31, 2003.

     The financial data set forth below include calculations of EBITDA. These data are not measures of operating results or cash flows, as determined in accordance with generally accepted accounting principles in the United States. Please see footnote 1 below for further discussion of these measures.

     The summary pro forma balance sheet data set forth in the second table below give effect to the restructuring as if it occurred as of September 30, 2003. For additional information, see our Unaudited Condensed Consolidated Pro Forma Balance Sheet appearing on page PF-1 and our Unaudited Condensed Consolidated Pro Forma Statements of Operations beginning on page 19.

                                              FISCAL YEAR ENDED DECEMBER 31,
                                              ------------------------------    NINE MONTHS ENDED
                                                2000       2001       2002     SEPTEMBER 30, 2003
                                              --------   --------   --------   -------------------
                                                             (DOLLARS IN THOUSANDS)
RESULTS OF OPERATIONS:
Net sales...................................  $328,855   $284,459   $266,521        $199,298
Gross profit................................   124,742     99,408    110,689          83,755
Engineering expenses........................    14,098     12,736     12,424          10,551
Selling, general & administrative
  expenses..................................    87,724     86,534     70,890          56,130
Corporate charges...........................     1,716      1,667        541              --
Amortization of goodwill and other
  intangibles...............................     2,223      2,156        120              18
Restructuring charges.......................     8,812     11,475        478              --
Pension curtailment gain....................        --         --         --          (2,414)
Operating income (loss).....................    10,169    (15,160)    26,236          19,470
OTHER FINANCIAL DATA:
EBITDA(1)...................................  $ 23,624   $ (4,000)  $ 32,716        $ 24,116
Depreciation and amortization...............    13,455     11,160      6,480           4,646
Capital expenditures........................    11,553      6,121      4,834           4,375

                                                              AS OF SEPTEMBER 30, 2003
                                                              ------------------------
                                                                ACTUAL      PRO FORMA
                                                              ----------   -----------
                                                               (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................   $  3,467      $  2,882
Total assets................................................    164,404       169,162
Total debt..................................................    184,373       131,039
Total shareholders' deficit.................................    (75,191)      (17,099)

---------------

(1) EBITDA for each period is defined as income (loss) before cumulative effect of accounting change plus (i) income taxes, (ii) interest expense and (iii) depreciation and amortization, minus (iv) other income and (v) gain on early extinguishment of debt.

     The following table reconciles Old Telex's income (loss) before the cumulative effect of an accounting change to EBITDA:

                                              FISCAL YEAR ENDED DECEMBER 31,   NINE MONTHS ENDED
                                              ------------------------------     SEPTEMBER 30,
                                                2000       2001       2002           2003
                                              --------   ---------   -------   -----------------
                                                            (DOLLARS IN THOUSANDS)
Income (loss) before cumulative effect of
  accounting change.........................  $(17,981)  $  60,990   $  (218)       $(5,193)
Income taxes................................     2,175       2,685     2,618          3,034
Interest expense............................    38,374      38,173    26,563         22,152
Other income................................   (12,399)     (1,111)   (2,727)          (523)
Gain on early extinguishment of debt........        --    (115,897)       --             --
Depreciation and amortization...............    13,455      11,160     6,480          4,646
                                              --------   ---------   -------        -------
  EBITDA....................................  $ 23,624   $  (4,000)  $32,716        $24,116
                                              ========   =========   =======        =======

                                  RISK FACTORS

     An investment in the New Notes involves a high degree of risk. You should carefully consider the following information with the other information contained in this prospectus before acquiring the New Notes. The risks and uncertainties that we describe below may not be the only ones that we face. Additional risks and uncertainties, of which we are currently unaware or that we currently believe to be immaterial, may also adversely affect our business.

     The statements under this caption are intended to serve as cautionary statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and should be read in conjunction with the forward-looking statements in this prospectus. Various factors, including those described in this section and elsewhere in this prospectus, could cause actual results and events to vary significantly from those expressed in any forward-looking statement. The following information is not intended to limit in any way the characterization of other statements or information in this prospectus as cautionary statements for such purpose. See "Forward-Looking Statements".

RISK FACTORS RELATING TO THE NOTES

  OUR SUBSTANTIAL LEVEL OF INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

     We have a substantial amount of debt. As a result of the restructuring, as of September 30, 2003, we had approximately $131.0 million of total indebtedness outstanding on a pro forma basis, and our net debt was approximately $128.2 million. We have the ability to borrow up to $15.0 million under our senior credit facility.

     Our high level of indebtedness could have important consequences to you, including the following:

     - making it difficult for us to satisfy our obligations under the notes and our other indebtedness;

     - requiring us to use a substantial portion of our cash flow from operations for debt service, which will reduce the funds available to us for other purposes;

     - limiting our ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions or other purposes;

     - limiting our flexibility to react to changes in the industry;

     - making us more vulnerable to adverse changes in economic conditions; and

     - placing us at a competitive disadvantage to those of our competitors who operate on a less leveraged basis.

  WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO MEET OUR DEBT SERVICE AND OTHER OBLIGATIONS DUE TO EVENTS BEYOND OUR CONTROL.

     Our ability to make payments with respect to the notes and to satisfy our other debt obligations will depend on our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond our control. Upon the issuance of the Existing Notes, our cash interest expense increased compared to prior years. A significant reduction in operating cash flows could increase the need for alternative sources of liquidity and could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to service our debt obligations. If we are unable to service our indebtedness, we will be in breach of our covenants under the indenture and our senior credit facility, which would allow all amounts outstanding thereunder to be declared immediately due and payable. In addition, we may be forced to adopt an alternative strategy that may include actions such as reducing or delaying acquisitions and capital expenditures, selling assets, restructuring or refinancing our indebtedness, seeking additional equity capital or filing for bankruptcy. We cannot assure you that any of these alternative strategies would yield sufficient funds to make required payments on the notes and our other indebtedness.

     Additionally, the ability of our direct parent to make semiannual cash interest payments on its 13% Senior Subordinated Discount Notes due 2009 is dependent on our ability to generate sufficient cash flow to dividend necessary cash to our direct parent to fulfill this obligation. If we are unable to generate such cash, our direct parent would be unable to make the interest payments which would result in default under the indenture governing its 13% Senior Subordinated Discount Notes due 2009. The default could cause a default under our senior credit facility which could, in turn, cause a default under the notes.

  WE DID NOT OBTAIN ALL NECESSARY CONSENTS TO THE ASSIGNMENT OF OUR PREDECESSOR'S ASSETS TO US IN THE RESTRUCTURING.

     The transfer of our predecessor's assets and liabilities to us in the restructuring required the consent of many third parties. We were unable to obtain all the consents prior to the closing of the restructuring and thereafter. Our failure to obtain such consents to the transfer of such assets could reduce the amount of collateral otherwise available to satisfy our obligations under our senior credit facility and the notes. We do not believe, however, that the failure to obtain such consents will have a material adverse effect on our businesses.

  THE COLLATERAL SECURING THE NOTES MAY BE INSUFFICIENT OR UNAVAILABLE IN THE EVENT OF A DEFAULT.

     If we default on the notes, the proceeds from the sale of the collateral securing our senior secured debt obligations may not be sufficient to satisfy in full our obligations under our senior credit facility and the notes. An intercreditor agreement sets forth the relative rights to the collateral of the lenders under the senior credit facility and the notes. Proceeds from the sale of such collateral will be used first to satisfy obligations under our senior credit facility and, thereafter, the notes. The lenders under our senior credit facility will have the sole ability to control foreclosure and sale of the collateral. The amount to be received upon such a sale would depend upon numerous factors, including, among others, the timing, manner and ability to sell such collateral in an orderly sale, the condition of such collateral, the state of the audio and wireless industries, the condition of the international, national and local economies, the availability of buyers and similar factors. The book value of the collateral should not be relied upon as a measure of realizable value for such assets. By its nature, portions of the collateral are illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the collateral could be sold in a short period of time or that the proceeds obtained therefrom will be sufficient to pay all amounts owing under the our senior credit facility and the notes.

     In addition, our failure or inability to pay rent under our real property leases could cause the loss of certain collateral. To the extent that third parties (including the lenders under our senior credit facility) enjoy the benefit of permitted liens, such third parties may have rights and remedies with respect to the property subject to such permitted liens that, if exercised, could adversely affect the value, or result in the loss of, the collateral. Additionally, the terms of the indenture governing the notes allow us to issue additional notes provided that we meet a consolidated fixed charge coverage ratio test (as defined in the indenture governing the notes). Any additional notes issued pursuant to the indenture will rank equal to the notes and will be entitled to the same rights and priority with respect to the collateral securing the notes. Thus, the issuance of additional notes pursuant to the indenture may have the effect of significantly diluting your ability to recover payment in full from the then existing pool of collateral.

     A significant portion of the collateral includes tangible and intangible assets that may only be usable as part of the existing operating businesses. Accordingly, any sale of the collateral separate from our operations as a whole may not be feasible or of any value. The collateral is located in a number of locations, and the multi-jurisdictional nature of any foreclosure on the collateral may limit the realizable value of the collateral. To the extent that holders of other secured indebtedness or third parties enjoy liens (including statutory liens), whether or not permitted by the indenture governing the notes, such holders or third parties may have rights and remedies with respect to the collateral securing the notes that, if exercised, could reduce the proceeds available to satisfy our obligations under the notes.

     We also conduct portions of our business through certain foreign subsidiaries, which are not guarantors of the notes. For the nine months ended September 30, 2003, our foreign subsidiaries accounted for $86.9 million of consolidated net sales, or approximately 44% of our total consolidated net sales. As of September 30, 2003, our foreign subsidiaries accounted for 61% of our total assets. These assets will not be available to satisfy our obligations under the notes.

     The ability to foreclose upon and sell the collateral securing the notes upon the occurrence of a payment default is subject to the rights of the lenders under our senior credit facility and is likely to be significantly impaired by applicable federal bankruptcy laws, including the automatic stay provision, if a bankruptcy proceeding were to be commenced by or against us before or possibly even after the collateral has been foreclosed upon and sold. Under these laws, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral even though the debtor is in default under the applicable debt instruments. In view of the broad discretionary powers of a bankruptcy court, we cannot predict whether payments under the notes would be made following commencement, and during the pendency, of a bankruptcy case, whether or when the collateral could be foreclosed upon or sold or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of the collateral. Furthermore, if a bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, holders of notes would hold "under-secured claims." Applicable federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorney's fees for "under-secured claims" during a debtor's bankruptcy case.

  THE INDENTURE GOVERNING THE NOTES AND THE INSTRUMENTS GOVERNING OUR OTHER INDEBTEDNESS AND OUR DIRECT PARENT'S INDEBTEDNESS IMPOSE RESTRICTIONS ON US THAT MAY RESTRICT OUR ABILITY TO OPERATE OUR BUSINESS.

     Our senior credit facility and the indentures governing the notes and our direct parent's Senior Subordinated Discount Notes due 2009 contain covenants that restrict our ability to take various actions, such as:

     - incurring additional debt;

     - paying dividends and making other distributions;

     - redeeming subordinated debt;

     - making investments and other restricted payments;

     - entering into certain transactions with affiliates;

     - creating liens;

     - merging or consolidating with other entities; and

     - selling all or substantially all of our assets.

     Our ability to comply with these covenants may be affected by events beyond our control. We cannot assure you that we will satisfy these covenants. A breach of any of these covenants could result in a default under the indenture governing the notes or our senior credit facility, which could allow all amounts outstanding thereunder to be declared immediately due and payable, in which case we may be required to adopt an alternative strategy that may include actions such as reducing or delaying acquisitions and capital expenditures, selling assets, restructuring or refinancing our indebtedness, seeking additional equity capital or filing for bankruptcy. We may also be prevented from taking advantage of business opportunities that arise if we fail to meet certain financial ratios or because of the limitations imposed on us by the restrictive covenants under these governing instruments.

  WE MAY BE UNABLE TO PURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     Upon the occurrence of a change of control, we are required to offer to purchase all outstanding notes at a price equal to 101% of the principal amount of the notes, together with accrued and unpaid interest and additional interest, if any, to the date of repurchase. Our senior credit facility provides that the occurrence of certain change of control events with respect to us will constitute a default under the senior credit facility. Therefore, if a change of control were to occur, we may be required to repay or refinance all borrowings under our senior credit facility. In addition, this offer to repurchase the notes will cause a default under our senior credit facility. Additionally, our direct parent has pledged our common stock on a first-priority basis to secure our indebtedness under our senior credit facility and on a second-priority basis to secure its obligations under its new Senior Subordinated Discount Notes due 2009. In the event that either secured party were to foreclose on such collateral, a change of control would likely occur under the notes, our senior credit facility and our direct parent's new Senior Subordinated Discount Notes due 2009. If any such change of control were to occur, we are unlikely to have the financial ability or resources to purchase the notes or repay amounts owing under our senior credit facility except through a refinancing, but we do not know whether we will be able to effect such a refinancing on acceptable terms or at all.

  THE NOTES AND THE GUARANTEES THEREOF WILL EFFECTIVELY RANK JUNIOR TO DEBT UNDER OUR SENIOR CREDIT FACILITY AND OTHER SECURED INDEBTEDNESS.

     Our senior credit facility is secured by a first-priority lien on the collateral securing payment of the notes. As a result, and pursuant to the terms of the intercreditor agreement, the lenders under our senior credit facility are entitled to be paid in full from the proceeds of any collateral before holders of the notes are paid from such proceeds. In addition, the notes will effectively rank junior to indebtedness outstanding under an existing loan secured by our Morrilton, Arkansas property as well as future purchase money indebtedness and capital lease obligations, in each case to the extent of the value of the assets securing such indebtedness.

  WE MAY INCUR ADDITIONAL INDEBTEDNESS RANKING EQUAL TO THE NOTES OR THE GUARANTEES.

     The indenture governing the notes permits us to issue additional debt secured on an equal and ratable basis with the notes, subject to satisfaction of a debt incurrence covenant. If we or a guarantor should incur any additional debt that is secured on an equal and ratable basis with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any foreclosure upon the collateral or an insolvency, liquidation, reorganization, dissolution or other winding-up of our company. This may have the effect of reducing the amount of proceeds paid to holders of the notes.

  THE NOTES WILL BE STRUCTURALLY SUBORDINATED TO INDEBTEDNESS AND OTHER LIABILITIES OF OUR NON-GUARANTOR SUBSIDIARIES.

     Our foreign subsidiaries (which are consolidated subsidiaries for accounting purposes) will not be guarantors of the notes and will not pledge any of their assets to secure the notes. You will not have any claim as a creditor against any of our non-guarantor subsidiaries, and indebtedness and other liabilities, including trade payables of those subsidiaries, will effectively be senior to your claims against those subsidiaries. As of September 30, 2003, after giving effect to the offering of the Existing Notes and the use of the proceeds therefrom, our non-guarantor subsidiaries would have had $21.3 million of outstanding liabilities, including trade payables but excluding intercompany obligations.

  THE NOTES AND THE GUARANTEES THEREOF AND THE GRANTING OF THE SECURITY INTEREST IN THE COLLATERAL SECURING SUCH GUARANTEES MAY BE VOIDABLE, SUBORDINATED OR LIMITED IN SCOPE UNDER LAWS GOVERNING FRAUDULENT TRANSFERS AND INSOLVENCY.

     Although the notes are our obligations, they are unconditionally guaranteed on a senior secured basis by each of our domestic restricted subsidiaries. The performance by each guarantor of its obligations with respect to its subsidiary guarantee may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or lawsuit by or on behalf of unpaid creditors of the guarantor. Under these statutes, if a court were to find under relevant federal or state fraudulent conveyance statutes that the guarantor did not receive fair consideration or reasonably equivalent value for its guarantee of the notes, and that, at the time its guarantee was given, the guarantor: (1) was insolvent, (2) was rendered insolvent by reason of the guarantee, (3) was engaged in a business or transaction for which the assets remaining with the guarantor constituted unreasonably small capital or (4) intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they matured, then the court, subject to applicable statutes of limitation, could void the guarantor's obligations under its guarantee, order recovery of payments made under the guarantee, subordinate the guarantee to other indebtedness of the guarantor or take other action detrimental to the holders of the notes.

     The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured or if a company is not able to pay its debts as they become due. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the subsidiary guarantees, if it determined that the transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the subsidiary guarantees, to the claims of all existing and future creditors on similar grounds. The subsidiary guarantees could also be subject to the claim that, since the subsidiary guarantees were incurred for our benefit, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. Neither we nor any guarantor believes that, after giving effect to the offering, any of the guarantors (1) will be insolvent or rendered insolvent by the giving of the guarantees in connection with the offering, (2) was not in possession of sufficient capital to run its business effectively or
(3) incurred debts beyond its ability to pay as the same mature or become due.

     There can be no assurance as to what standard a court would apply in order to determine whether a guarantor was "insolvent" upon the sale of the notes or that, regardless of the method of valuation, a court would not determine that the guarantor was insolvent at that time.

  THERE IS NO EXISTING MARKET FOR THE NEW NOTES AND WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NEW NOTES OR THAT YOU WILL BE ABLE TO SELL YOUR NEW NOTES OR THAT YOU WILL BE ABLE TO SELL YOUR NEW NOTES AT PRICES ACCEPTABLE TO YOU.

     Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. No one is obligated to make a market in the New Notes and any market making may be discontinued at any time without notice. We do not intend to apply for a listing of the New Notes on any securities exchange or on any automated dealer quotation system.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the New Notes will be subject to disruptions. Any such disruptions may have a negative effect on you, as a holder of the New Notes, regardless of our prospects and financial performance.

  IF YOU CHOOSE NOT TO EXCHANGE YOUR EXISTING NOTES, THE PRESENT TRANSFER RESTRICTIONS WILL REMAIN IN FORCE AND THE MARKET PRICE OF YOUR EXISTING NOTES COULD DECLINE.

     In general, the Existing Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Existing Notes under the Securities Act. You should refer to "Summary -- The Exchange Offer" and "The Exchange Offer" for information about how to tender your Existing Notes.

     The tender of Existing Notes under the exchange offer will reduce the principal amount of the Existing Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Existing Notes due to a reduction in liquidity.

RISK FACTORS RELATING TO OUR BUSINESS

  WE OPERATE IN AN ENVIRONMENT IN WHICH PRODUCT INNOVATION AND CHANGING TECHNOLOGY ARE CRITICAL.

     Technological innovation and leadership are among the important factors in competing successfully in the professional audio and audio and wireless technology markets. Our future results will depend, in part, upon our ability to make timely and cost-effective enhancements and additions to our technology and to introduce new products that meet customer demands, including products utilizing digital technology, which are increasingly being introduced in many of our markets. The success of current and new product offerings is dependent on several factors, including proper identification of customer needs, technological development, cost, timely completion and introduction, differentiation from offerings of our competitors, and market acceptance. Maintaining flexibility to respond to technological and market dynamics may require substantial expenditures. We may not be able to successfully identify and develop new products in a timely manner. Products or technologies developed by others may render our products obsolete or noncompetitive, and constraints on our financial resources may adversely affect our ability to develop and implement technological advances.

     Moreover, to the extent the pace of product obsolescence increases, disposing of inventories of obsolete products may result in reduced operating margins and materially adversely affect our earnings and results of operations.

  WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT.

     The professional audio and audio and wireless technology markets are highly competitive and fragmented, and we face meaningful competition in most of our product categories and markets. While many of our current competitors are smaller than we are, some of our competitors are substantially larger and have greater financial resources than we do. As we develop new products and enter new markets we may encounter new competitors, and other manufacturers and suppliers who currently do not offer competing products may enter the markets in which we currently operate. Such new competitors may be larger, offer broader product lines, and have substantially greater financial and other resources than we do. Competition could negatively affect our pricing and gross margins. As a result, we may not be able to compete successfully in our current market or in new markets.

  WE FACE CURRENCY AND OTHER RISKS ATTENDANT ON INTERNATIONAL OPERATIONS.

     Our efforts to increase international sales may be adversely affected by, among other things, changes in foreign import restrictions and regulations, taxes, currency exchange rates, currency and monetary transfer restrictions and regulations, and economic and political changes in the foreign nations in which our products are manufactured and/or sold. Although our international operations have generally been profitable in the past, one or more of these factors could have a material adverse effect on our financial position or results of operations in the future. In addition, we have not registered our trademarks and patents in all foreign jurisdictions in which we do business, and attempts at registration in such foreign jurisdictions may not be possible or successful. We are aware that, in certain foreign jurisdictions, unaffiliated third parties have applied for and/or obtained registrations for trademarks that are identical or similar to trademarks owned or used by us. In view of this and because many foreign jurisdictions operate on a "first-to-file" basis for registrations of intellectual property, we may be prohibited from registering our trademarks and patents in certain foreign countries and in some cases we may be prohibited from selling our products in certain countries, or at least from selling our products under the same trademarks in certain countries.

     We have substantial assets located outside of the United States, and a substantial portion of our sales and earnings are attributable to operations conducted abroad and to export sales, predominantly in Western Europe and Asia Pacific. Our international operations subject us to certain risks, including increased exposure to currency exchange rate fluctuations. We hedge a portion of our foreign currency exposure by incurring liabilities, including bank debt, denominated in the local currencies of those countries where our subsidiaries are located and manage our currency risk exposure on foreign currency denominated intercompany balances through forward foreign exchange contracts. Our international operations also subject us to certain other risks, including adverse political or economic developments in the foreign countries in which we conduct business, foreign governmental regulation, dividend restrictions, tariffs and potential adverse tax consequences, including payment of taxes in jurisdictions that have higher tax rates than the United States.

  WE FACE RISKS ATTENDANT ON REGULATORY REQUIREMENTS.

     Changes in regulatory requirements may adversely impact our gross margins where we comply with such changes or reduce our ability to generate revenues if we are unable to comply.

     Our products must meet the requirements set by regulatory authorities in the numerous jurisdictions in which we sell them. As regulations and local laws change, we must modify our products to address those changes. Regulatory restrictions may increase the costs to design and manufacture our products, resulting in a decrease in demand for our products if the costs are passed along or a decrease in our margins. Compliance with regulatory restrictions may adversely affect the technical quality and capabilities of our products, reducing their marketability.

  WE FACE RISKS ASSOCIATED WITH INTELLECTUAL PROPERTY RIGHTS.

     If we are unable to enforce or defend our ownership and use of our intellectual property, our business may decline. We seek to protect our intellectual property rights, but our actions may not adequately protect the rights covered by our patents, patent applications, trademarks and other proprietary rights, and prosecution of our claims could be time consuming and costly. A number of our trademarks are important to our business and we are dependent on two of our trademarks, namely the Telex(R) and Electro-Voice(R) marks. In addition, the intellectual property laws of some foreign countries do not protect our proprietary rights as do the laws of the U.S. Despite our efforts to protect our intellectual property or proprietary information, third parties may obtain, disclose or use our intellectual property or proprietary information without our authorization, or claim we infringe their proprietary rights, any of which could adversely affect our business. From time to time, third parties have alleged that we infringe their proprietary rights. These claims or similar future claims could subject us to significant liability for damages, result in the invalidation of our proprietary rights, limit our ability to use infringing intellectual property or force us to use alternative trademarks or obtain licenses to third-party technology rather than dispute the merits of any infringement claim. Even if we prevail, any associated litigation could be time consuming and expensive and could result in the diversion of our time and resources.

  WE MAY BE SUBJECT TO ENVIRONMENTAL LIABILITY.

     We are subject to various foreign, federal, state and local environmental protection, chemical control, and health and safety laws and regulations. We own and lease real property, and some environmental laws hold current or previous owners or operators of businesses and real property liable for contamination on or originating from that property, even if they did not know of or were not responsible for the contamination. The presence of hazardous substances on any of our properties or the failure to meet environmental regulatory requirements may materially adversely affect our ability to use the property as collateral for borrowing, and may cause us to incur substantial remediation or compliance costs. If hazardous substances are released from or located on any of our properties, we could incur substantial liabilities through a private party personal injury or property damage claim or a claim by a governmental entity for other damages. If we incur material costs or liabilities in the future under environmental laws for any reason, our results of operations may be materially adversely affected. We are indemnified by the former owner of certain sites purchased by us against environmental liabilities that may result from these sites. We cannot assure you that the former owner will fulfill its indemnification obligations.

  TERMINATION OF CUSTOMER RELATIONSHIPS MAY CAUSE US TO HAVE UNCOVERED FINANCIAL COMMITMENTS.

     As a designer, manufacturer and marketer of sophisticated audio and wireless communications equipment, we provide our customers with a range of products and services tailored to suit our customers' needs. Accordingly, as customers' needs arise, we must often make significant financial commitments and incur overhead expenses in order to complete projects or fulfill purchase orders. In the event that our customers cancel or cease to maintain their arrangements with us or we are unable to procure similar business from new customers, we may not be able to generate sufficient revenues to offset our financial commitments or overhead expenses. There can be no assurance that the work flow under our current arrangements will continue or that these arrangements will be replaced by similar arrangements with the same or new customers.

  IF WE LOSE THE SERVICES OF KEY MEMBERS OF OUR MANAGEMENT, WE MAY NOT BE ABLE TO MANAGE OUR OPERATIONS AND IMPLEMENT OUR GROWTH STRATEGY EFFECTIVELY.

     Our future success depends, in large part, on the continued service of several key members of our management team, and some of our other key executives and officers and managers who possess significant expertise and knowledge of our business and markets. We do not maintain key man insurance on any of our officers or managers. Any loss or interruption of the services of these individuals could reduce our ability to effectively manage our operations and implement our strategy because we may not be able to find appropriate replacements.

  YOU MAY HAVE NO EFFECTIVE REMEDY AGAINST ARTHUR ANDERSEN LLP IN CONNECTION WITH A MATERIAL MISSTATEMENT OR OMISSION IN OUR FINANCIAL STATEMENTS INCLUDED IN THIS PROSPECTUS.

     The consolidated financial statements of Old Telex as of December 31, 2000 and 2001, and for each of the two years ended December 31, 2000 and 2001, included in this prospectus, were audited by Arthur Andersen LLP ("Arthur Andersen"). In June 2002, Arthur Andersen was convicted by a federal jury of obstruction of justice arising from its destruction of documents relating to the government's investigation of Enron Corp. Additionally, Arthur Andersen ceased practicing before the Securities and Exchange Commission on August 31, 2002. These events have prevented us from obtaining Arthur Andersen's consent with respect to the use of those financial statements in this prospectus. Accordingly, you may have no effective remedy against Arthur Andersen in connection with a material misstatement or omission in those financial statements.

     Our current auditors, Ernst & Young LLP, have audited the consolidated financial statements of Old Telex for the year ended December 31, 2002 and take no responsibility for the previous periods audited by Arthur Andersen.

  WE ARE CONTROLLED BY PRINCIPAL STOCKHOLDERS WHOSE INTERESTS MAY DIFFER FROM YOUR INTERESTS.

     Circumstances may occur in which the interests of our principal stockholders could be in conflict with your interests. In addition, these stockholders may have an interest in pursuing transactions that, in their judgment, enhance the value of their equity investment in our company, even though those transactions may involve risks to you as a holder of the notes.

     Certain investment vehicles managed by Jefferies Capital Partners and certain investment vehicles managed by GSC Partners collectively control or own 63.4% of our indirect parent's outstanding shares of common stock. As a result, they have the power to elect a majority of our directors, appoint new management and approve any action requiring the approval by a majority of the holders of common stock, including adopting amendments to our certificate of incorporation and approving acquisitions or sales of all or substantially all of our assets. The directors elected by Jefferies Capital Partners and GSC Partners have the ability to control decisions affecting our capital structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends.

     In the warrant exchange offer by our indirect parent that was part of the restructuring, the GSC Partners investment vehicles exchanged all of their warrants for 1,066,559 shares of our indirect parent's common stock, and now collectively own an aggregate of 2,440,894 shares of our indirect parent's common stock, representing approximately 38% of its issued and outstanding shares.

     Our Chairman of the Board, Brian P. Friedman, who is a managing member of Jefferies Capital Partners, serves as Chairman of the Executive Committee of Jefferies & Company, Inc., the initial purchaser of the Existing Notes. Jefferies Capital Partners, however, did not receive any compensation from the sale of the Existing Notes.

                           FORWARD-LOOKING STATEMENTS

     We make "forward-looking statements" throughout this prospectus. Whenever you read a statement that is not solely a statement of historical fact (such as when we state that we "believe," "expect," "anticipate" or "plan" that an event will occur, and other similar statements), you should understand that our expectations may not be correct, although we believe that they are reasonable. You should also understand that our plans may change. We do not guarantee that the transactions and events described in this prospectus will happen as described or that any positive trends noted in this prospectus will continue. The forward-looking information contained in this prospectus is generally located under the headings "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," but may be found in other locations as well. These forward-looking statements generally relate to our strategies, plans and objectives for future operations and are based upon management's current plans and beliefs or estimates of future results or trends.

     Forward-looking statements, such as those regarding management's present plans or expectations for new product offerings, capital expenditures, sales-building, cost-saving strategies, and growth are not guarantees of future performance. They involve risks and uncertainties relative to return expectations and related allocation of resources, and changing economic or competitive conditions, as well as the negotiation of agreements with third parties and the factors discussed under "Risk Factors" and elsewhere herein, which could cause actual results to differ from present plans or expectations, and such differences could be material. Similarly, forward-looking statements regarding management's present expectations for operating results and cash flow involve risks and uncertainties relative to these and other factors, such as the ability to increase revenues and/or to achieve cost reductions (and other factors discussed under "Risk Factors" or elsewhere in this prospectus), which also would cause actual results to differ from present plans. Such differences could be material.

     You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update these forward-looking statements, even if our situation changes in the future.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. In consideration for issuing the New Notes, we will receive Existing Notes of like principal amount. The Existing Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

     The Existing Notes were issued in the restructuring. The net proceeds from the issuance of the Existing Notes pursuant to the restructuring were approximately $118.2 million after deducting fees and expenses (excluding the fees and expenses of conducting the exchange offer and the similar exchange offer that our direct parent will conduct for its Senior Subordinated Discount Notes due 2009, which were also issued in the restructuring). We used these net proceeds to repay existing indebtedness that was transferred to us in the restructuring by Old Telex, which is now our indirect parent.

                                 CAPITALIZATION

     The following table sets forth cash and cash equivalents and capitalization on an actual basis for Old Telex as of September 30, 2003 and on a pro forma basis for us, giving effect to the restructuring and the application of the net proceeds from the sale of the Existing Notes as of September 30, 2003. We are showing the September 30, 2003 capitalization information to reflect our levels of cash and debt balances outstanding and the uses of the net proceeds from the sale of the Existing Notes.

     You should read the table below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the unaudited consolidated financial statements and the related notes included elsewhere in this prospectus. For additional information, see our Unaudited Condensed Consolidated Pro Forma Balance Sheet appearing on page PF-1 herein.

                                                              AS OF SEPTEMBER 30, 2003
                                                              ------------------------
                                                                ACTUAL      PRO FORMA
                                                              ----------   -----------
                                                               (DOLLARS IN THOUSANDS)
Cash and Cash Equivalents...................................   $  3,467      $  2,882
                                                               ========      ========
Total Debt:
  Senior credit facility(1).................................   $ 10,410      $     --
  Existing Notes............................................         --       125,000
  Term Loans................................................     58,562            --
  Old Telex's Senior Secured Notes due 2004(2)..............     48,306            --
  Old Telex's Senior Subordinated Discount Notes due 2006...     60,506            --
  Other Debt(3).............................................      6,589         6,039
                                                               --------      --------
     Total Debt.............................................    184,373       131,039
  Shareholder's Deficit.....................................    (75,191)      (17,099)
                                                               --------      --------
     Total Capitalization...................................   $109,182      $113,940
                                                               ========      ========

---------------

(1) Simultaneously with the closing of the offering of the Existing Notes, we entered into our new $15 million Senior Credit Facility which was undrawn at closing.

(2) The redemption value of Old Telex's Senior Secured Notes due 2004 was higher than the book value by approximately $0.5 million at September 30, 2003.

(3) Other Debt includes amounts outstanding under an existing loan secured by our Morrilton, Arkansas property and $5.0 million of foreign debt. The loan secured by our Morrilton property is interest free but has been discounted at an effective interest rate of 10.5%. The loan balance is net of an unamortized discount of $0.4 million and is due in monthly installments through February 2010.

        UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

     The following Unaudited Condensed Consolidated Pro Forma Statements of Operations of Old Telex, for the year ended December 31, 2002 and the nine months ended September 30, 2003 have been prepared to reflect the restructuring. The Unaudited Condensed Consolidated Pro Forma Statement of Operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 have been prepared as if the restructuring occurred as of January 1, 2002 and January 1, 2003, respectively.

     The Unaudited Condensed Consolidated Pro Forma Financial Information is unaudited and not necessarily indicative of the results that would have actually occurred if the restructuring had been consummated on such dates, or the results which may be obtained in the future. The pro forma adjustments, as described in the Notes to the Unaudited Condensed Consolidated Pro Forma Statements of Operations, are based on available information and upon certain assumptions that we believe are reasonable. The Unaudited Condensed Consolidated Pro Forma Financial Information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Selected Financial Data" and the financial statements and related notes thereto, included elsewhere in this prospectus.

                           TELEX COMMUNICATIONS, INC.

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS

                                                              NINE MONTHS ENDED SEPTEMBER 30, 2003
                                                              -------------------------------------
                                                               ACTUAL     ADJUSTMENTS    PRO FORMA
                                                              ---------   ------------   ----------
                                                                         (IN THOUSANDS)
Net sales...................................................  $199,298                    $199,298
Cost of sales...............................................   115,543                     115,543
                                                              --------                    --------
     Gross profit...........................................    83,755                      83,755
                                                              --------                    --------
Operating expenses:
  Engineering...............................................    10,551                      10,551
  Selling, general and administrative.......................    56,130                      56,130
  Amortization of goodwill and other intangibles............        18                          18
  Pension curtailment gain..................................    (2,414)                     (2,414)
                                                              --------                    --------
                                                                64,285                      64,285
                                                              --------                    --------
     Operating income.......................................    19,470                      19,470
Interest expense............................................   (22,152)      $8,921(1)     (13,231)
Other income, net...........................................       523                         523
                                                              --------       ------       --------
(Loss) income before income taxes...........................    (2,159)       8,921          6,762
Provision for income taxes..................................     3,034           98(2)       3,132
                                                              --------       ------       --------
(Loss) income from continuing operations....................  $ (5,193)      $8,823       $  3,630
                                                              ========       ======       ========

---------------

(1) Amount shown is reduced by the net pro forma interest expense decrease/(increase) due to the restructuring transactions, assuming the restructuring transactions occurred as of January 1, 2003, the beginning of the nine month period (in thousands):

                                                              NINE MONTHS ENDED
                                                              SEPTEMBER 30, 2003
                                                              ------------------
Interest expense, inclusive of amortization of deferred
  financing costs, related to the Existing Notes............       $(11,802)
Elimination of interest on extinguished bank debt...........          3,614
Elimination of amortization of deferred financing costs
  related to the extinguished bank debt.....................            902
Elimination of interest on Old Telex's extinguished Senior
  Secured Notes due 2004....................................          8,346
Elimination of amortization of deferred financing costs
  related to Old Telex's extinguished Senior Secured Notes
  due 2004..................................................            137
Elimination of interest on Old Telex's extinguished Senior
  Subordinated Discount Notes due 2007......................             44
Elimination of interest on Old Telex's Senior Subordinated
  Discount Notes due 2006 not transferred to Telex
  Communications, Inc.......................................          7,524
Elimination of amortization of deferred financing costs
  related to Old Telex's Senior Subordinated Discount Notes
  due 2006..................................................            156
                                                                   --------
  Total net pro forma interest expense decrease.............       $  8,921
                                                                   ========

(2) Amount shown represents additional income tax expense resulting from the reduced interest expense tax deduction.

                           TELEX COMMUNICATIONS, INC.

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS

                                                             FISCAL YEAR ENDED DECEMBER 31, 2002
                                                             -----------------------------------
                                                              ACTUAL    ADJUSTMENTS    PRO FORMA
                                                             --------   -----------    ---------
                                                                       (IN THOUSANDS)
Net sales..................................................  $266,521                  $266,521
Cost of sales..............................................   155,832                   155,832
                                                             --------                  --------
     Gross profit..........................................   110,689                   110,689
                                                             --------                  --------
Operating Expenses:
  Engineering..............................................    12,424                    12,424
  Selling, general and administrative......................    70,890                    70,890
  Corporate charges........................................       541                       541
  Amortization of goodwill and other intangibles...........       120                       120
  Restructuring charges....................................       478                       478
                                                             --------                  --------
                                                               84,453                    84,453
                                                             --------                  --------
     Operating income......................................    26,236                    26,236
Interest expense...........................................   (26,563)    $8,897(1)     (17,666)
Other income, net..........................................     2,727                     2,727
                                                             --------     ------       --------
Income before income taxes.................................     2,400      8,897         11,297
Provision for income taxes.................................     2,618                     2,618
                                                             --------     ------       --------
(Loss) income from continuing operations...................  $   (218)    $8,897       $  8,679
                                                             ========     ======       ========

---------------

(1) Amount shown is reduced by the net pro forma interest expense decrease/(increase) due to the restructuring transactions, assuming the restructuring transactions occurred as of January 1, 2002, the beginning of the Fiscal Year (in thousands):

                                                              FISCAL YEAR ENDED
                                                              DECEMBER 31, 2002
                                                              -----------------
Interest expense, inclusive of amortization of deferred
  financing costs, related to the Existing Notes............      $(15,736)
Elimination of interest on extinguished bank debt...........         6,052
Elimination of amortization of deferred financing costs
  related to the extinguished bank debt.....................         1,203
Elimination of interest on Old Telex's extinguished Senior
  Secured Notes due 2004....................................         8,362
Elimination of amortization of deferred financing costs
  related to Old Telex's extinguished Senior Secured Notes
  due 2004..................................................           182
Elimination of interest on Old Telex's extinguished Senior
  Subordinated Discount Notes due 2007......................            79
Elimination of interest on Old Telex's Senior Subordinated
  Discount Notes due 2006 not transferred to Telex
  Communications, Inc.......................................         8,591
Elimination of amortization of deferred financing costs
  related to Old Telex's Senior Subordinated Discount Notes
  due 2006..................................................           164
                                                                  --------
  Total net pro forma interest expense decrease.............      $  8,897
                                                                  ========

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     The table below sets forth selected consolidated financial data relating to Old Telex. The selected historical consolidated financial data as of December 31, 2001 and 2002 and for the years ended December 31, 2000, 2001 and 2002 have been derived from the audited consolidated financial statements and notes thereto of Old Telex, appearing elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 1998, 1999 and 2000 and for the nine months ended December 31, 1998 and the year ended December 31, 1999 were derived from audited consolidated financial statements and notes thereto not included herein. Effective December 31, 1998, Old Telex changed its year-end from March 31 to December 31. The selected consolidated historical financial data as of and for the nine months ended September 30, 2002 and 2003 have been derived from the unaudited consolidated financial statements of Old Telex included elsewhere in this prospectus and, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. You should read the information set forth below in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes included elsewhere in this prospectus. For additional information, see our Unaudited Condensed Consolidated Pro Forma Balance Sheet appearing on page PF-1 and our Unaudited Condensed Consolidated Pro Forma Statements of Operations beginning on page 19.

                                    NINE
                                   MONTHS                                                   NINE MONTHS ENDED
                                   ENDED           FISCAL YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                  DEC. 31,   -------------------------------------------   -------------------
                                  1998(A)      1999       2000        2001        2002       2002       2003
                                  --------   --------   --------    --------    --------   --------   --------
                                                             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales.......................  $248,002   $346,057   $328,855    $284,459    $266,521   $202,015   $199,298
Cost of sales...................   157,266    219,399    204,113     185,051     155,832    117,834    115,543
                                  --------   --------   --------    --------    --------   --------   --------
Gross profit....................    90,736    126,658    124,742      99,408     110,689     84,181     83,755
Engineering.....................    11,214     14,872     14,098      12,736      12,424      9,113     10,551
Selling, general and
  administrative................    55,338     88,563     87,724      86,534      70,890     53,665     56,130
Restructuring charges...........        --     (2,124)     8,812(b)   11,475(b)      478         --         --
Corporate charges...............     1,287      1,716      1,716       1,667         541        541         --
Amortization of goodwill and
  other intangibles.............     2,118     11,972      2,223       2,156         120         90         18
Pension curtailment gain........        --         --         --          --          --         --     (2,414)
                                  --------   --------   --------    --------    --------   --------   --------
Operating income (loss).........    20,779     11,659     10,169     (15,160)     26,236     20,772     19,470
Interest expense................   (27,328)   (36,689)   (38,374)    (38,173)    (26,563)   (19,272)   (22,152)
Other income....................     2,719      6,674     12,399       1,111       2,727      1,305        523
Gain on early extinguishment of
  debt..........................        --         --         --     115,897(c)       --         --         --
                                  --------   --------   --------    --------    --------   --------   --------
(Loss) income before income
  taxes and cumulative effect of
  accounting change.............    (3,830)   (18,356)   (15,806)     63,675       2,400      2,805     (2,159)
Provision for income taxes......     1,222      4,064      2,175       2,685       2,618      2,656      3,034
                                  --------   --------   --------    --------    --------   --------   --------
(Loss) income before cumulative
  effect of accounting change...    (5,052)   (22,420)   (17,981)     60,990        (218)       149     (5,193)
Cumulative effect of change in
  accounting....................        --         --         --          --     (29,863)   (29,863)        --
                                  --------   --------   --------    --------    --------   --------   --------
Net (loss) income...............  $ (5,052)  $(22,420)  $(17,981)   $ 60,990    $(30,081)  $(29,714)  $ (5,193)
                                  ========   ========   ========    ========    ========   ========   ========

                                    NINE                                                        UNAUDITED
                                   MONTHS                                                   NINE MONTHS ENDED
                                   ENDED           FISCAL YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                  DEC. 31,   -------------------------------------------   -------------------
                                  1998(A)      1999       2000        2001        2002       2002       2003
                                  --------   --------   --------    --------    --------   --------   --------
                                                             (DOLLARS IN THOUSANDS)
FINANCIAL DATA:
EBITDA(d).......................  $ 29,679   $ 33,680   $ 23,624    $ (4,000)   $ 32,716   $ 25,794   $ 24,116
Capital expenditures............  $  5,060   $  8,441   $ 11,553    $  6,121    $  4,834   $  3,724   $  4,375
Cash provided by (used in)
  operating activities..........  $ 22,423   $ (4,054)  $ 11,853    $ (2,688)   $ 18,964   $ 11,916   $ 10,830
Cash used in investing
  activities....................  $ (3,451)  $ (1,536)  $ (8,321)   $ (5,601)   $    (42)  $ (1,344)  $ (3,051)
Cash (used in) provided by
  financing activities..........  $(16,873)  $  5,441   $ (3,525)   $  8,775    $(18,888)  $ (8,384)  $ (7,889)
Ratio of earnings to fixed
  charges(e)....................        --         --         --        2.62        1.09       1.14         --

                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                              1998           1999           2000           2001           2002           2002            2003
                          ------------   ------------   ------------   ------------   ------------   -------------   -------------
                                                                   (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Working capital.........   $  63,573      $  51,137      $   7,448       $ 27,059       $ 42,851       $ 39,474        $(54,643)
Total assets............     273,276        261,998        223,730        187,601        157,878        169,045         164,404
Long term debt, less
  current maturities....     321,189        312,207        279,186        147,430        154,630        151,971          63,130
Shareholders' deficit...    (130,087)      (154,457)      (175,429)       (39,974)       (68,008)       (66,637)        (75,191)

---------------

(a) Effective December 31, 1998, we changed our fiscal year end from March 31 to December 31; accordingly, the financial results for the period ended December 31, 1998 are for the nine-month period beginning on April 1, 1998.

(b) Included in the restructuring charges for the year ended December 31, 2000 is a $4.3 million charge attributed to impairment of goodwill and fixed assets and for the year ended December 31, 2001 is a $7.4 million charge attributed to impairment of fixed assets.

(c) On November 21, 2001, Old Telex completed a debt restructuring, pursuant to which $224.5 million, or 99.8% of the total, of Old Telex's 10 1/2% and 11% senior subordinated discount notes were exchanged for Senior Subordinated Discount Notes due 2006 at a deemed issue price of $56.1 million, 5.0 million shares of Series B preferred stock, and warrants to purchase 1.7 million shares of Series B preferred stock or common stock, all issued by Old Telex. As part of this debt restructuring, we recorded $115.9 million of gain on early extinguishment of debt in our statement of operations and, for the senior subordinated discount notes exchanged by related parties, recorded the related $52.7 million of gain as contributed capital in the statement of shareholders' deficit.

(d) EBITDA for each period is defined as income (loss) before cumulative effect of accounting change plus (i) income taxes, (ii) interest expense and (iii) depreciation and amortization, minus (iv) other income and (v) gain on early extinguishment of debt. EBITDA is included because management understands that such information is considered, by certain investors, to be an additional basis on which to evaluate our ability to pay interest, repay debt, and make capital expenditures. Excluded from EBITDA are interest expense, income taxes, depreciation and amortization expense, each of which can significantly affect our results of operations and liquidity and should be considered in evaluating our financial performance. EBITDA is not a measure of performance under generally accepted accounting principles in the United States. Moreover, EBITDA is not a standardized measure and may be calculated in a number of ways.

     The following table reconciles Old Telex's income (loss) before the cumulative effect of an accounting change to EBITDA:

                                                                                                     UNAUDITED
                                            NINE                                                    NINE MONTHS
                                           MONTHS                                                      ENDED
                                           ENDED          FISCAL YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                          DEC. 31,   -----------------------------------------   -----------------
                                            1998       1999       2000       2001       2002      2002      2003
                                          --------   --------   --------   ---------   -------   -------   -------
                                                              (DOLLARS IN THOUSANDS)
     (Loss) income before cumulative
       effect of accounting change......  $(5,052)   $(22,420)  $(17,981)  $  60,990   $  (218)  $   149   $(5,193)
     Income taxes.......................    1,222       4,064      2,175       2,685     2,618     2,656     3,034
     Interest expense...................   27,328      36,689     38,374      38,173    26,563    19,272    22,152
     Other income.......................   (2,719)     (6,674)   (12,399)     (1,111)   (2,727)   (1,305)     (523)
     Gain on early extinguishment of
       debt.............................       --          --         --    (115,897)       --        --        --
     Depreciation and amortization......    8,900      22,021     13,455      11,160     6,480     5,022     4,646
                                          -------    --------   --------   ---------   -------   -------   -------
       EBITDA...........................  $29,679    $ 33,680   $ 23,624   $  (4,000)  $32,716   $25,794   $24,116
                                          =======    ========   ========   =========   =======   =======   =======

(e) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges for this purpose include interest expense, capitalized interest, amortization of deferred financing costs and one-third of operating lease payments, which are deemed to be representative of the interest factor. Earnings for the nine months ended December 31, 1998, for the fiscal years ended December 31, 1999 and 2000 and for the nine months ended September 30, 2003 were inadequate to cover fixed charges by $3.8 million, $18.4 million, $15.8 million and $2.2 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     All historical financial data contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations was derived from the financial statements of Old Telex, our predecessor and indirect parent. These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States. The following discussion should be read in conjunction with "Risk Factors -- Risks Related to Our Business" and the Consolidated Financial Statements and related notes contained elsewhere in this prospectus.

OVERVIEW

     We are a leader in the design, manufacture and marketing of loudspeaker systems, wired and wireless intercom systems, mixing consoles, digital audio duplication products, amplifiers, wired and wireless microphones and other related products that are primarily sold to commercial, professional and industrial customers. We have two business segments: Professional Audio and Audio and Wireless Technology. We provide high value-added communications products designed to meet the specific needs of customers in commercial, professional, and industrial markets. Financial information for our two business segments for the periods ended September 30, 2003 and 2002 and for the years ended December 31, 2002, 2001 and 2000, is set forth in either Note 10 or Note 12 to our consolidated financial statements included elsewhere in this prospectus.

     Approximately 50% of our sales are made internationally, in over 80 countries. We conduct our foreign sales through our foreign subsidiaries in Germany, the United Kingdom, Japan, Hong Kong, Australia, Singapore, and France, and we export products from our manufacturing locations in the United States, Germany, the United Kingdom and Mexico for sales through our independent distributors and dealers in other countries.

     Overall, our business is not subject to significant seasonal fluctuations. We do not believe that inflation has had a material impact on our financial position or results of operations during the past three years. We have generally been able to effect price increases equal to any inflationary increase in costs.

     We maintain assets and/or operations in a number of foreign jurisdictions, the most significant of which are Germany, the United Kingdom, Japan, Singapore, and Hong Kong. In addition, we conduct business in local currency in many countries, the most significant of which are Germany, the United Kingdom, Japan, Hong Kong, Singapore, Canada, Australia, and France. Exposure to U.S. dollar/Euro and U.S. dollar/British pound exchange rate volatility is mitigated to some extent by our ability to satisfy our production needs from existing manufacturing capacity in Germany and Great Britain, and the exposure to U.S. dollar/Japanese yen exchange rate volatility is to some extent mitigated by sourcing products denominated in yen from Japan or through contractual provisions in sales agreements with certain customers. Nevertheless, we have a direct and continuing exposure to both positive and negative foreign currency movements.

     We report foreign exchange gains or losses on transactions as part of other (income) expense. Gains and losses on translation of foreign currency denominated balance sheets are classified as currency translation adjustments and are included in "accumulated other comprehensive loss" as part of shareholders' deficit.

CRITICAL ACCOUNTING POLICIES

     The preparation of financial statements requires us to make estimates and judgments, which we evaluate on an ongoing basis, that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe are reasonable. Accordingly, actual results may differ from these estimates under different assumptions or conditions.

     We have identified several accounting policies, discussed below, that are critical to our business operations and the understanding of our results of operations. For further discussion of accounting policies, see Note 1 to our Consolidated Financial Statements included elsewhere in this registration statement.

     Revenue Recognition. We recognize revenue from product sales at the time of shipment and passage of title. We also offer customers certain rights to return products. We continuously monitor and track such product returns and record a provision for the estimated amount of such future returns, based on historical experience and any notification we receive of pending returns. While such returns have historically been within our expectations and provisions established, we cannot guarantee that our historical experience will continue.

     Allowance for Doubtful Accounts. We perform ongoing credit evaluations of our customers and consider adjustments to credit limits based upon payment history and the customer's current creditworthiness. We continuously monitor collections from customers and maintain a provision for estimated credit losses based on historical experience and any specifically identified collection issues. However, we cannot guarantee that we can accurately predict the future creditworthiness of our customers and, accordingly, accurately estimate credit losses on our accounts receivable.

     Inventories. Inventories are valued at lower of cost or market. We regularly review inventory quantities on hand and record a provision, charged to cost of sales, for excess and obsolete inventory based primarily on estimated demand for product and for production requirements, generally for the next 12 to 24 months. Demand for certain of our products can fluctuate significantly. In addition, some of our products are affected by rapid technological change, frequent new product development and rapid product obsolescence that could result in an increase in the amount of excess and obsolete inventory quantities on hand. Additionally, our estimates of future product demand may prove to be inaccurate. In that case, our provision for excess and obsolete inventory would be misstated. Therefore, any unanticipated decline in future demand or technological developments could have a significant impact on the value of our inventory and reported operating results.

     Determination of Functional Currencies for the Purpose of Consolidation. We have several foreign subsidiaries for which the local currency is the functional currency. These subsidiaries accounted for approximately 44% of our consolidated net sales for the nine months ended September 30, 2003 and 61% of our consolidated assets and 21% of our consolidated liabilities at September 30, 2003.

     Under the relevant accounting standards, we have determined the functional currency to be the local currency for all of our international subsidiaries. In preparing our Consolidated Financial Statements, we are required to translate the foreign subsidiaries' accounting records and financial statements from their respective local currencies into United States dollars. This process results in translation gains and losses that are included in shareholders' deficit as a component of "accumulated other comprehensive loss." The magnitude of the translation gains and losses is dependent upon the movement in the exchange rates of the foreign currencies of our subsidiaries against the United States dollar. The foreign currencies of our subsidiaries for which the local currency is the functional currency include the Euro, the Great Britain pound, the Japanese yen, the Australian dollar, the Singapore dollar, and the Hong Kong dollar. Any future translation gains or losses could be higher than those recorded in prior years because of the unpredictability of the movement in exchange rates.

     If we disposed of a foreign subsidiary, any cumulative translation adjustment would be recognized in the statement of operations.

     Valuation of Goodwill. We have business unit level goodwill that we amortized until December 31, 2001. Effective with the beginning of 2002, we adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142), and stopped amortizing our goodwill. We performed an initial impairment review of our goodwill that was completed in the fourth quarter of 2002. The review resulted in an impairment loss of $29.9 million that has been accounted for as a cumulative effect of change in accounting in accordance with SFAS 142. We perform annual impairment reviews at the beginning of our fourth quarter. The annual review for 2002 did not indicate any additional goodwill impairment.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the percentage relationship of certain items in our consolidated statements of operations to net sales.

                                                        PERCENTAGE OF NET SALES
                                                 -------------------------------------
                                                                          NINE MONTHS
                                                   FISCAL YEAR ENDED         ENDED
                                                     DECEMBER 31,        SEPTEMBER 30,
                                                 ---------------------   -------------
                                                 2000    2001    2002    2002    2003
                                                 -----   -----   -----   -----   -----
NET SALES:
  Professional Audio...........................   64.6%   69.2%   75.6%   75.2%   77.9%
  Audio and Wireless Technology................   35.4    30.8    24.4    24.8    22.1
                                                 -----   -----   -----   -----   -----
     Total net sales...........................  100.0   100.0   100.0   100.0   100.0
     Total gross profit........................   37.9    34.9    41.5    41.7    42.0
Operating expenses.............................   34.8    40.3    31.7    31.4    32.2
                                                 -----   -----   -----   -----   -----
     Operating income (loss)...................    3.1    (5.4)    9.8    10.3     9.8
                                                 =====   =====   =====   =====   =====
(Loss) income before cumulative effect of a
  change in accounting.........................   (5.5)   21.4    (0.1)    0.1    (2.6)
                                                 =====   =====   =====   =====   =====
Cumulative effect of change in accounting......     --      --   (11.2)  (14.8)     --
                                                 =====   =====   =====   =====   =====
     Net (loss) income.........................   (5.5)   21.4   (11.3)  (14.7)   (2.6)
                                                 =====   =====   =====   =====   =====

  NINE MONTHS ENDED SEPTEMBER 30, 2003 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2002

     Net Sales. Net sales decreased $2.7 million, or 1.3%, from $202.0 million for the nine months ended September 30, 2002 to $199.3 million for the nine months ended September 30, 2003. Our net sales strengthened in the second and third quarters of 2003 compared to the second and third quarters of 2002 as the U.S. professional audio marketplace experienced higher spending and increased concert tour activity and the Asian marketplaces experienced higher sales in the third quarter. Net sales in the Professional Audio segment increased slightly from the nine-month comparable period due to higher sales of our speaker and electronics product lines which were offset by lower sales of our microphone products while sales in the Audio and Wireless Technology segment declined significantly due to the discontinuance of sales of computer audio products, which we discontinued in the second quarter of 2003, and hearing instrument products, which we discontinued in the first quarter of 2002, and continued sluggishness in the education and military/aviation markets. Our net sales, excluding the impact of discontinued products, increased approximately 6.4% for the nine months ended September 30, 2003 compared to the nine months ended September 30, 2002.

     Net sales in the Professional Audio segment increased $3.3 million, or 2.2%, from $151.9 million for the nine months ended September 30, 2002 to $155.2 million for the nine months ended September 30, 2003. Higher sales of our speaker and electronics product lines were offset by lower sales of our microphone products. U.S. net sales increased starting with the second quarter of 2003 and remained steady in the third quarter as the professional audio marketplace rebounded from a slow economic cycle in the first quarter of 2003. Increased capital spending and more concert tour activity have resulted in higher net sales. We have also experienced higher sales in Asia in the third quarter as issues associated with the 2003 SARS epidemic subsided.

     Net sales in the Audio and Wireless Technology segment decreased $6.0 million, or 12.0%, from $50.1 million for the nine months ended September 30, 2002 to $44.1 million for the nine months ended September 30, 2003. Net sales, excluding sales of computer audio products in both periods and discontinued hearing instrument products in the nine months ended September 30, 2002, decreased approximately 7%. The decline in net sales is attributed primarily to lower sales of products to the education and military/aviation markets, in part due to decreased government spending and sluggishness in the airline industry.

     Gross Profit. Gross profit decreased $0.4 million, or 0.5%, from $84.2 million for the nine months ended September 30, 2002 to $83.8 million for the nine months ended September 30, 2003. The gross margin rate increased to 42.0% for the nine months ended September 30, 2003 compared to 41.7% for the nine months ended September 30, 2002. Included in the nine-month period ended September 30, 2003 are impairment charges for inventories and fixed assets, totaling $1.4 million, associated with exiting the computer audio product line. Excluding these charges, as a percentage of net sales, the gross margin rate increased to 42.7% for the nine months ended September 30, 2003. The increase in the gross margin rate for 2003 from the corresponding period in 2002 is attributed primarily to improved manufacturing efficiencies and lower operating costs resulting from restructuring measures implemented in 2001 and 2002.

     The gross margin rate for the Professional Audio segment increased from 41.1% for the nine months ended September 30, 2002 to 43.4% for the nine months ended September 30, 2003. The increase in the gross margin rate for 2003 from the corresponding period in 2002 is attributed primarily to the continued benefits of restructuring measures implemented in 2001 and 2002 and to increased sales of high-margin products.

     The gross margin rate for the Audio and Wireless Technology segment decreased from 43.4% for the nine months ended September 30, 2002 to 37.3% for the nine months ended September 30, 2003. The gross margin rate, excluding the impairment charges discussed above, was 40.6% for the nine months ended September 30, 2003. The decrease in the gross margin rate for 2003 from the corresponding period in 2002 is attributed primarily to lower sales of high-margin products and to manufacturing inefficiencies.

     Engineering. Engineering expenses increased $1.4 million, or 15.8%, from $9.1 million for the nine months ended September 30, 2002 to $10.5 million for the nine months ended September 30, 2003. The increase in spending for the nine-month period in 2003 from the corresponding period in 2002 is attributed primarily to spending associated with new product development in the Professional Audio segment. New products associated with increased spending have been introduced in the nine months of 2003 and additional new products are expected to be introduced in the fourth quarter of 2003 and the first quarter of 2004.

     Selling, General and Administrative. Selling, general and administrative expenses increased $2.4 million, or 4.6%, from $53.7 million for the nine months ended September 30, 2002 to $56.1 million for the nine months ended September 30, 2003. The increase in expenses in 2003 is attributed mainly to recording an accrual for legal settlements and higher international selling and marketing costs offset by lower general and administrative expenses. International selling, general and administrative expenses increased in the 2003 period compared to the corresponding 2002 period mainly from strengthening foreign currencies compared to the U.S. dollar. We implemented cost controls as a result of the slowdown in our sales in the first three months of 2003 and the selling, general and administrative expenses, as a percentage of net sales, have declined for periods after the three months ended March 31, 2003. We expect these expenses for the fourth quarter of 2003 to remain relatively flat with the third quarter amounts.

     Corporate Charges. There were no corporate charges in the nine months ended September 30, 2003. Corporate charges of $0.5 million were recorded for the nine months ended September 30, 2002. The charges represented fees incurred for consulting and management services provided by Greenwich Street Capital Partners, Inc. under a consulting and management services agreement that expired in May 2002.

     Amortization of Other Intangibles. We recorded amortization expense related to identifiable intangible assets having definite lives of approximately $30,000 and $90,000 for the nine months ended September 30, 2003 and 2002, respectively.

     Pension Curtailment Gain. We recorded a pension curtailment gain of $2.4 million in the nine months ended September 30, 2003 resulting from our decision to freeze future pension plan benefits effective June 30, 2003. Our decision resulted in recognition of previously unrecognized prior service benefits in accordance with SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" (SFAS 88).

     Interest Expense. Interest expense increased from $19.3 million for the nine months ended September 30, 2002 to $22.2 million for the nine months ended September 30, 2003. Included in interest expense is $15.9 million and $12.3 million of pay-in-kind interest expense for the nine months ended September 30, 2003 and 2002, respectively. Interest expense increased primarily because of the higher pay-in-kind interest expense that offset the benefits of lower average outstanding indebtedness and lower average interest rates on non-pay-in-kind debt.

     Other Income. Other income of $0.5 million for the nine months ended September 30, 2003 is principally from the gain on sale of production assets related to shutdown of certain manufacturing facilities and from amortization of deferred revenue for a patent fee, trademark license fee and non-compete agreement associated with the 2002 sale of hearing instrument product lines. Other income of $1.3 million for the nine months ended September 30, 2002 is principally from the sale of $2.1 million of assets related to the hearing instrument product lines.

     Income Taxes. Our effective tax rate for the nine months ended September 30, 2003 and 2002, respectively, is not meaningful because a tax benefit has not been recorded on the pretax loss in the United States. The tax provision recorded relates only to the countries in which we are profitable. Income tax expense increased in 2003 compared to 2002, as foreign subsidiary taxable income in higher tax-rate countries has increased.

     As of September 30, 2003, we have a reserve of $4.2 million included in income taxes payable for tax liability, penalties, and accrued interest (as of the settlement date) related to a dispute for taxable years 1990 through 1995. We have agreed with the Internal Revenue Service on the final amount of the tax liability to be paid and have been making monthly payments.

     At September 30, 2003, we have $21.7 million of net operating loss carryforwards. The U.S. net operating loss carryforward is $20.9 million, of which $0.5 million expires in 2021, $16.0 million expires in 2022 and $4.4 million expires in 2023. We have established a net deferred tax valuation allowance of $18.6 million due to the uncertainty of the realization of future tax benefits. This amount relates primarily to the U.S. deferred tax assets as our realization of the future tax benefits related to the deferred tax asset is dependent on our ability to generate taxable income within the net operating loss carryforward period. We have considered this factor in reaching our conclusion as to the adequacy of the valuation allowance for financial reporting purposes.

     Cumulative Effect of a Change in Accounting. We recorded a charge of $29.9 million in 2002 related to the impairment of goodwill related to our Professional Audio business segment in accordance with the guidance in SFAS 142.

  FISCAL 2002 COMPARED TO FISCAL 2001

     Net Sales. Our net sales decreased 6.3%, or $18.0 million, from $284.5 million in 2001 to $266.5 million in 2002. Sales in our Professional Audio segment increased slightly in 2002 while sales in our Audio and Wireless Technology segment declined. The overall decline is attributable primarily to lower sales of hearing instruments products, a business that we exited in the first quarter of 2002, and to continued sluggishness in the computer and telecommunications industries.

     Net sales in our Professional Audio segment increased $4.7 million, or 2.4%, from $196.8 million in 2001 to $201.5 million in 2002. The increase is attributable primarily to new product sales and higher sales of electronics products that offset a slight decline in sales of our speakers and microphone products.

     Net sales for our Audio and Wireless Technology segment decreased $22.7 million, or 25.9%, from $87.7 million in 2001 to $65.0 million in 2002. Net sales, excluding sales of discontinued hearing instruments products in both periods, decreased approximately 17%. The decline, after excluding the hearing instruments products, is attributable primarily to the slowdown in the computer and telecommunications industries.

     Gross Profit. Our gross profit increased $11.3 million, or 11.3%, from $99.4 million in 2001 to $110.7 million in 2002. As a percentage of sales, the gross margin rate of 41.5% for 2002 increased from 34.9% for 2001. Gross profit for 2001 included charges for impaired inventories, resulting primarily from the significant slowdown of sales in 2001 and to our effort to better manage inventories and manufacturing operations through SKU reductions. Excluding these charges, the gross margin rate for 2001 was 37.4%. The increase in the gross margin rate for 2002 over 2001, excluding the charges, is attributable mainly to improved manufacturing efficiencies and lower operating costs resulting from restructuring measures implemented in 2001 and continuing into 2002.

     The gross margin rate for our Professional Audio segment increased from 33.9% for 2001 to 41.5% for 2002. The gross margin rate for 2001, excluding the charges for impaired inventories, was 36.1%. The increase in the gross margin rate for 2002 over 2001, excluding the impairment charges, is attributable primarily to improved manufacturing efficiencies as a result of restructuring measures implemented in 2001 and continuing into 2002.

     The gross margin rate for our Audio and Wireless Technology segment increased from 37.3% in 2001 to 41.7% for 2002. The gross margin rate for 2001, excluding charges for impaired inventories, was 40.5%. The increase in the gross margin rate for 2002 over the 2001 period is attributable primarily to a favorable product mix and improved manufacturing efficiencies.

     Engineering. Our engineering expenses decreased $0.3 million, or 2.4%, from $12.7 million in 2001 to $12.4 million in 2002. The decrease is attributable primarily to the benefit from continued consolidation and streamlining of our engineering operations that occurred in 2001 and to tighter spending controls we implemented due to our sales slowdown.

     Selling, General and Administrative. Selling, general and administrative expenses decreased $15.6 million, or 18.0%, from $86.5 million in 2001 to $70.9 million in 2002. Our 2001 expenses included a charge of $2.8 million for bad debts we believed were potentially uncollectible and $3.3 million in professional fees incurred in connection with modifications to our existing debt and with obtaining additional debt. Excluding the previously mentioned expenses, selling, general and administrative expenses decreased $9.5 million in 2002 compared to 2001. The decrease is primarily attributed to spending controls we implemented because of the slowdown in sales, lower incentive compensation expense and lower compensation costs resulting from the restructuring measures implemented in 2001 and continuing into 2002.

     Corporate Charges. Corporate charges of $0.5 million for 2002 decreased from $1.7 million for 2001. The charges represent fees to Greenwich Street Capital Partners, Inc. for services provided under a consulting and management services agreement. This agreement expired in May 2002 and we have no current plans to renew the arrangement.

     Amortization of Goodwill and Other Intangibles. In connection with the adoption of SFAS 142 we discontinued amortization of goodwill in 2002 compared to amortization expense of $2.0 million in 2001. Amortization of intangible assets having definite lives was $0.1 million for each of 2002 and 2001.

     Restructuring Charges. We recorded a pre-tax restructuring charge of $0.5 million in 2002 related to the costs of settlement and curtailment of our pension obligations in accordance with SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" (SFAS 88). In 2002 lump sum cash payments were made to former employees whose positions were terminated as part of the restructuring measures announced in 2001. The payments resulted in a partial settlement under SFAS 88 in 2002. The resulting charge could not be estimated as a cost in 2001 because the number of participants taking lump sum settlements could not be measured.

     We recorded a pre-tax restructuring charge of $11.5 million in 2001 attributed to the consolidation of certain U.S. manufacturing operations, to the restructuring of our operations in Hong Kong, Canada, and Mexico, and to the discontinuation of our hearing aid products. The restructurings resulted in a reduction of approximately 450 employees, primarily in manufacturing and distribution, with all employees terminated as of December 31, 2002. The restructuring charges included $7.4 million of non-cash charges associated with the writedown of fixed assets and $4.1 million of expected cash expenditures, primarily for severance costs, of which $4.0 million had been paid as of December 31, 2002 and the remaining $0.1 million was paid in the first half of 2003.

     Interest Expense. Interest expense decreased from $38.2 million in 2001 to $26.6 million in 2002. Interest expense decreased primarily because of lower outstanding average indebtedness resulting from the debt restructuring completed in November 2001 and payments on Old Telex's existing senior secured revolving credit facility and term loans, offset by increased interest on our pay-in-kind debt instruments. Interest expense includes $17.0 million and $4.3 million of pay-in-kind interest expense for 2002 and 2001, respectively.

     Other Income. Other income increased from $1.2 million in 2001 to $2.7 million in 2002. The significant components of other income in 2002 were a gain of $0.9 million from the sale of the hearing instrument product lines, $0.4 million of income from amortization of deferred revenue for a patent fee, trademark license fee and non-compete agreement associated with the sale of hearing instrument product lines and a gain of $1.3 million from the sale of production assets related to the shutdown of certain manufacturing facilities. The significant components of other income in 2001 were $0.8 million from the sale of branding rights, a $0.3 million gain on foreign exchange and $0.3 million of royalty income offset by a $0.2 million loss on the sale of certain assets.

     Gain on Early Extinguishment of Debt. Net income in 2001 included a gain on early extinguishment of debt. On November 21, 2001 we completed a debt restructuring, pursuant to which $224.5 million, or 99.8%, of the total of our 10 1/2% and 11% senior subordinated discount notes were exchanged for Senior Subordinated Discount Notes due 2006 (obligations of Old Telex) at a deemed issue price of $56.1 million, 5.0 million shares of Series B preferred stock, and warrants to purchase 1.7 million shares of common stock. As part of the debt restructuring, we recorded $115.9 million of gain in the statement of operations. An additional gain of $52.7 million resulting from senior subordinated discount notes exchanged by related parties was recorded as contributed capital in the statement of shareholders' deficit.

     Income Taxes. Our effective tax rate for the years 2002 and 2001 is not meaningful because a tax benefit has not been recorded on the pretax loss in the United States. The tax provision recorded relates only to the countries in which we are profitable. Income tax expense remained relatively unchanged in 2002 compared to 2001, as our foreign subsidiary taxable income increased, which increase was offset by a U.S. tax benefit related to prior periods.

     We did not recognize any taxable income on the gain on early extinguishment of debt related to the debt restructuring completed on November 21, 2001 due to certain provisions of the United States Internal Revenue Code for taxpayers deemed insolvent. Those same provisions also provide that any taxpayer not recognizing taxable income due to this insolvency provision will reduce all tax attributes, as defined under the Internal Revenue Code, to the extent of the unrecognized gain. Our portion of net operating loss carryforwards in 2001 that were generated in the United States is the only tax attribute to which this provision is applicable. As of December 31, 2001, we had a deferred tax asset related to net operating losses of $32.2 million, of which $31.0 million is related to the net operating losses generated in the United States and $1.2 million is related to the net operating losses generated by foreign subsidiaries. Therefore, on January 1, 2002, we eliminated the $31.0 million of the deferred tax asset related to the net operating losses in the United States and also reduced our valuation allowance accordingly.

     Cumulative Effect of a Change in Accounting. We recorded a charge of $29.9 million in 2002 related to the impairment of our Professional Audio segment goodwill as a cumulative effect of a change in accounting in accordance with the guidance in SFAS 142.

  FISCAL 2001 COMPARED TO FISCAL 2000

     Net Sales. Our net sales decreased 13.5%, or $44.4 million, from $328.9 million in 2000 to $284.5 million in 2001. Sales in both our Professional Audio and Audio and Wireless Technology segments declined. The decline is attributable primarily to the slowdown in the economy compounded by a precipitous decline in the second half of 2001.

     Net sales in our Professional Audio segment declined $15.8 million, or 7.4%, from $212.6 million in 2000 to $196.8 million in 2001. The decline is attributable primarily to the slowdown in the economy.

     Net sales for our Audio and Wireless Technology segment decreased $28.6 million, or 24.6%, from $116.3 million in 2000 to $87.7 million in 2001. The decline in net sales is attributable primarily to the slowdown in the economy, which had a significant impact on the sales of our communication products, and to the decline in sales of the hearing aid products due to our plans to discontinue the product line.

     Gross Profit. Our gross profit decreased $25.4 million, or 20.4%, from $124.8 million in 2000 to $99.4 million in 2001. As a percentage of sales, the gross margin rate of 34.9% for 2001 decreased from 37.9% for 2000. The decrease in the gross margin rate for 2001 is attributable mainly to lower manufacturing plant capacity utilization due to lower sales, write-offs for excess and obsolete inventories due to lower sales, and startup inefficiencies of a new manufacturing plant.

     The gross margin rate for our Professional Audio segment declined from 38.6% for 2000 to 33.9% for 2001. The decline is attributable primarily to manufacturing inefficiencies during startup of a new manufacturing facility and to the write-off of excess and obsolete inventories.

     The gross margin rate for our Audio and Wireless Technology segment increased from 36.8% in 2000 to 37.3% for 2001. The increase is attributable primarily to a favorable product mix.

     Engineering. Our engineering expenses decreased $1.4 million, or 9.9%, from $14.1 million in 2000 to $12.7 million in 2001. The decrease is attributable primarily to the spending restraints we implemented due to the slowdown in sales.

     Selling, General and Administrative. Selling, general and administrative expenses decreased $1.3 million, or 1.5%, from $87.8 million in 2000 to $86.5 million in 2001. Both years contained certain unusual charges described below. Excluding those charges, selling, general and administrative expenses decreased $3.6 million in 2001 due to lower incentive compensation, spending restraints, and the benefits of restructuring.

     Selling, general and administrative expenses for 2001 included a special charge of $2.8 million for an additional provision for bad debts based on our assessment that collectibility from a number of customers was doubtful. Selling, general and administrative expense for 2000 included a $0.4 million charge attributed to the cost related to a lawsuit filed by our former distributor in France.

     Corporate Charges. Corporate charges of $1.7 million for 2001 remained unchanged from 2000. The charges represent fees to Greenwich Street Capital Partners, Inc. for services provided under a consulting and management services agreement.

     Amortization of Goodwill and Other Intangibles. Amortization of goodwill and other intangibles of $2.2 million for 2001 remained relatively unchanged from 2000.

     Restructuring Charges. We recorded a pre-tax restructuring charge of $11.5 million in 2001 attributed to the consolidation of certain U.S. manufacturing operations, to the restructuring of our operations in Hong Kong, Canada, and Mexico, and to the discontinuation of our hearing aid products. The restructurings resulted in a reduction of approximately 450 employees, primarily in manufacturing and distribution, with approximately 210 employees terminated by December 31, 2001. The restructuring charges included $7.4 million of non-cash charges associated with the writedown of fixed assets and $4.1 million of expected cash expenditures, primarily for severance costs, of which $1.1 million had been paid as of December 31, 2001 and the remaining $3.0 million was to be paid during 2002 and 2003.

     Interest Expense. Interest expense decreased from $38.4 million in 2000 to $38.2 million in 2001. The decrease in interest expense is attributed to lower outstanding average indebtedness offset partially by higher average interest rates.

     Other Income. Other income decreased from $12.4 million in 2000 to $1.2 million in 2001. The significant components of other income in 2001 were $0.8 million from the sale of branding rights, a $0.3 million gain on foreign exchange, $0.3 million of royalty income, and a $0.2 million loss from the sale of certain assets. The significant components of other income in 2000 were $6.5 million of income attributed to the restructuring of a license agreement to provide for a one-time, up-front fee in lieu of future royalties, offset by $0.2 million of related expenses, interest income of $2.2 million associated with an arbitration ruling related to a dispute arising out of our 1996 purchase of the audio products group from Mark IV Industries, Inc., a

$1.0 million gain on the sale of a trademark, $2.1 million of proceeds from an insurance settlement related to a lawsuit filed by our former CEO, a $0.2 million gain from the sale of our former corporate headquarters, and a $0.3 million gain on foreign exchange.

     Gain on Early Extinguishment of Debt. On November 21, 2001 we completed a debt restructuring, pursuant to which $224.5 million, or 99.8%, of the total of our 10 1/2% and 11% senior subordinated discount notes were exchanged for Senior Subordinated Discount Notes due 2006 (obligations of Old Telex) at a deemed issue price of $56.1 million, 5.0 million shares of Series B preferred stock, and warrants to purchase 1.67 million shares of common stock. As part of the debt restructuring, we recorded $115.9 million of extraordinary gain in the statement of operations. An additional gain of $52.7 million resulting from senior subordinated discount notes exchanged by related parties was recorded as contributed capital in the statement of shareholders' deficit.

     Income Taxes. Our effective tax rate for the years 2001 and 2000 is not meaningful because a tax benefit has not been recorded on the pretax loss in the United States. The tax provision recorded relates only to the countries in which we are profitable. Income tax expense increased in 2001 compared to 2000, as a result of increases in our foreign subsidiary taxable income and foreign tax rates applied to this taxable income.

     We did not recognize any taxable income on the gain on early extinguishment of debt related to the debt restructuring completed on November 21, 2001 due to certain provisions of the United States Internal Revenue Code for taxpayers deemed insolvent. Those same provisions also provide that any taxpayer not recognizing taxable income due to this insolvency provision will reduce all tax attributes, as defined under the Internal Revenue Code, to the extent of the unrecognized gain. Our portion of net operating loss carryforwards in 2001 that were generated in the United States is the only tax attribute to which this provision is applicable. As of December 31, 2001, we had a deferred tax asset related to net operating losses of $32.2 million, of which $31.0 million was related to the net operating losses generated in the United States and $1.2 million was related to the net operating losses generated by foreign subsidiaries.

LIQUIDITY AND CAPITAL RESOURCES

     Our cash and cash equivalents of $3.5 million at September 30, 2003 was substantially the same as our balance of $3.4 million at December 31, 2002. Our cash provided from operations of $10.8 million and $1.2 million generated from the sale of idle production assets was offset by $7.9 million of net cash used for debt service and $4.4 million for capital expenditures for the nine months ended September 30, 2003. For the nine months ended September 30, 2002 our cash and cash equivalents increased $2.4 million to $5.4 million from $3.0 million at December 31, 2001. Our cash provided from operations of $11.9 million was offset by $8.4 million for debt service and $3.7 million for capital expenditures.

     Operating Activities. Our net cash provided by operating activities was $10.8 million for the nine months ended September 30, 2003 compared to $11.9 million for the nine months ended September 30, 2002. The $1.1 million decrease is mainly due to lower operating profit generated by our businesses in the nine months ended September 30, 2003 compared to the same period in 2002. In 2003, net cash provided by operating activities comprised a net loss of $5.2 million adjusted for non-cash items of $19.4 million and net cash used for changes in operating assets and liabilities of $3.4 million. Included in the non-cash items were $22.1 million of charges that increased our net loss, consisting mainly of pay-in-kind interest charges, depreciation and amortization and amortization of finance charges. Also included in such non-cash items were $2.7 million of amounts that generated income mainly from a pension plan curtailment gain and gain on the sale of assets. Changes in net cash used for operating assets and liabilities were mainly due to increases in accounts receivable, income tax payments and payments associated with the restructuring activities, which were completed in November 2003.

     Our accounts receivable of $48.5 million as of September 30, 2003 increased $3.9 million from $44.6 million at December 31, 2002. Excluding the impact of foreign currencies exchange rate movements, our accounts receivable increased $2.1 million from December 31, 2002. The increase is primarily a result of higher receivables at our U.S. and German operations resulting from higher sales activity in the third quarter of 2003 compared to the sales activity in the fourth quarter of 2002.

     Our inventories of $48.5 million as of September 30, 2003 increased $0.8 million from $47.7 million at December 31, 2002. Excluding the impact of foreign currencies exchange rate movements, our inventories decreased $1.3 million from December 31, 2002. We expect to continue to reduce our investment in finished goods inventories and anticipate future overall inventory levels will decline.

     Our net cash provided by operating activities was $11.9 million for the nine months ended September 30, 2002. In 2002, net cash provided by operating activities comprised a net loss of $29.7 million adjusted for non-cash items of $47.7 million and net cash used for changes in operating assets and liabilities of $6.1 million. Included in the non-cash items was $48.7 million of charges that increased our net loss, consisting mainly of the impairment of goodwill from the initial adoption of SFAS 142, pay-in-kind interest charges, depreciation and amortization and amortization of finance charges. Also included in such non-cash items was $1.0 million from gain on the sale of assets. Changes in net cash used for operating assets and liabilities were due mainly to increases in accounts receivable.

     Investing Activities. Our investing activities consist mainly of capital expenditures to maintain facilities, acquire machinery and tooling, update certain manufacturing processes, update information systems and improve efficiency. Our net cash used for investing activities was $3.1 million for the nine months ended September 30, 2002 compared to $1.3 million for the nine months ended September 30, 2002. Cash was used during each period primarily for capital expenditures, which amounted to $4.4 million and $3.7 million in the nine months ended September 30, 2003 and 2002, respectively. Capital expenditures in 2003 related primarily to information technology investments. This was partially offset by the receipt of $1.2 million in proceeds from the sale of idle production assets. Capital expenditures in 2002 were largely for machinery and equipment for our German manufacturing facility. Our capital expenditures for the twelve months ended December 31, 2003 were approximately $6.0 million.

     Financing Activities. Net cash used in financing activities was $7.9 million and $8.4 million for the nine months ended September 30, 2003 and 2002, respectively. During the 2003 period, we paid principal payments of $9.0 million on our long-term debt offset by borrowings of $1.1 million from our revolving credit facilities. In 2002 we made principal payments of $7.6 million on our long-term debt and we repaid $1.8 million against our revolving credit facilities. In 2002 we incurred $1.2 million in additional long-term debt mainly for equipment purchased for our German manufacturing facility.

     Indebtedness. Our consolidated indebtedness increased $8.6 million from $175.8 million at December 31, 2002 to $184.4 million at September 30, 2003. The increase is attributed mainly to Old Telex's Senior Secured Notes due 2004 and the Senior Subordinated Discount Notes due 2006, on which interest expense accrues as additional indebtedness, and to increases in borrowings under our revolving credit facilities. Old Telex's Senior Secured Notes due 2004 accreted by $8.4 million and the Senior Subordinated Discount Notes due 2006 accreted by $7.5 million, adding $15.9 million to our indebtedness since December 31, 2002. Offsetting the additional indebtedness were required loan payments, totaling $9.0 million, made under our term loan facility and other existing loans. The effective interest rate under these credit facilities for the nine months ended September 30, 2003 was 6.9%.

     In November 2003 we completed a restructuring of our debt. We issued the Existing Notes and used substantially all of the proceeds to repay existing indebtedness. See "Capitalization" and "Use of Proceeds".

     In conjunction with the restructuring we established a $15.0 million senior secured credit facility, subject to certain borrowing base limitations. The credit facility is secured by substantially all of our and our domestic subsidiaries' current and future assets, and a pledge of 65% of the voting stock and 100% of the non-voting stock of our first-tier foreign subsidiaries. The credit facility includes a minimum EBITDA financial covenant. The credit facility was undrawn at the closing of the restructuring. In addition, we have foreign working capital lines (with on demand repayment provisions), subject to certain limitations, of $11.0 million. In certain instances the foreign working capital lines are secured by a lien on foreign real property, leaseholds, accounts receivable and inventory or are guaranteed by another subsidiary.

     Pension Benefit Costs. We will record a normal pension income of approximately $0.1 million in 2003 primarily due to the decision to freeze future pension plan benefits effective June 30, 2003. We were not required to make an employer contribution to our pension plan in 2002 for the 2001 plan year. As of September 30, 2003 we have made employer contributions to the pension plan of approximately $1.6 million and we will be making contributions of approximately $1.4 million in the next 12 months for the 2003 and 2004 plan years.

     Future Cash Needs. Our primary future cash needs will be to fund working capital, capital expenditures and debt service obligations. We believe that our existing cash and cash flows from operations will be sufficient to meet our future cash needs. If we do not generate sufficient cash from operations to meet our cash needs, we may need to incur additional debt through borrowing under our new senior secured credit facility or otherwise. Our ability to fund working capital, capital expenditures and debt service will depend on our ability to generate cash in the future, which is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond our control. Our senior secured credit facility and the indenture governing our notes impose, and any future indebtedness may impose, various restrictions and covenants which could limit our ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business opportunities.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

  MARKET RISK

     We are exposed to various market risks, including changes in foreign currency exchange rates and interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices, such as foreign exchange and interest rates. We have entered into various financial instruments to manage this risk. The counterparties to these transactions are major financial institutions. We do not enter into derivatives or other financial instruments for trading or speculative purposes.

  EXCHANGE RATE SENSITIVITY ANALYSIS

     We enter into forward exchange contracts principally to hedge the currency fluctuations in transactions denominated in foreign currencies, thereby limiting our risk that would otherwise result from changes in exchange rates. During the nine months ended September 30, 2003, the principal transactions hedged were certain intercompany balances attributed primarily to intercompany sales. Gains and losses on forward exchange contracts and the offsetting losses and gains on the hedged transactions are reflected in the condensed consolidated statements of operations.

     At September 30, 2003, we had outstanding forward exchange contracts with a notional amount of $7.4 million and a weighted remaining maturity of 43 days.

     At September 30, 2003, the difference between the fair value of all outstanding contracts, as estimated by the amount required to enter into offsetting contracts with similar remaining maturities based on quoted prices, and the contract amounts was immaterial. A 10 percent fluctuation in exchange rates for these currencies would change the fair value by approximately $0.7 million. However, since these contracts hedge foreign currency denominated transactions, any change in the fair value of the contracts would be substantially offset by changes in the underlying value of the transaction being hedged.

  INTEREST RATE AND DEBT SENSITIVITY ANALYSIS

     For fixed rate debt, interest rate changes affect the fair market value but do not impact our earnings or cash flows. Conversely, for floating rate debt, interest rate changes generally do not affect the fair market value but do impact our future earnings and cash flows, assuming other factors are held constant.

     At September 30, 2003, we had fixed rate debt of $62.6 million, step-up, pay-in-kind interest debt of $48.3 million (redemption value of $48.8 million at September 30, 2003), and an interest-free loan of $1.0 million. Holding all other variables constant (such as foreign exchange rates and debt levels), a one-percentage point decrease in interest rates would increase the unrealized fair market value of these debts by approximately $2.2 million.

     At September 30, 2003, we had floating rate debt of $72.5 million. The earnings and cash flow impact for the next twelve months resulting from a one-percentage point increase in interest rates on this debt would be approximately $0.7 million, holding all other variables constant.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     On November 19, 2003, in connection with a restructuring of Old Telex's debt obligations, we issued $125,000,000 aggregate principal amount of our Existing Notes. The Existing Notes were not registered under the Securities Act or any applicable state securities laws and were issued in reliance upon one or more exemptions from the registration requirements under the Securities Act and pursuant to state securities law exemptions. In connection with the issuance of the Existing Notes, we agreed to complete an exchange offer for the Existing Notes. Accordingly, we are offering to exchange New Notes registered under the Securities Act of 1933, as amended, for a like aggregate principal amount of Existing Notes. You are entitled to exchange your Existing Notes for New Notes. We urge you to read the discussions under the headings "The Exchange Offer" and "The New Notes" in this prospectus for further information regarding the exchange offer and the New Notes.

     Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we believe that the New Notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the New Notes represents that:

     - it is acquiring the New Notes in the ordinary course of its business;

     - it has no arrangement or understanding with any person to participate in the distribution of the New Notes;

     - if such holder is not a broker-dealer, then such holder is not engaged in, and does not intend to engage in, a distribution of the New Notes; and

     - it is not our "affiliate", as that term is interpreted by the Securities and Exchange Commission.

     Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. Based on interpretations of the Securities and Exchange Commission, we believe that broker-dealers receiving New Notes in the exchange offer may fulfill their prospectus delivery requirements relating to New Notes with this prospectus. Under the registration rights agreement, we are required to allow broker-dealers receiving New Notes in the exchange offer and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where the New Notes were acquired by the broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. See "Plan of Distribution".

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING EXISTING NOTES

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offer), we will accept for exchange Existing Notes which are properly tendered on or prior to the expiration date of the exchange offer and not withdrawn as permitted below. The expiration date of the exchange offer shall be
5:00 p.m., New York City time, on           , 2004 unless extended by us, in our
sole discretion.

     The form and terms of the New Notes will be substantially identical to the form and terms of the Existing Notes except the New Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to be effective, a registration statement. The New Notes will evidence the same debt as the Existing Notes. The New Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Existing Notes. Consequently, both series will be treated as a single class of debt securities under that indenture. The New Notes are guaranteed, like the Existing Notes, by our restricted subsidiaries. For a description of the indenture, see "Description of Notes".

     As of the date of this prospectus, $125,000,000 aggregate principal amount of the Existing Notes is outstanding. Our obligation to accept Existing Notes for exchange pursuant to the exchange offer is subject to conditions as set forth below under "-- Conditions to the Exchange Offer".

     We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for any exchange of any Existing Notes, by giving notice of the extension to the holders of Existing Notes as described below. During any extension, all Existing Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Existing Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "-- Conditions to the Exchange Offer". We will give notice of any extension, amendment, non-acceptance or termination to the holders of the Existing Notes as promptly as practicable, the notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Existing Notes that are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the Existing Notes and the registration rights agreement.

     Holders of Existing Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer.

PROCEDURES FOR TENDERING EXISTING NOTES

     Only a holder of Existing Notes may tender such Existing Notes in the exchange offer. To tender in the exchange offer, a holder must:

     - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

     - comply with DTC's Automated Tender Offer Program procedures described below.

     In addition, either:

     - the exchange agent must receive Existing Notes along with the letter of transmittal; or

     - the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such Existing Notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

     - the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "-- Exchange Agent" prior to the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of Existing Notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or Existing Notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

     Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its Existing Notes, either:

     - make appropriate arrangements to register ownership of the Existing Notes in such owner's name; or

     - obtain a properly completed bond power from the registered holder of Existing Notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

     Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Existing Notes tendered pursuant thereto are tendered:

     - by a registered holder who has not competed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible guarantor institution.

     If the letter of transmittal is signed by a person other than the registered holder of any Existing Notes listed on the Existing Notes, such Existing Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the Existing Notes and an eligible institution must guarantee the signature on the bond power.

     If the letter of transmittal or any Existing Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the Existing Notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

     - DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering Existing Notes that are the subject of such book-entry confirmation;

     - such participant has received and agrees to be bound by the terms of the letter of transmittal, or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

     - the agreement may be enforced against such participant.

     We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered Existing Notes and withdrawal of tendered Existing Notes. Our determination will be final and binding. We reserve the absolute right to reject any Existing Notes not properly tendered or any Existing Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Existing Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Existing Notes, neither us, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of Existing Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Existing Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In all cases, we will issue New Notes for Existing Notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     - Existing Notes or a timely book-entry confirmation of such Existing Notes into the exchange agent's account at DTC; and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

     By signing the letter of transmittal, each tendering holder of Existing Notes will represent to us that, among other things:

     - any New Notes that the holder receives will be acquired in the ordinary course of its business;

     - the holder has no arrangement or understanding with any person or entity to participate in the distribution of the New Notes;

     - if the holder is not a broker-dealer, it is not engaged in and does not intend to engage in, the distribution of the New Notes;

     - if the holder is a broker-dealer, it will receive New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making or other trading activities and it will deliver a prospectus, as required by law, in connection with any resale of such New Notes; and

     - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all Existing Notes properly tendered, and will issue the New Notes promptly after acceptance of the Existing Notes. See "-- Conditions to the Exchange Offer" below. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered Existing Notes for exchange when, as and if we have given oral and written notice of acceptance to the exchange agent.

     In all cases, the issuance of New Notes for Existing Notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of all required documents described above. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Existing Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Existing Notes will be returned without expense to the tendering holder of the Existing Notes as promptly as practicable after the expiration of the exchange offer.

BOOK ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the Existing Notes at DTC for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC's system may make book-entry delivery of Existing Notes by causing DTC to transfer such Existing Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of Existing Notes who are unable to deliver confirmation of the book-entry tender of their Existing Notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their Existing Notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     Holders wishing to tender their Existing Notes but whose Existing Notes are not immediately available or who cannot deliver their Existing Notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:

     - the tender is made through an eligible institution;

     - prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery:

      - setting forth the name and address of the holder, the registered number(s) of such Existing Notes and the principal amount of Existing Notes tendered;

      - stating that the tender is being made thereby; and

      - guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile of the letter of transmittal, together with the Existing Notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and

     - the exchange agent receives such properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered Existing Notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their Existing Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL RIGHTS

     Tenders of Existing Notes may be withdrawn at any time prior to the expiration date of the exchange offer. For a withdrawal to be effective:

     - the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at the address set forth below under "-- Exchange Agent"; or

     - holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

     Any such notice of withdrawal must:

     - specify the name of the person who tendered the Existing Notes to be withdrawn;

     - identify the Existing Notes to be withdrawn, including the principal amount of such Existing Notes; and

     - where Existing Notes have been transmitted, specify the name in which such Existing Notes were registered, if different from that of the withdrawing holder.

     If Existing Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such notes, the withdrawing holder must also submit:

     - the serial numbers of the particular Existing Notes to be withdrawn; and

     - a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

     If Existing Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Existing Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, and our determination shall be final and binding on all parties. We will deem any Existing Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any Existing Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of Existing Notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such Existing Notes will be credited to an account maintained with DTC for Existing Notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Existing Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue New Notes in exchange for, any Existing Notes and may terminate or amend the exchange offer if at any time before the acceptance of the Existing Notes for exchange or the exchange of New Notes for the Existing Notes, we determine that:

     - the exchange offer does not comply with any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission;

     - we have not received all applicable governmental approvals; or

     - any actions or proceedings of any governmental agency or court exist which could materially impair our ability to consummate the exchange offer.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of that right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any Existing Notes tendered, and no New Notes will be issued in exchange for any Existing Notes, if at that time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. In any event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

     BNY Midwest Trust Company has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notices of guaranteed delivery, should be directed to the exchange agent addressed as follows:

                           BNY MIDWEST TRUST COMPANY
                              C/O BANK OF NEW YORK
                           CORPORATE TRUST OPERATIONS
                              REORGANIZATION UNIT
                           101 BARCLAY STREET, 7 EAST
                            NEW YORK, NEW YORK 10286
                        ATTENTION: MS. GISELLE GUADALUPE
                           TELEPHONE: (212) 815-6331
                           FACSIMILE: (212) 298-1915

     Delivery other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

     We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

     The expenses to be incurred in connection with the exchange offer will be paid by us. These expenses include fees and expenses of the exchange agent and trustee under the indenture governing the New Notes, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying amount as the Existing Notes. The debt issuance costs will be capitalized and amortized to interest expense over the term of the New Notes.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of Existing Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder of any other person, if:

     - certificates representing Existing Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Existing Notes tendered;

     - tendered Existing Notes are registered in the name of any person other than the person signing the letter of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of Existing Notes under the exchange offer.

     If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW NOTES

     Holders of Existing Notes who do not exchange their Existing Notes for New Notes in the exchange offer will continue to be subject to the restrictions on transfer of the Existing Notes as set forth in the legend on the Existing Notes as a consequence of the issuance of the Existing Notes in accordance with exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities laws. Holders of Existing Notes who do not exchange their Existing Notes for New Notes in the exchange offer will have no further right to exchange their Existing Notes for New Notes, or to have their Existing Notes, registered under the Securities Act of 1933, as amended. Existing Notes not exchanged in accordance with the exchange offer will remain outstanding in accordance with their terms.

     Holders of Existing Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer.

     In general, the Existing Notes may not be offered or sold unless registered under the Securities Act, except in accordance with an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Existing Notes under the Securities Act other than pursuant to the exchange offer. However, if:

     - because of any change in law or in applicable interpretations by the staff of the Securities and Exchange Commission, we are not permitted to effect the exchange offer;

     - the exchange offer is not consummated within 30 days of the date of the effectiveness of the registration statement of which this prospectus is a part;

     - Jefferies & Company, Inc., the initial purchaser of the Existing Notes, so requests with respect to the Existing Notes (or certain privately exchanged notes held by Jefferies & Company, Inc.) not eligible to be exchanged for New Notes in the exchange offer and held by it following consummation of the exchange offer; or

     - any holder of Existing Notes is not eligible to participate in the exchange offer or, in the case of any holder participating in the exchange offer that receives New Notes that may not be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as our affiliate within the meaning of Rule 405 under the Securities Act) and, in either case contemplated by this clause, such holder notifies us within 45 days of consummation of the exchange offer;

then in each case, we shall promptly (and in any event within five business days of such notification) file a shelf registration statement on the appropriate form under the Securities Act relating to the Existing Notes held by such person.

     Based on interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we are of the view that New Notes issued in accordance with the exchange offer may be offered for resale, resold or otherwise transferred by the holders (other than (i) any holder which is our "affiliate" within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases notes from us to resell in accordance with Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of the New Notes. If any holder has any arrangement or understanding regarding the distribution of the New Notes to be acquired in accordance with the exchange offer, the holder (i) may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Existing Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where the Existing Notes were acquired by the broker-dealer as a result of market-making or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the New Notes. See "Plan of Distribution". We have not requested the staff of the Securities and Exchange Commission to consider the exchange offer in the context of a no-action letter, and there can be no assurance that the staff would take positions similar to those taken in the interpretive letters referred to above if we were to make a no-action request.

     In addition, to comply with the securities laws of applicable jurisdictions, the New Notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdictions or an exemption from registration or qualification is available and is complied with. We have agreed, under the registration rights agreement and subject to specified limitations, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions in the United States as any selling holder of the notes reasonably requests in writing.

                                    BUSINESS

OVERVIEW

     Telex Communications, Inc. is a worldwide industry leader in the design, manufacture and marketing of audio and communications products and systems to commercial, professional and industrial customers. Our product lines include sophisticated loudspeaker systems, wired and wireless intercom systems, mixing consoles, digital audio duplication products, amplifiers, wired and wireless microphones, military and aviation products, land mobile communication systems, wireless assistive listening systems and other related products. We market over 30 product lines that span the professional audio and communications sectors. While we face competition in many of our business lines, we focus on sectors in which we believe we can be market leaders. As a result, we have developed solid brand value, which has become a significant barrier to competition.

     We, through our predecessors, have been in operation since 1927, and currently market our products in over 80 countries worldwide. By leveraging our strong brand names, including Telex(R), Electro-Voice(R), RTS(TM), Dynacord(R), Midas(R) and Klark-Teknik(R), and developing leading edge technologies, we have created an international reputation for quality, reliability, innovative design and overall value. Since our founding, we have developed a number of technological innovations, which are now commonly used throughout the industry and we have received numerous industry awards, including Emmy Awards from the National Academy of Television Arts and Sciences and other industry awards from numerous trade associations and publications.

     Many of our customers are leaders in their respective fields. They require exacting quality and rely upon our status as a producer of technically superior products. Our sound systems are installed in major venues, such as the New York Metropolitan Opera, Camden Yards, Wrigley Field and well-known theme parks around the world, and are regularly used by many prominent musical artists. Additionally, we supply wired and encrypted wireless systems to professional and college football coaching staffs, which are used to communicate during games. We have also established strong long-term relationships with prominent customers in the broadcast media, defense and retail music industries and government agencies.

     In May 2003, Mr. Raymond V. Malpocher joined us as our Chief Executive Officer. Mr. Malpocher has had a career of more than 30 years at various manufacturing companies, of which the most recent seven years were spent as Group President at Teleflex Incorporated and Group Vice President at Danaher Corporation. At Teleflex, Mr. Malpocher was a Group Vice President in charge of the Marine/Industrial division for four years during which time the division grew its revenues and substantially improved its operating margins. Mr. Malpocher is currently working to increase our sales by adopting initiatives aimed at increasing our sales of solutions and systems, as opposed to individual products, and expanding our distribution to additional niche markets. In addition, Mr. Malpocher is pursuing a plan to implement lean manufacturing techniques to further reduce costs, improve margins, substantially reduce working capital requirements, and improve lead times on customer orders. All of these initiatives are similar to ones he successfully implemented at Danaher and Teleflex.

THE RESTRUCTURING

     We were formed in connection with the restructuring of Old Telex's debt obligations. The restructuring occurred on November 19, 2003. The restructuring transactions consisted of the following:

     Establishment of a New Corporate Structure. Immediately prior to the closing of the restructuring, Old Telex transferred to us substantially all of its assets and liabilities (including its existing senior debt), except, principally, its 13% Senior Subordinated Discount Notes due 2006, in exchange for our common stock. Old Telex then contributed our common stock to a new limited liability company that became an intermediate holding company ("Intermediate Holding Company") in exchange for all of Intermediate Holding Company's membership interests. Thus, we became a wholly-owned subsidiary of Intermediate Holding Company and Intermediate Holding Company became a wholly-owned subsidiary of Old Telex. The subsidiaries of Old Telex became our subsidiaries as part of the asset transfer. Upon the closing of the restructuring, Old Telex changed its name and we were renamed "Telex Communications, Inc."

     The following diagram illustrates our current corporate structure:

                             (ORGANIZATIONAL CHART)

     Senior Secured Note Offering. In connection with the restructuring, we sold $125 million of Existing Notes, substantially all the proceeds of which were used to repay Old Telex's existing senior secured debt which was transferred to us.

     Exchange and Consent Solicitation for Senior Subordinated Discount Notes Due 2006. Concurrently with the offering of the Existing Notes, Old Telex and Intermediate Holding Company conducted an exchange offer and consent solicitation whereby Intermediate Holding Company offered to exchange its new Senior Subordinated Discount Notes due 2009 for the Senior Subordinated Discount Notes due 2006 issued by Old Telex. Holders owning approximately 97.15% of the Senior Subordinated Discount Notes due 2006 consented to the restructuring transactions and tendered their notes for exchange. Old Telex's Senior Subordinated Discount Notes due 2006 which were not exchanged in the exchange offer remained obligations of Old Telex.

     Exchange of Existing Warrants. Concurrently with the offering of the Existing Notes, Old Telex conducted an exchange offer pursuant to which the holders of its existing warrants, that are also accredited investors, were permitted to exchange their existing warrants. Holders of warrants accepting the exchange offer had the right to receive shares equal to 70% of the shares underlying the existing warrants exchanged by them, without regard to the financial performance targets that exist under the existing warrants.

     Senior Credit Agreement. Concurrently with the sale of the Existing Notes, we entered into our new $15 million senior secured credit facility with General Electric Capital Corporation. See "Description of Certain Other Indebtedness".

BUSINESS SEGMENT AND PRODUCT OVERVIEW

     We and our subsidiaries currently market over 30 product lines and provide these products through two business segments. The following table provides a brief description of our primary products, brands and end markets:

KEY PRODUCTS                         KEY BRANDS                END MARKET
------------                         ----------                ----------
PROFESSIONAL AUDIO SEGMENT
Sound Systems
                                  - Electro-        - Musicians/Performers
  Speakers                          Voice(R)
  Mixing Consoles                 - Midas           - Sound Rental Companies
  Power Amplifiers                - Dynacord(R)     - Production Companies
  Signal Processors               - Klark-Teknik(R) - Music Retail Stores
  Microphones                     - Telex(R)        - Stadiums
                                                    - Theaters/Concert Halls
Intercom Systems
                                  - RTS(TM)         - Television/Radio Broadcast
  Matrix Intercom                                     Stations
  Wireless Intercom Systems       - Radiocom(TM)    - Theaters
                                  - Audiocom(R)     - Professional/Amateur Sport
  Two Wire Intercom Systems                           Teams
  Broadcast Headsets              - Telex(R)        - Sound Rental Companies
                                                    - Industrial
AUDIO AND WIRELESS TECHNOLOGY
  SEGMENT
                                  - Telex(R)        - Blind and Physically
  Talking Book Players                                Handicapped
  Digital Audio Duplication       - Spinwise(R)     - Religious Institutions
                                                    - Armed Services/Department of
  Military/Aviation Headsets                          Defense
                                                    - Major Airlines

BUSINESS OVERVIEW

     The following six lines of business comprise approximately 90% of our sales and marketing activity:

     Fixed Installation. Fixed Installation encompasses permanently installed sound systems in airports, sports arenas, theaters, concert halls, cinemas, stadiums, convention centers, houses of worship and other venues where music or speech is amplified. The market for Fixed Installation products is generally driven by new construction and upgrades of existing installations. We believe that more dynamic sound and music, requiring more sophisticated audio products, are increasingly being used in cinemas, religious services and sporting events. For example, most professional sporting events now include musical performances that require increased sound quality and amplification. We believe that audiences have become increasingly accustomed to improved sound quality while event producers and live musicians have become accustomed to more advanced technology. Abroad, the development of infrastructure and the upgrading of existing facilities, such as auditoriums, public places, theaters and sports facilities, in emerging economies is also a source of increasing demand.

     Professional Music Retail. These products are used mainly by musicians for live performances, recording, and reproduction of recorded material and are generally sold to end users through specialized retail stores that market to musicians, bands, and local entertainment venues. Our Professional Music Retail products appeal to performers seeking an improved level of sound systems performance, reliability and quality.

Demand for Professional Music Retail products is driven primarily by an increase in both the number of new users as well as the number of users upgrading to take advantage of enhanced sound technology.

     Concert/Recording/Broadcast. The Concert/Recording/Broadcast line of business includes sound systems for musical concerts and theater productions, sound recording and radio and television broadcast and production. A combination of the factors that determine growth in the Fixed Installation and Professional Music Retail lines of business drive demand, including technological improvement and an increase in product applications.

     Broadcast Communications Systems. We produce a broad line of broadcast communications equipment for end user markets such as sporting events and the broadcasting industry. Our product line includes small modular intercom systems used by theaters, small sporting arenas, network affiliates, and independent cable channels for their communication needs. We also produce medium and high-end systems that utilize advanced digital matrix technology used by major broadcast networks to coordinate their overall communications needs and to cover events such as the Olympics and the Super Bowl. We also provide wired and both encrypted and non-encrypted wireless communication systems and related components to professional, college, and high school football teams.

     Digital Audio Duplication. We offer CD and DVD duplicators primarily for copying the spoken word. Our customers are in the religious, education, training/seminar and corporate markets. We also sell a line of high-speed audiocassette duplicators designed for copying standard audiocassette tapes. In addition, we produce a unique cassette player sold under an exclusive five-year contract to the Library of Congress that is used in its Talking Book program for the blind and physically handicapped. The Talking Book Players are designed to incorporate special features for ease of use and to facilitate playing the books back at different speeds.

     Military/Aviation Communication. We design, manufacture, and market a broad line of aviation communication headsets, headphones, microphones, and intercoms to major commercial and commuter airlines, private pilots, and major airframe manufacturers. We use advanced digital Active Noise Reduction technology to provide us with a competitive advantage in several applications. In addition, we design, manufacture and market sophisticated microphones and earphones to military and original equipment manufacturer ("OEM") customers for critical military and heavy industrial communication applications.

COMPETITIVE STRENGTHS

     Strong Brand Recognition. Our reputation for developing and manufacturing technically superior audio and communications products is reflected in our portfolio of several industry leading brands including: Telex(R), Electro-Voice(R), Dynacord(R), Midas RTS(TM), and Klark-Teknik(R). A number of our products sold under these brands have earned a variety of technological and industry awards, and we believe they are among the most recognized and respected names in the high-end professional audio, broadcast communications, and military/ aviation communication markets.

     Broad Product Portfolio. We offer an extensive array of sound and communications products designed for a variety of commercial venues and applications. Our portfolio consists of over 30 product lines, which are used in a variety of venues where music or speech is amplified or transmitted. We believe that our broad range of offerings gives us an advantage over many of our competitors who offer a more limited line of products. We believe that our broad product portfolio affords us the ability to provide our customers with integrated solutions to meet their needs and reduce the number of vendors from whom they purchase.

     Long Operating History as Technology Innovator. We, through our predecessors, have been in operation since 1927 and have pioneered the development of a number of new professional audio and communications technologies widely used in the industry, many of which have become industry standards. For example, Telex aviation headsets have set the technological standard for active noise reduction technology since 1989. We believe that our Midas analog mixing consoles are considered the industry standard in live touring sound applications. In addition, our technologies for lower distortion, controlled coverage, and greater output capability have set industry standards for professional sound reinforcement. We expect to continue our commitment to technological innovation through new product research and development and have several projects planned or currently in progress.

     Diversified Worldwide Customer Base. We currently sell our products to a wide variety of customers in over 80 countries worldwide. We are not dependent on any single customer. Our largest customer, the Library of Congress, represents only 4% of our revenue for the nine months ended September 30, 2003. We recently renewed a five-year contract to provide the Library of Congress with its requirements for our Talking Book player. Our next largest customer represents approximately 1% of our revenue for the nine months ended September 30, 2003. We believe the diversity of our products, markets and customers helps to reduce our exposure to specific geographies, industries and economic cycles.

     Vertical Integration. We design, manufacture and market the majority of our products. We believe this vertical integration provides an advantage over many of our competitors. As a result of our design activities, we are able to incorporate customer requests for product enhancements. We believe that by controlling the manufacturing process for many of our products and not outsourcing to third parties, we are able to improve quality, performance, and availability and reduce our product costs, while decreasing the time to market of new product introductions.

     Committed Financial Sponsors. We are controlled by certain investment vehicles managed by Jefferies Capital Partners, GSC Partners and CSFC Wayland Advisers, Inc. Our financial sponsors have been responsible for significant enhancements to our management team.

BUSINESS STRATEGY

     Our objectives are to grow revenues and profitability through the following strategic initiatives:

     Continue Our Commitment to Product Innovation. Technological innovation is one of the key factors in competing in the professional audio and communications markets. We have pioneered the introduction of a number of technologies that are used throughout these industries, including aviation headsets utilizing active noise reduction technology, mixing consoles for touring sound applications and numerous innovations relating to microphone technology. We derive approximately 25% of our current year revenue from products that have been introduced within the three preceding years. We continue to have a strong new product pipeline. Through the twelve months ended December 2003, we introduced 28 new products. Our goal is to increase the amount of revenues generated from recently introduced products. Furthermore, we are building a strong pipeline of new products in many of our key product lines which will be introduced in 2004.

     Increase Sales Through Solution Selling. Our strategy includes a shift in focus from selling component products to using our principal product lines to provide complete solutions to customers. Our sales representatives have been instructed to focus on capturing new customers with this strategy and increasing sales to each customer. One example of our success with this new strategy is with our paging and life safety systems. We currently sell these systems primarily in our European markets through sales representatives that work with customers to tailor the systems (the number and type of components) to their individual needs. We are in the process of duplicating our efforts and solution selling strategy with these systems and other products in our other markets.

     Expand Sales to Niche Markets. We are focused on serving the professional audio and communications industries. Our product development efforts will be directed at serving niche markets within those industries where we already have expertise and established customer relationships. The markets where we intend initially to focus our efforts include education, military communications and municipal government agencies, which we believe have significant additional revenue potential for us. For example, in the public education market, we sell products for use by teachers and their students (e.g., language lab audio headsets) as well as products used in the operation of the school buildings (e.g., public address systems). In the United States, there are over 53 million students in the public education market in grades K-12 and over 25 million of these students are elementary school aged students housed in over 53,000 school buildings. We estimate that our current annual sales volume into this market is approximately $7.0 million and is primarily component based. By focusing on this niche market and bundling our products into systems through our solution selling strategy, we believe we can drive additional penetration and significantly increase our sales volume.

     Implement Lean Manufacturing Practices. In 2001 and 2002, we eliminated approximately $12.8 million of costs through consolidation of certain of our manufacturing operations during the integration of EV International, Inc. and Old Telex. Building on these past successes and the experience of our management team, we are taking the next step and implementing new business practices to further improve the efficiency of and reduce costs at many of our existing manufacturing plants. We believe these initiatives will reduce lead times on customer orders, inventories, labor costs, and waste materials and improve plant capacity. In July 2003, we began implementing these initiatives at our Morrilton, Arkansas manufacturing facility. We estimate annual savings could reach approximately $1.5 million at this facility after full implementation, based on our current productivity. We intend to begin the rollout of these initiatives at four additional facilities we operate in North America and then to three manufacturing facilities in Europe.

PRODUCT DEVELOPMENT

     We believe that we are one of the most active developers of new products in our industry. We have several product development projects planned or currently in progress that are designed to yield new technological developments, including numerous applications of digital technology, which are intended to exploit the industry-wide transition from analog to digital processing. Other engineering and development projects are principally for design maintenance or to achieve product enhancements that have been requested by our customers. Both of these activities are important for sustaining our product lines. Because we produce a comprehensive range of products, we believe we have the capacity to integrate technologies from one product line into another product line, which ultimately leads to new products that are often less expensive, more feature rich, or otherwise more desirable.

     We have a history of technological innovation and strong product development and have introduced numerous technologies that are used throughout the audio industry, including constant directivity and variable intensity horns, manifold technology in loudspeaker systems, the application of neodymium in loudspeaker systems and microphone magnets and titanium in compression driver diaphragms.

     We have also implemented a number of strategic initiatives to identify new market opportunities and to reduce our product development cycle in order to facilitate the timely introduction of new and enhanced products. We maintain close relationships with our institutional customers to develop products that meet our requirements. We believe this has enabled us to design new products offering enhanced features, product quality and reliability, and lower product costs.

     For the nine months ended September 30, 2003, and for the years ended December 31, 2002, 2001, and 2000, engineering expenses for product development were $10.6 million, $12.4 million, $12.7 million, and $14.1 million, respectively.

MANUFACTURING

     We manufacture most of the products we sell and active acoustic components contained in those products in facilities located in the United States, Mexico, Germany and the United Kingdom. Our manufacturing processes are substantially integrated and, in addition to the assembly-only processes typically found among our competitors, include die casting, fiberglass plastics molding, transformer and coil winding, sheet metal stamping and forming, metal machining, cabinet fabrication, and painting. We purchase certain electrical components, magnets, wood products, and plastics.

     We believe that our integrated manufacturing capabilities are important factors in maintaining and improving the quality, performance, availability, and cost of our products and decreasing the time to market of our new product introductions. We also believe that we can respond more effectively to changing customer delivery and product feature requirements by doing the majority of our own manufacturing and that this gives us an advantage over many of our competitors. We continuously assess our manufacturing operations to control or reduce costs.

     We also sell a limited number of outsourced finished products under our brand names, including certain electronic products and loudspeaker systems, where low cost is essential. In addition, certain other non-Telex branded finished products are purchased to supplement the offerings of our distribution operations in Japan, Hong Kong, Australia, and France.

COMPETITION

     The markets within both the Professional Audio and Audio and Wireless Technology segments are highly competitive and fragmented. We face meaningful competition in both segments and in most of our product categories and markets. We believe that the key factors necessary to maintain our position in our markets are the recognition of our several key brand names, superior distribution networks, large customer base, and large number of products, together with our extensive experience in designing safe and reliable products, dealing with regulatory agencies, and servicing and repairing our products.

     While many of our current competitors are generally smaller than we are, certain of our competitors are substantially larger and have greater financial resources. We believe that our major competitor in providing a full line of professional audio products is Harman International Industries, Incorporated, one of whose three segments competes in the professional audio products market. Sony Corporation is our only significant competitor in the digital audio duplication market.

INTERNATIONAL OPERATIONS

     We market our products in over 80 countries worldwide, which reduces our dependence on any single geographic market. We have substantial assets located outside of the United States and a substantial portion of our sales and earnings are attributable to operations conducted abroad. For the nine months ended September 30, 2003, approximately 50% of our net revenue consisted of sales made outside the United States, predominantly in Western Europe and Asia. Unlike many of our competitors, which use independent foreign distributors that generally sell a variety of competing products, the majority of our foreign sales efforts are conducted through our foreign distribution subsidiaries. Although our international operations have generally been profitable in the past, our efforts to increase international sales may be adversely affected by, among other things, changes in foreign import restrictions and regulations, taxes, currency exchange rates, currency and monetary transfer restrictions and regulations, and economic and political changes in the foreign nations or regions where we are doing business.

     For the nine months ended September 30, 2003, our total net sales into each of our principal geographic regions were as follows: United States -- $101.3 million, Europe -- $56.6 million, Asia -- $25.2 million, and other foreign countries -- $16.2 million.

PATENTS, TRADEMARKS AND LICENSES

     Among our significant assets are our intellectual property rights. We rely on a combination of copyright, trademark and patent laws to protect these assets, and, to a significant degree, on protection of our trade secrets, confidentiality procedures, and contractual provisions, that may also afford legal protections.

     We and our subsidiaries own several trademarks in the United States, including:

     - Telex(R)

     - Electro-Voice(R)

     - EV(R)

     - Klark-Teknik(R)

     - Audiocom(R)

     - ClassMate(R)

     - Dynacord(R)

     A number of our trademarks are important to the sale and marketing of our products in both of our business segments. Our operations are not dependent upon any single trademark other than the Telex and Electro-Voice trademarks.

     We have not registered our trademarks in all foreign jurisdictions in which we do business, although we believe that our most significant trademarks have been registered in many foreign jurisdictions where sales of products under those trademarks are strong. We are aware that, in certain foreign jurisdictions, unaffiliated third parties have applied for and/or obtained registrations for marks that are similar to marks owned or used by us for products similar to ours. In certain instances we have filed formal oppositions to such applications for registration. In light of this and because many foreign jurisdictions operate on a "first-to-file" basis for registrations of intellectual property, we may be prohibited from registering our trademarks in certain foreign countries and in some cases be prohibited from selling our products in certain countries under the same trademarks, and our business may be materially adversely affected by such prohibition.

     Our operations are not dependent to any significant extent on any single or related group of patents, licenses, franchises, or concessions. We believe our most significant patents are patents relating to time division multiplex digital matrix intercom systems and the design of our EVID surface-mount loudspeakers, which expire in 2014 and 2016, respectively. We also own a number of patents related to the design and manufacture of several of our other products, including speakers, headsets, headphones, boom-mounted microphones, various transducer devices, multiple-band directional antennas, and certain intercom-related devices. We have not registered our patents in all foreign jurisdictions in which we do business, and attempts at registration in such foreign jurisdictions may not be possible or successful. We do not believe that the expiration of any of our patents or absence of patent protection in foreign jurisdictions will have a material adverse effect on our financial condition or results of operations. We do not believe that any of our products currently infringe upon the proprietary rights of third parties in any material respect.

SUPPLIERS

     Our extensive vertical integration enables us to manufacture many of the parts for our products internally. We believe that this gives us a competitive advantage in controlling quality and ensuring timely availability of parts. We purchase raw materials, assemblies and components for our products from a variety of suppliers and also purchase products from OEMs for resale. No single supplier accounts for ten percent or more of our total cost of supplies.

     We have several sole-source suppliers. Although we believe that with adequate notice we can secure, if necessary, alternate suppliers, our inability to do so could result in increased development costs and product shipment delays.

BACKLOG

     As is the case with other companies in our businesses, backlog is not necessarily a meaningful indicator of the condition of the business since we typically receive and ship orders representing a major portion of our quarterly non-contract revenues in the current quarter. As of September 30, 2003, we had a backlog of approximately $31.9 million compared to approximately $19.5 million as of December 31, 2002.

ENVIRONMENTAL MATTERS

     We and our operations are subject to extensive and changing U.S. federal, state, local and foreign environmental laws and regulations, including, but not limited to, laws and regulations that impose liability on responsible parties to remediate, or contribute to the costs of remediating, currently or formerly owned or leased sites or other sites where solid or hazardous wastes or substances were disposed of or released into the environment. These remediation requirements may be imposed without regard to fault or legality at the time of disposal or release. Although we believe that our current manufacturing operations comply in all material respects with applicable environmental laws and regulations, environmental legislation has been enacted and may in the future be enacted or interpreted to create environmental liability with respect to our facilities or operations. We believe that compliance with U.S. federal, state, local and foreign environmental protection laws and provisions should have no material adverse effect on our results of operations or financial condition.

     Our site in Buchanan, Michigan, formerly owned by Mark IV Industries, Inc., has been designated a Superfund site under the federal Comprehensive Environmental Response, Compensation and Liability Act, and we are a responsible party, under Tennessee law, at two other sites that we acquired from Mark IV. Mark IV has agreed to indemnify us for specified contamination at the Michigan site and for the future monitoring and remediation of soil and/or groundwater required at the Tennessee sites. There may be currently unidentified areas of contamination at the Buchanan site that are not covered by the Mark IV indemnity and for which we would be financially responsible if remediation were required.

     We are party to a 1988 Consent Decree with the Nebraska Department of Environmental Quality (NDEQ) relating to the cleanup of hazardous waste at our Lincoln, Nebraska facility. In December 1997, we entered into an Administrative Order of Consent with the U.S. Environmental Protection Agency (U.S. EPA) under the Resource Conservation and Recovery Act (RCRA) to further investigate and remediate contaminants at the Lincoln facility and an adjacent property (Lincoln site). We have reached agreement with the NDEQ on a remediation plan regarding future monitoring and remediation of contamination at the Lincoln site and do not believe that the costs related to our responsibilities will result in a material adverse effect on our results of operations or financial condition.

     Through September 30, 2003, we had accrued approximately $1.8 million over the life of the project for anticipated costs to be incurred for the Lincoln, Nebraska cleanup activities, of which approximately $1.6 million had been paid.

     We cannot assure you that our estimated environmental accruals, which we believe to be reasonable, will cover in full the actual amounts of environmental obligations we incur, that Mark IV will pay in full the indemnified environmental liabilities when they are incurred, that new or existing environmental laws will not affect us in currently unforeseen ways, or that our present or future activities will not result in additional environmentally related expenditures. However, we believe that compliance with U.S. federal, state, local and foreign environmental protection laws and regulations should have no material adverse effect on our results of operations or financial condition.

LEGAL PROCEEDINGS

     From time to time, we are subject to various legal proceedings that arise in the normal course of business. We do not believe that there are any pending legal proceedings that will have a material adverse effect on our financial condition, results of operations or cash flows.

EMPLOYEES

     As of September 30, 2003, we employed 1,900 persons worldwide, of whom 1,822 were full-time employees.

PROPERTIES

     Our principal manufacturing, sales, administrative, product development, marketing, distribution, and service facilities are described in the table below. In addition, we have other sales facilities throughout the world. We believe that our plants and facilities are maintained in good condition and are suitable and adequate for our present needs. We believe that our manufacturing plants are currently operating at an average of 75% of capacity based on a single shift.

                          OWNED/
LOCATION                  LEASED   SIZE (SF)                    FACILITY TYPE
--------                  ------   ---------                    -------------
UNITED STATES:
Blue Earth, Minnesota...  Owned     141,000    Manufacturing/Distribution
Burnsville, Minnesota...  Leased    114,100    Corporate Headquarters/Marketing/Administration/
                                               Product Development/Sales
Glencoe, Minnesota......  Owned     135,000    Manufacturing/Distribution
Lincoln, Nebraska.......  Owned     118,000    Manufacturing/Distribution/Product Development/
                                               Sales
Morrilton, Arkansas.....  Owned     148,000    Manufacturing/Distribution
INTERNATIONAL:
Hermosillo, Sonora,
  Mexico................  Leased     32,500    Manufacturing
Hohenwarth, Germany.....  Leased     28,100    Manufacturing/warehouse
Kidderminster,
  England...............  Owned      35,800    Manufacturing/Sales/Marketing/Administration/
                                               Product Development/Service
Kowloon, Hong Kong......  Leased      5,700    Sales/Marketing/Administration/Distribution/Service
London, England.........  Leased     11,500    Sales/Marketing/Administration/Distribution/Service
Paris, France...........  Leased      4,100    Sales/Marketing/Administration/Distribution/Service
Singapore...............  Leased      6,800    Sales/Distribution/Service
Straubing, Germany......  Owned     331,600    Manufacturing/Sales/Marketing/Administration/
                                               Product Development/Distribution/Service
Straubing, Germany......  Leased     20,400    Warehouse
Sydney, Australia.......  Leased     10,600    Sales/Marketing/Administration/Distribution/Service
Tokyo, Japan............  Leased     25,100    Sales/Marketing/Administration/Distribution/Service

     Our Glencoe, Minnesota, Kidderminster, England, and Hermosillo, Sonora, Mexico facilities have been certified under International Organization for Standards ("ISO") 9002, and our Straubing, Germany facility has been certified under ISO 9001. Our Morrilton, Arkansas, Kidderminster, England, and Hohenwarth, Germany facilities are dedicated to the Professional Audio business segment. All other facilities are used for both of our business segments.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth information regarding our executive officers and directors. All officers and directors hold identical positions in Telex Communications Holdings, Inc., Telex Communications Intermediate Holdings, LLC and Telex Communications, Inc. Unless otherwise indicated below, all dates refer to the dates when each officer and/or director was appointed to such position with Telex Communications Holdings, Inc. Each such person was elected or appointed to the identical officers and/or directorships with respect to both Telex Communications Intermediate Holdings, LLC and Telex Communications, Inc. on November 19, 2003 upon the consummation of the restructuring.

NAME                                        AGE                    POSITION
----                                        ---                    --------
Raymond V. Malpocher......................  58    Chief Executive Officer and President,
                                                  Director
Gregory W. Richter........................  42    Vice President and Chief Financial Officer
Mathias von Heydekampf....................  41    President, Worldwide Professional Audio
Thomas J. Kulikowski......................  45    President, Audio and Wireless Technology
Ralph K. Strader..........................  50    Vice President, Intercom Products
Kathleen A. Curran........................  52    Vice President, Human Resources
Kristine L. Bruer.........................  53    Vice President and General Counsel
Leigh P. Hart.............................  43    Vice President, Finance
Brian P. Friedman.........................  48    Chairman of the Board, Director
Keith W. Abell............................  46    Director
Patrick J. Halloran.......................  43    Director
Stuart B. Katz............................  48    Director
Edgar S. Woolard, Jr......................  69    Director

     The following table sets forth information regarding the officers and directors of Telex Communications International, Ltd. ("International").

NAME                                        AGE                    POSITION
----                                        ---                    --------
Raymond V. Malpocher......................  58    Chief Executive Officer and President
Gregory W. Richter........................  42    Chief Financial Officer, Secretary,
                                                  Treasurer and Director
Kristine L. Bruer.........................  53    Vice President and General Counsel
Leigh P. Hart.............................  43    Vice President, Finance and Director

     Raymond V. Malpocher. Mr. Malpocher was appointed Chief Executive Officer and President in April 2003. Mr. Malpocher was most recently with Teleflex Incorporated from 1999 until 2002, where he served as head of its Marine/Industrial Division with the title of Group President. Prior to that, from 1995 to 1998, he was head of the Qualitrol Division of the Danaher Corporation with the title of Group Vice President. Mr. Malpocher was appointed Chief Executive Officer and President of International in November 2003.

     Gregory W. Richter. Mr. Richter joined us in September 1998 as Vice President and Treasurer. He became Vice President International -- ROW (Rest of World) in November 2000. While retaining these responsibilities, he was promoted to Chief Financial Officer and Secretary in February 2002. Effective October 2003, his duties for International -- ROW were redistributed to other employees. Prior to joining us, Mr. Richter served as Assistant Treasurer of Imation Corporation from 1996 to 1998. Mr. Richter was appointed a Director of International in February 2003 and Chief Financial Officer, Secretary and Treasurer in November 2003.

     Mathias von Heydekampf. Mr. von Heydekampf joined us in February 1997 as Managing Director, Germany and for our subsidiary in France. From December 1999 to March 2001, he was President,

Electronics business unit and Managing Director for Europe. He was promoted in March 2001 to the position of President, Worldwide Electronics/Europe and ROW. He was promoted in May 2002 to the position of President, Worldwide Professional Audio.

     Thomas J. Kulikowski. Mr. Kulikowski joined Telex in July 2003 as President, Audio and Wireless Technology Group. Prior to joining us, he served as Vice President of Marketing for the Marine/Industrial Division of Teleflex Incorporated since 2000. He previously held various product management, engineering management, and marketing roles with Air Products and Chemicals, Inc. from 1996 to 2000.

     Ralph K. Strader. Mr. Strader joined us in December 1993 as Engineering Manager, Intercom Products Group. Mr. Strader has held various product management positions and was promoted in October 2000 to his current position of Vice President, Intercom Products.

     Kathleen A. Curran. Ms. Curran joined us in February 1990 as Director, Human Resources and was promoted in January 1995 to her current position of Vice President, Human Resources.

     Kristine L. Bruer. Ms. Bruer joined us in January 1999 as Vice President and General Counsel. Ms. Bruer was appointed Vice President and General Counsel of International in November 2003.

     Leigh P. Hart. Mr. Hart joined Telex in May of 1999 as Director of Operations, Planning & Analysis. He became Global Director of Operations Planning & Analysis in April of 2000 and was promoted in January 2003 to his current position of Vice President, Finance. Prior to joining Telex, Mr. Hart served as Senior Director of Finance at Rollerblade, Inc. since 1996. Mr. Hart was appointed a Director of International in February 2003 and Vice President, Finance in November 2003.

     Brian P. Friedman. Mr. Friedman became a director in November 2001, and he was appointed Chairman of our Board of Directors in November 2003. He has been a Managing Member of Jefferies Capital Partners since 1997. Jefferies Capital Partners is the manager of several entities that, together, own a significant portion of Old Telex's common stock. Mr. Friedman is also the Chairman of the Executive Committee of Jefferies & Company, Inc., the initial purchaser of the Existing Notes. He is serving on the Board of Directors at the request of Jefferies Capital Partners.

     Keith W. Abell. Mr. Abell became a director in December 1997. Mr. Abell is a Co-President of GSCP (NJ), L.P., which he joined at its inception in 1994. GSCP (NJ), L.P. is affiliated with several entities that, together, own a significant portion of Old Telex's common stock. Mr. Abell is serving on the Board of Directors at the request of the GSC Partners stockholders.

     Patrick J. Halloran. Mr. Halloran became a director in November 2001. He is also a Vice President and a member of the Board of Directors of CSFC Wayland Investment Advisers, Inc., a wholly-owned subsidiary of Cargill Financial Services Corporation, a wholly-owned subsidiary of Cargill, Inc., and has been portfolio manager since 1990. Mr. Halloran is serving on the Board of Directors at the request of Jefferies & Company, Inc.

     Stuart B. Katz. Mr. Katz became a director in July 2002. He has been an officer at Jefferies Capital Partners since 2001. Prior to that he was employed as an investment banker by Furman Selz Incorporated since 1985, and more recently as a Managing Director in the Merger and Acquisition Investment Banking Group at ABN Amro (2001) and ING Barings (1997-2001), each of which were successors in interest to a portion of Furman Selz's investment banking business. Jefferies Capital Partners is the manager of several entities, that, together, own a significant portion of Old Telex's common stock. Mr. Katz is serving on the Board of Directors at the request of Jefferies Capital Partners.

     Edgar S. Woolard, Jr. Mr. Woolard became a director in January 1998, and he served as Chairman of our Board of Directors from March 2000 through November 2003. Mr. Woolard is the former Chairman of the Board of Directors of DuPont. He joined DuPont in 1957 and held a variety of engineering, manufacturing, and management positions before being elected President and Chief Operating Officer in 1987 and Chairman and Chief Executive Officer in 1989. He retired from DuPont in 1995. Mr. Woolard is serving on the Board of Directors at the request of the GSC Partners stockholders, which own a significant portion of Old Telex's common stock.

DIRECTOR COMPENSATION

     All of our directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at Board meetings and other business requiring their presence on our behalf.

     By a resolution dated November 20, 2001, the Board of Directors approved the payment of a salary of $180,000 per year to Edgar S. Woolard, Jr., a director and former Chairman of the Board, for the period from November 20, 2001 through December 31, 2002. Under this resolution, Mr. Woolard was paid $180,000 in 2002 and $20,000 in 2001.

     Currently, Keith W. Abell is an officer of GSCP (NJ), L.P., which is the manager of Greenwich Street Capital Partners, Inc., to which we owe fees related to consulting services. See "Certain Relationships and Related Transactions."

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to all compensation paid for services rendered in all capacities during the last three fiscal years by our (or our predecessor's) Chief Executive Officer and the four most highly compensated executive officers whose cash compensation exceeded $100,000 for the year ended December 31, 2003 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION
                                              FISCAL   -------------------------        ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR    SALARY ($)   BONUS ($)(1)   COMPENSATION ($)(2)
---------------------------                   ------   ----------   ------------   -------------------
Raymond V. Malpocher........................   2003     $249,316      $100,000          $  6,000
  President and Chief Executive Officer

Ned C. Jackson(3)...........................   2003      155,769        77,885           325,132(4)
  President and Chief Executive Officer        2002      382,693       380,000             5,100
                                               2001      358,076       100,000             5,100

Mathias von Heydekampf......................   2003      278,668                         128,046(5)
  President, Worldwide Pro Audio               2002      244,332       306,000                --
                                               2001      193,000        50,000                --

Gregory W. Richter..........................   2003      202,693                           5,371
  Vice President and Chief Financial Officer   2002      182,980       130,000             5,021
                                               2001      140,937        50,000             3,029

Kristine L. Bruer...........................   2003      162,439                           5,080
  Vice President and General Counsel           2002      138,601        51,000             5,142
                                               2001      138,276        15,000             3,346

Kathleen A. Curran..........................   2003      151,384                           5,575
  Vice President, Human Resources              2002      140,966        52,000             4,145
                                               2001      131,705        33,528             3,968

---------------

(1) Bonuses for 2003 to be paid in 2004 are not finalized for Mr. von Heydekampf, Mr. Richter, Ms. Bruer and Ms. Curran.

(2) Except as otherwise noted, represents company matching contribution to the 401(k) plan.

(3) Mr. Jackson retired as our President and Chief Executive Officer on May 2, 2003. Mr. Raymond V. Malpocher was appointed as the Company's Chief Executive Officer in April 2003. For a description of Mr. Malpocher's annual compensation, see "-- Employment Agreements" below.

(4) Except as otherwise noted, represents Mr. Jackson's relocation expenses and consulting fees of $79,132 and $240,000, respectively. For a description of Mr. Jackson's consulting agreement, see "-- Employment Agreements" below.

(5) Represents Mr. von Heydekampf's relocation expenses of $128,046.

OPTION GRANTS IN FISCAL 2003

     No options were granted to the Named Executive Officers during 2003; however, Raymond V. Malpocher was required, pursuant to his employment agreement, to purchase 300,000 units, each unit consisting of one share of Old Telex common stock and one-third of one option to purchase one share of Old Telex common stock (at $15 per share, exercisable for five years commencing May 1, 2003) at a purchase price of $0.30 per unit. See "Management -- Employment Agreements."

STOCK OPTION EXERCISES AND VALUE AT DECEMBER 31, 2003

     There were no options exercised during fiscal 2003 and no options outstanding at December 31, 2003.

ANNUAL BONUS PROGRAMS

     We have an annual bonus plan for management employees. Participants in the plan are eligible to receive annual bonuses of between 20% and 140% of base salary depending on the level of achievement of the specified performance targets. Bonuses earned in 2003 under this plan will be paid in 2004.

     For a description of bonuses payable to Mr. Malpocher, Mr. Jackson and Mr. von Heydekampf, see "-- Employment Agreements."

PENSION PLAN

     We maintain a defined benefit pension plan qualified under the Internal Revenue Code that provides a benefit to eligible employees upon retirement. Since July 1, 1999 the pension plan has been a cash balance pension plan. Under the terms of the pension plan, accrued benefits are expressed as "account balances" for each participant. Through June 30, 2003, each active participant's account receives a benefit credit each year based on the participant's age, vesting service, and total remuneration covered by the pension plan, consisting of base salary, commission, overtime and bonuses paid to the participant, as illustrated in the following table. Effective June 30, 2003, the pension plan was frozen, with no future benefit credit for participants after this date.

BENEFIT CREDIT CHART

                                                         BENEFIT CREDIT AS A PERCENTAGE OF
                                                    -------------------------------------------
                                                                           PENSION EARNINGS FOR
AGE + YEARS OF                                                              THE YEAR THAT ARE
VESTING SERVICE ON                                  PENSION EARNINGS FOR     GREATER THAN THE
JANUARY 1                                                 THE YEAR          INTEGRATION LEVEL
------------------                                  --------------------   --------------------
Under 40..........................................          1.5%                   1.5%
40-49.............................................          2.0                    2.0
50-59.............................................          2.6                    2.6
60-69.............................................          3.2                    3.2
70-79.............................................          4.2                    4.2
80-89.............................................          5.4                    5.4
90 and above......................................          6.8                    5.4

     The integration level each year is equal to one-half of the Social Security taxable wage base for the year. For 2003, the integration level was $42,450. For the 2001 plan year, annual compensation taken into account for purposes of calculating benefits was limited to $170,000. This amount will be adjusted to $200,000 for each of the 2002 and 2003 plan years.

     The accounts are also credited with an interest credit, which is based on the average six-month Treasury bill rate for November 1 of the prior year, plus one percent. The interest credit for a full calendar year will not be less than 5 percent, nor greater than the interest rate used to determine lump sum payments. With the plan frozen, participant accounts will continue to receive interest credits.

     The estimated projected annual single life annuity benefit for the named executive officers, assuming they continue with us to age 65, or December 31, 2004, if later, would be as follows:

Mr. Richter.................................................   $ 8,104
Ms. Bruer...................................................   $ 5,113
Ms. Curran..................................................   $18,275

     Mr. Jackson retired in 2003 and received a lump sum payment of $54,675.

     Mr. Malpocher was not eligible to participate in the Pension Plan because he was not a participant in the plan before the plan was frozen effective June 30, 2003. Mr. von Heydekampf was not eligible to participate in the Pension Plan because he is not a United States citizen.

EMPLOYMENT AGREEMENTS

     Effective April 14, 2003, we entered into an employment agreement with Mr. Malpocher, expiring on April 30, 2007, pursuant to which he will receive:

     - An annual base salary of $350,000;

     - A guaranteed bonus of $100,000 for 2003 and a bonus payment in future years based on the objectives and awards established by the Board of Directors; and

     - In the event his employment is terminated without cause, or he terminates employment for good reason, we will pay one year's base annual salary and an amount equal to his bonus earned prorated as of the date of termination payable as and when paid to other eligible bonus plan participants.

     Mr. Malpocher's employment agreement provides that he shall purchase 300,000 units, each unit consisting of one share of Old Telex common stock and one-third of one option to purchase one share of Old Telex common stock (at $15 per share, exercisable for five years commencing May 1, 2003) at a purchase price of $0.30 per unit. Mr. Malpocher's purchase of such units was completed on January 14, 2004.

     Mr. Jackson retired on May 1, 2003. Effective May 5, 2003, we entered into a consulting agreement with Mr. Jackson, ending on April 30, 2004, pursuant to which he will receive:

     - A monthly consulting fee of $30,000; and

     - Payment of reasonable out-of-pocket expenses incurred by Mr. Jackson in connection with the performance of his duties under this agreement.

This consulting agreement replaced Mr. Jackson's employment agreement which became effective on December 16, 2002, and which would have ended on December 31, 2003, pursuant to which he would have received:

     - A base salary of $450,000 for 2003;

     - A guaranteed bonus of $225,000 payable on January 1, 2004, prorated if he did not work the full year; and

     - $30,000 per month for twelve months to provide consulting services in the event of his retirement or termination without cause.

     Effective January 5, 2003, we entered into an agreement with Mr. von Heydekampf, pursuant to which he will receive:

     - A base salary of $270,000 per year;

     - A bonus payment of between 40% and 140% of his annual base salary upon the achievement of certain specified performance objectives; and

     - In the event his employment is terminated without cause, or he terminates his employment for good reason, we will pay a lump-sum payment of 150% of his annual base salary plus 150% of his annual target bonus (which target bonus is 70% of his annual base salary).

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     All of our common stock is owned by our direct parent, Telex Communications Intermediate Holdings, LLC, and all of our direct parent's limited liability company interests are owned by Old Telex. All of the common stock of Telex Communcations International, Ltd. is owned by its direct parent, Telex Communications, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to a consulting agreement dated as of May 6, 1997, Greenwich Street Capital Partners, Inc. provided certain business, financial and managerial advisory services to Old Telex including developing and implementing corporate and business strategy and providing other consulting and advisory services. In exchange for such services, Greenwich Street Capital Partners, Inc. was entitled to receive an aggregate annual fee of $1.7 million, payable semi-annually, plus its reasonable out-of-pocket costs and expenses. In addition, we agreed to indemnify Greenwich Street Capital Partners, Inc. and related or affiliated persons against certain liabilities arising under the federal securities laws, liabilities arising out of the performance of the consulting agreement and certain other claims and liabilities. The consulting agreement expired on May 6, 2002 and we have no current plans to renew the agreement. Since January 1, 2001, we had been prohibited under the terms of Old Telex's senior secured revolving credit agreement from paying the advisory fee in cash. However, Old Telex agreed in November 2001 that the outstanding advisory fee will accrue interest at the rate of two percent per month, subject to applicable law. We had a balance payable, inclusive of interest, to Greenwich Street Capital Partners, Inc. of $2.9 million at September 30, 2003. Such outstanding amounts will be paid, in the ordinary course, over the next several months, but not from the proceeds of the offering of the Existing Notes.

     Mr. Brian P. Friedman, our Chairman of the Board, is a managing member of Jefferies Capital Partners. Jefferies Capital Partners is the manager of several entities that, together, own a significant portion of Old Telex's common stock and outstanding debt. Mr. Friedman is also the chairman of the executive committee of Jefferies & Company, Inc., the initial purchaser of the Existing Notes.

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

SENIOR CREDIT FACILITY

     Concurrently with the closing of the offering of the Existing Notes, we entered into a $15.0 million senior credit facility with General Electric Capital Corporation, as agent, L/C issuer and lender. The material terms of the senior credit facility are substantially as set forth below:

     Availability. Revolving advances are available up to $15.0 million (with a $3.0 million sub-limit for letters of credit), subject to a borrowing base test.

     Term. Our senior credit facility matures on July 12, 2008, unless earlier terminated.

     Security. Our senior credit facility is guaranteed by our domestic subsidiaries and secured by substantially all of our and our domestic subsidiaries' current and future assets, and a pledge of 65% of the voting stock and 100% of the non-voting stock of our first-tier foreign subsidiaries. The lien on the collateral securing our senior credit facility is senior to the lien on the collateral securing the notes and the guarantees. Our senior credit facility is also guaranteed by Old Telex and by our direct parent, the intermediate holding company, and secured by a pledge of 100% of our common stock and the intermediate holding company's limited liability company interests.

     Interest. Interest accrues on borrowings under our senior credit facility at floating rates equivalent to either an index rate of interest plus 1.00% or at LIBOR plus 2.50%.

     Fees. Our senior credit facility requires the payment of certain customary fees, including a closing fee, unused line fees, letter of credit fees and servicing fees.

     Covenants. Our senior credit facility contains various affirmative and negative covenants and restrictions customary for similar facilities, including, among other things, limiting our and our restricted subsidiaries' ability to incur or guarantee additional indebtedness, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments, enter into arrangements that restrict dividends from subsidiaries, sell assets, engage in transactions with affiliates and effect a consolidation or merger. In certain instances, such covenants may be more restrictive than those applicable to the notes.

     Events of Default. Our senior credit facility also contains customary events of default, including, but not limited to: non-payment of principal, interest or fees when due; breaches of certain covenants or agreements; certain bankruptcy or similar events; inaccuracy of representations and warranties in any material respect; invalidity of guaranty or security documents; and cross defaults with certain other indebtedness and agreements, including, without limitation, the indenture governing the notes.

     Other. Our senior credit facility contains customary conditions to closing and to borrowing and contains representations and warranties customary in similar financings.

     Intercreditor Agreement. An intercreditor agreement sets forth the relative rights to our assets and the assets of our domestic restricted subsidiaries of (i) the collateral agent that will act on behalf of the lenders under our senior credit facility and (ii) the collateral agent that will act on behalf of the holders of the notes. Proceeds from the sale of collateral will be used first to satisfy obligations under the senior credit facility and, thereafter, the notes. See "Description of New Notes -- Security."

SENIOR SUBORDINATED DISCOUNT NOTES

     In connection with our restructuring, our direct parent, the intermediate holding company, exchanged new Senior Subordinated Discount Notes due 2009 for Old Telex's existing Senior Subordinated Discount Notes due 2006. See
"Business -- The Restructuring -- Exchange and Consent Solicitation for Senior Subordinated Discount Notes due 2006." The indenture governing our direct parent's new Senior Subordinated Discount Notes due 2009 contains covenants that may affect our operations as a restricted subsidiary of our direct parent. The new Senior Subordinated Discount Notes due 2009 are secured by a second-priority pledge by our direct parent of 100% of our common stock.

     The Senior Subordinated Discount Notes due 2009 accrete at an annual rate of 12%, compounded semi-annually, and pay cash interest semi-annually at a 1% per annum rate on the accreted value thereof.

     Our direct parent is able to redeem any of its Senior Subordinated Discount Notes due 2009 at any time, in whole or in part, in cash at the redemption prices of 106.5% of the accreted value of such notes at the redemption date, declining ratably to par on and after September 15, 2006, plus accrued and unpaid interest to the date of redemption.

     If a change of control of our direct parent occurs, subject to certain conditions, our direct parent will be required to give holders of its Senior Subordinated Discount Notes due 2009 an opportunity to sell to it such notes at a purchase price of 101% of the accreted value of such notes, plus accrued and unpaid interest to the date of the purchase.

     The indenture governing our direct parent's new Senior Subordinated Discount Notes due 2009 contains covenants that, among other things, limit our direct parent's and its restricted subsidiaries' (including us) ability to incur or guarantee additional indebtedness, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments, enter into arrangements that restrict dividends from subsidiaries, sell assets, engage in transactions with affiliates and effect a consolidation or merger. In certain instances, such covenants are more restrictive than those applicable to the notes.

     Events of default under the indenture governing our direct parent's new Senior Subordinated Discount Notes due 2009 include, among other things, payment defaults, covenant defaults, cross-acceleration to other indebtedness, judgment defaults and defaults from certain events of bankruptcy and insolvency.

FOREIGN LINES OF CREDIT

     Certain of our foreign subsidiaries have entered into agreements with banks to provide for local working capital needs. As of September 30, 2003, the total aggregate availability of these arrangements, including for letters of credit issuance, was $11.0 million, while the actual amount borrowed under these facilities was $3.5 million. The rates of interest in effect on these facilities as of September 30, 2003 ranged from 3.68% to 7.95%, and are generally subject to change based on prevailing local prime rates. In certain instances, the facilities are secured by a lien on foreign real property, leaseholds or accounts receivable.

                            DESCRIPTION OF THE NOTES

     We issued the Existing Notes on November 19, 2003 in connection with the restructuring. The terms of the New Notes are identical in all material respects to the Existing Notes, except for certain transfer restrictions and other rights relating to this exchange offer.

     We issued the Existing Notes under an indenture dated November 19, 2003 (the "Indenture") between the Company and BNY Midwest Trust Company, as trustee (the "Trustee"), in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the Indenture apply to the Existing Notes and the New Notes to be issued in exchange for the Existing Notes in this exchange offer (all such notes being together referred in this section of the prospectus as the "Notes"). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

     This description of the Notes is intended to be a useful overview of the material provisions of the Notes and the Indenture. Since this description of the Notes is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company and your rights. The Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part and is available from us upon request.

     The section entitled "Certain Definitions" includes the definitions of a number of the capitalized terms used in this description. For definitions of other capitalized terms, please refer to the Indenture. References in this description to, the "Company," "Telex", "we", "our", and "us" mean only Telex Communications, Inc. and not its subsidiaries.

GENERAL

     The Notes are senior secured obligations of the Company and rank equally in right of payment with all other senior obligations of the Company and senior in right of payment with all Indebtedness which by its terms is subordinated to the Notes. The Notes are secured by second priority security interests in substantially all of the assets of the Company and its Domestic Restricted Subsidiaries, subject to Permitted Liens. The Notes are guaranteed, jointly and severally on a senior secured basis by the Guarantors, as set forth under "-- Guarantees" below.

     The Trustee will initially act as paying agent and registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the registrar, which initially will be the Trustee's corporate office. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Company may change any paying agent and registrar without notice to Holders. The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest and Additional Interest, if any, may be paid at the Trustee's corporate trust office or by check mailed to the registered address of each Holder.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are unlimited in aggregate principal amount, although $125.0 million in aggregate principal amount are currently outstanding. Additional New Notes may be issued from time to time, subject to the limitations set forth under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness." The Notes and any Additional Notes will be substantially identical other than the issuance dates and the dates from which interest will accrue. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Notes," references to the Notes include any Additional Notes actually issued. Any Notes that remain outstanding after the completion of the Exchange Offer, together with the Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

     The Notes will mature on October 15, 2008.

     Interest on the Notes accrues at the rate of 11 1/2% per annum and is payable semiannually in cash on each October 15 and April 15, commencing on April 15, 2004, to the Persons who are registered Holders at the close of business on each April 1 and October 1 immediately preceding the applicable interest payment date. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Company will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Additional Interest accrues on the Notes in certain circumstances pursuant to the Registration Rights Agreement. See "Description of The
Notes -- Registration Rights Agreement" below.

SECURITY

     Pursuant to the terms of the Collateral Agreements, the Company and its Domestic Restricted Subsidiaries granted to the Collateral Agent or one or more sub-Collateral Agents appointed under the Indenture, the Intercreditor Agreement or another Collateral Agreement, as applicable, security interests in, and pledged in favor of the Collateral Agent or one or more such sub-Collateral Agents, substantially all of their respective assets, including all of the capital stock of each of their respective Subsidiaries (provided, however, that no more than 65% of the Voting Stock of Foreign Subsidiaries directly owned by the Company or any of its Domestic Restricted Subsidiaries and 100% of the non-voting Stock of Foreign Subsidiaries directly owned by the Company or a Domestic Restricted Subsidiary were pledged in connection therewith) on a second priority basis, subject to Permitted Liens (not in limitation but in furtherance thereof, such second priority security interests in, and pledges of, assets of the Company and its Domestic Restricted Subsidiaries that also serve as collateral securing the obligations under the Credit Agreement are, pursuant to the Intercreditor Agreement, second in priority only to the security interests in, and pledges of, such assets that are purported to be provided for under, or in connection with, the Credit Agreement).

     The Collateral, including, without limitation, the capital stock of the Company's Subsidiaries referred to in the previous paragraph, is pledged to (1) the Administrative Agent on a first priority basis, for the benefit of the Lenders under the Credit Agreement (the "Credit Agreement Liens") and (2) the Collateral Agent on a second priority basis, for the benefit of the Trustee and the Holders subject to the first priority rights of the Lenders and the Administrative Agent (the "Noteholder Liens"). The Noteholder Liens constitute claims separate and apart from (and of a different class from) the Credit Agreement Liens and are subject to the Credit Agreement Liens. The Noteholder Liens are also subject to Permitted Liens. The persons holding such liens may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Agent to realize or foreclose on the Collateral.

     The Collateral Agreements provide that, while any Credit Agreement Obligations (or any commitments or letters of credit in respect thereof or hedging obligations with Lenders or affiliates of Lenders thereunder) are outstanding, the holders of the Credit Agreement Liens control at all times all remedies and other actions related to the Collateral, and the Noteholder Liens do not entitle the Trustee or the Holders to take any action whatsoever (other than limited actions to preserve and protect the Noteholder Liens that do not impair the Credit Agreement Liens) with respect to the Collateral. As a result, while any Credit Agreement Obligations

(or any commitments or letters of credit in respect thereof or hedging obligations with Lenders or affiliates of Lenders thereunder) are outstanding, none of the Collateral Agent, the Trustee or the Holders are able to force a sale of the Collateral or otherwise exercise remedies normally available to secured creditors without the concurrence of the holders of the Credit Agreement Liens or challenge any decisions in respect thereof by the holders of the Credit Agreement Liens. Further, the Collateral Agent and the Holders are prohibited from taking any actions to contest the exercise of remedies of the Administrative Agent or the exercise of any of its rights against the Collateral. In the event the Collateral Agent receives any proceeds of any Collateral at any time when any Credit Agreement Obligations are outstanding, the Collateral Agent will pay such proceeds over to the Administrative Agent until the Credit Agreement Obligations are satisfied.

     Upon the occurrence of an Event of Default, the proceeds from the sale of Collateral securing the Notes may be insufficient to satisfy the Company's obligations under the Notes. No appraisals of any of the Collateral were prepared in connection with the offering of the Notes. Additionally, the Lenders have control over all decisions with respect to enforcement of the security interests thereunder, including decisions regarding whether and when to foreclose upon assets. Moreover, the amount to be received upon such a sale would be dependent upon numerous factors, including the condition, age and useful life of the Collateral at the time of the sale, as well as the timing and manner of the sale. By its nature, all or some of the Collateral is illiquid and has no readily ascertainable market value. Accordingly, there is no assurance that the Collateral, if saleable, can be sold in a short period of time.

     Proceeds realized by the Administrative Agent or the Collateral Agent (after the payment of all Credit Agreement Obligations (and the termination of all letters of credit (or cash collateralization thereof)), commitments and hedging obligations with Lenders or affiliates of Lenders thereunder) from the Collateral will be applied:

     - first, to amounts owing to the holders of the Credit Agreement Liens in accordance with the terms of the Credit Agreement;

     - second, to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Indenture and to amounts owing to the Collateral Agent in its capacity as such in accordance with the terms of the Collateral Agreements;

     - third, to amounts owing to the Holders in accordance with the terms of the Indenture; and

     - fourth, to the Company and/or other persons legally entitled thereto.

     Subject to the terms of the Collateral Agreements, the Company and the Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than any cash, securities, obligations and cash equivalents constituting part of the Collateral that may be deposited with the Administrative Agent in accordance with the provisions of the Credit Agreement and other than as set forth in the Collateral Agreements), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

     A portion of the Company's assets consists of leasehold improvements to real property leased by it from the owners of such real property. Because leasehold improvements may be deemed to be a part of either the real property covered by the lease (which real property is not owned by the Company) or the Company's real estate leasehold interests (which interests are not included in the Collateral securing the Notes), there are no assurances as to whether or to what extent such assets would be available as collateral securing the Notes. Moreover, the ability of the Collateral Agent to obtain possession of Collateral located on such leased real property may be subject to conflicting claims of landlords. The Company believes, however, that the realizable value of such leasehold interests upon a liquidation of the Company would not be material.

     To the extent third parties hold Permitted Liens, such third parties may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral. Given the intangible nature of certain of the Collateral, any such sale of such Collateral separately from the assets of the Company as a whole may not be feasible. Additionally, the inclusion of the Company's fixtures in the Collateral securing the Notes is limited by the extent to which (a) such fixtures are deemed not to be personal property affixed to real property owned by the Company, and (b) any applicable state laws would, for purposes of perfecting security interests with respect thereto, require that the Collateral Agent effectuate certain filings in applicable real estate land records. The ability of the Company to grant a security interest in certain Collateral is limited by legal or other logistical considerations. The ability of the Holders to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "-- Certain Bankruptcy and Other Limitations."

     The Company is permitted to form new Domestic Restricted Subsidiaries and to transfer all or a portion of the Collateral to one or more of its Domestic Restricted Subsidiaries; provided, that each such new Domestic Restricted Subsidiary is required to execute a guarantee in respect of the Company's obligations under the Notes and the Indenture and a supplement to the Security Agreement granting to the Collateral Agent a security interest in all of the assets of such Domestic Restricted Subsidiary on the same basis and subject to the same limitations as our currently existing Domestic Restricted Subsidiary as described in the first paragraph under "-- Security."

     Subject to the restrictions on incurring Indebtedness set forth herein under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness", the Company and its Restricted Subsidiaries have the right to grant (and suffer to exist) Liens securing (x) Capitalized Lease Obligations and Purchase Money Indebtedness constituting Permitted Indebtedness and respecting fixed assets of the Company or such Restricted Subsidiaries and to acquire any such assets subject to such Liens and (y) obligations outstanding under the Credit Agreement constituting Permitted Indebtedness or all other Obligations in connection with the Credit Agreement. The Collateral Agent's Liens do not cover such assets and, where they do, they are intended to be, and shall be, at all times automatically subordinate in priority to all such Liens.

     In furtherance of the foregoing, the Company, the Guarantors, the Trustee and the Collateral Agent, on behalf of the Holders, and the Administrative Agent, on behalf of the Lenders, entered into the Intercreditor Agreement. The Intercreditor Agreement provides, among other things, that (1) the Credit Agreement Liens shall be senior in priority to the Noteholder Liens, and consequently, the Administrative Agent and the Lenders are entitled to receive proceeds resulting from the foreclosure of or realization on any Collateral prior to the Collateral Agent, the Trustee and the Holders, (2) during any insolvency proceedings, the Administrative Agent and the Collateral Agent will coordinate their efforts to give effect to the relative priority of their security interests in such assets and (3) following an Event of Default or an event of default under the Credit Agreement, all decisions with respect to such collateral, including the time and method of any disposition thereof, will be made by the Administrative Agent in accordance with the terms of the Credit Agreement and subject to the terms of the Intercreditor Agreement until the Credit Agreement Obligations are paid-in-full. The Intercreditor Agreement also provides that during an insolvency proceeding involving the Company or any of the Guarantors, the Administrative Agent can permit the use of cash collateral or seek alternative forms of financing which may have liens that are senior to the Credit Agreement Liens and the Noteholder Liens without the consent of the Collateral Agent or the Holders. Neither the Collateral Agent nor the Holders are able to seek relief from the automatic stay during an insolvency proceeding without the consent of the Administrative Agent. The Holders are prohibited by the Intercreditor Agreement from voting in favor of any plan of reorganization following an insolvency proceeding that did not provide for the full satisfaction of Credit Agreement Obligations. Pursuant to the Intercreditor Agreement, the Trustee and the Holders have waived, to the fullest extent permitted by law, any claim against the Administrative Agent and the Lenders in connection with any actions they may take under the Credit Agreement or with respect to the Collateral, and agree that the Administrative Agent and the Lenders have no duties to them in respect of the maintenance or preservation of the Collateral (other than in the case of the Administrative Agent, a duty to hold certain possessory collateral as bailee of the Trustee and the Holders for purposes of perfecting the Noteholder Liens thereon). They further waived, to the fullest extent permitted by law, any right to assert, or request the benefit of, any marshalling, appraisal, valuation or other similar right that is otherwise available to them.

     Neither the Company nor any of its Restricted Subsidiaries may encumber any asset or property of the Company or such Restricted Subsidiary or suffer to exist any Lien thereon, other than as expressly permitted by the Indenture.

     So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture and the Collateral Agreements (including, without limitation, the Intercreditor Agreement), each of the Company and the Guarantors is entitled to receive all cash dividends, interest and other payments made upon or with respect to the equity interests of any of its Subsidiaries and to exercise any voting, consensual rights and other rights pertaining to such Collateral pledged by it. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, upon notice from the Collateral Agent, (a) all rights of the Company or such Guarantor, as the case may be, to exercise such voting, consensual rights, or other rights shall cease and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting, consensual rights or other rights,
(b) all rights of the Company or such Guarantor, as the case may be, to receive cash dividends, interest and other payments made upon or with respect to the Collateral shall cease, and such cash dividends, interest and other payments shall be paid to the Collateral Agent, and (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with, and subject to the terms of, the Collateral Agreements. All funds distributed under the Collateral Agreements and received by the Collateral Agent for the ratable benefit of the Holders shall be distributed by the Collateral Agent in accordance with the provisions of the Indenture.

     The collateral release provisions of the Indenture permit the release of Collateral without substitution of collateral having at least equal value under certain circumstances, including asset sales made in compliance with the Indenture.

CERTAIN BANKRUPTCY AND OTHER LIMITATIONS

     The right of the Collateral Agent to repossess and dispose or otherwise exercise remedies in respect of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or any of its Domestic Restricted Subsidiaries prior to the Collateral Agent having repossessed and disposed of the Collateral or otherwise completed the exercise of its remedies with respect to the Collateral. Under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments; provided that, under the Bankruptcy Code, the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral securing the obligations owed to it and may include cash payments or the granting of additional security, if and at such times as the bankruptcy court in its discretion determines, for any diminution in the value of such collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection." The Intercreditor Agreement prohibits the Holders, Trustee and Collateral Agent from seeking any "adequate protection."

     Moreover, the Collateral Agent may need to evaluate the impact of the potential liabilities before determining to foreclose on Collateral consisting of real property because a secured creditor that holds a lien on real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened releases of hazardous substances at such real property. Consequently, the Collateral Agent may decline to foreclose on such Collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the Holders.

     In addition, because a portion of the Collateral consists of pledges of a portion of the Capital Stock of certain of our Foreign Subsidiaries, the validity of those pledges under applicable foreign law, and the ability of the Holders to realize upon that Collateral under applicable foreign law, to the extent applicable, may be limited by such law, which limitations may or may not affect such Liens.

     The Collateral Agent's ability to foreclose on the Collateral may be subject to lack of perfection, the consent of third parties, prior liens and practical problems associated with the realization of the Collateral Agent's lien on the Collateral.

GUARANTEES

     The full and prompt payment of the Company's payment obligations under the Notes and the Indenture is guaranteed, jointly and severally, by all present and future, direct and indirect, Domestic Restricted Subsidiaries. Each Guarantor fully and unconditionally guarantees on a senior secured basis (each a "Guarantee" and, collectively, the "Guarantees"), jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's Obligations under the Indenture and the Notes, including the payment of principal of, interest on, premium, if any, on and Additional Interest, if any, on the Notes. The Guarantee of each Guarantor ranks senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor and equally in right of payment with all other existing and future senior Indebtedness of such Guarantor. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Guarantor for such purpose includes any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution. Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation. See "-- Certain Covenants -- Merger, Consolidation and Sale of Assets" and "-- Limitation on Asset Sales."

     Notwithstanding the foregoing, a Guarantor will be released from its Guarantee and all Collateral provided by such Guarantor shall be released without any action required on the part of the Trustee or any Holder:

          (1) if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor is sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and we otherwise comply, to the extent applicable, with the covenant described below under the caption "-- Certain Covenants -- Limitation on Asset Sales"; or

          (2) if we designate such Guarantor as an Unrestricted Subsidiary in accordance with the covenant described below under the caption "-- Certain Covenants -- Limitation on Restricted Payments"; or

          (3) if we exercise our legal defeasance option or our covenant defeasance option as described below under the caption "-- Legal Defeasance and Covenant Defeasance"; or

          (4) upon satisfaction and discharge of the Indenture or payment in full of the principal and premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations that are then due and payable.

     At our request and expense, the Trustee will execute and deliver an instrument evidencing such release. A Guarantor may also be released from its obligations under its Guarantee in connection with a permitted amendment of the Indenture. See "-- Modification of the Indenture."

REDEMPTION

     Optional Redemption after October 15, 2006. Except as described below, the Notes are not redeemable before October 15, 2006. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the period commencing on the date set forth below:

YEAR                                                           PERCENTAGE
----                                                           ----------
October 15, 2006............................................     105.75%
October 15, 2007 and thereafter.............................     100.00%

     In addition, the Company must pay accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed.

     Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to October 15, 2005, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued under the Indenture at a redemption price of 111.50% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, thereon, if any, to the date of redemption; provided that:

          (1) at least 65% of the original principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and

          (2) the Company effects such redemption not more than 120 days after the consummation of any such Equity Offering.

SELECTION AND NOTICE OF REDEMPTION

     In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

          (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

          (2) on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate.

     No Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures). Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

     The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase the Notes as described under the captions "-- Repurchase upon Change of Control" and "-- Certain
Covenants -- Limitation on Asset Sales." The Company may at any time and from time to time purchase Notes in the open market or otherwise.

REPURCHASE UPON CHANGE OF CONTROL

     Subject to the terms of the Credit Agreement, upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000) of such Holder's Notes using immediately available funds pursuant to the offer described below (the "Change of Control Offer"), at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

     Within 30 days following the date upon which the Change of Control occurred, the Company must send, by registered first-class mail, an offer to each Holder, with a copy to the Trustee, which offer shall govern the terms of the Change of Control Offer. Such offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer are required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing and the terms of the Credit Agreement and/or the Indenture may restrict the ability of the Company to obtain such financing.

     The Trustee may not waive the covenant to offer to purchase the Notes upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management or the Board of Directors of the Company. Consummation of any such Asset Sales in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger, recapitalization or similar transaction.

     One of the events that constitutes a Change of Control under the Indenture is the disposition of "all or substantially all" of the Company's assets under certain circumstances. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event Holders elect to require the Company to purchase the Notes and the Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase under such circumstances.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness the Consolidated Fixed Charge Coverage Ratio of the Company will be, after giving effect to the incurrence thereof, greater than 2.0 to 1.0.

     Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or another Restricted Subsidiary of the Company) on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock;

          (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or its Restricted Subsidiaries or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than upon the exercise of such warrants, rights or options in accordance with their terms);

          (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee; or

          (4) make any Investment (other than Permitted Investments);

     (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"); if at the time of such Restricted Payment or immediately after giving effect thereto,

          (i) a Default or an Event of Default shall have occurred and be continuing; or

          (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "-- Limitation on Incurrence of Additional Indebtedness;" or

          (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property at the time of the making thereof) shall exceed the sum of:

             (A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a negative number, 100% of such Consolidated Net Income) of the Company earned subsequent to the Issue Date and ending on the last day of the Company's last fiscal quarter ending prior to the date the Restricted Payment occurs for which financial statements are available (the "Reference Date") (treating such period as a single accounting period); plus

             (B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company; plus

             (C) 100% of the aggregate net cash proceeds received from the issuance of Indebtedness or shares of Disqualified Capital Stock of the Company that have been converted into or exchanged for

        Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Reference Date; plus

             (D) without duplication of any amounts included in clause (iii)(B) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock subsequent to the Issue Date and on or prior to the Reference Date.

     In the case of clauses (iii)(B) and (C) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of such dividend if such dividend would have been permitted on the date of declaration;

          (2) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, the acquisition of any shares of Qualified Capital Stock of the Company, either (i) solely in exchange for other shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

          (3) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, the acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

          (4) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, an Investment through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

          (5) if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the repurchase or other acquisition of shares of Capital Stock of the Company from employees, former employees, directors or former directors of the Company (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $500,000 in any fiscal year;

          (6) dividends and distributions paid on Capital Stock of a Restricted Subsidiary on a pro rata basis;

          (7) payments by the Company or any Restricted Subsidiary to Holdings or Intermediate Holdings to satisfy the Company's or such Restricted Subsidiary's obligations under or in respect of the Tax Sharing Agreement;

          (8) payments by the Company or any Restricted Subsidiary to Holdings or Intermediate Holdings (x) to pay the necessary fees and expenses to maintain Holdings' and Intermediate Holdings' legal existence and good standing and to pay the reasonable costs of their respective directors' and officers' insurance and (y) to pay third party legal, management, consulting and accounting fees, insurance premiums, audit fees, trustee fees, stock and/or warrant transfer agent fees and other customary business expenses of Holdings or Intermediate Holdings incurred in the ordinary course of their respective businesses as in effect on the Issue Date, in each case to the extent such fees, expenses or other amounts relate to services provided by entities which are not the Affiliates of the Company and its Restricted Subsidiaries;

          (9) payments by the Company to Intermediate Holdings to pay the cash interest due on the Senior Subordinated Discount Notes; provided, however, that the aggregate amount of such payments shall not exceed 1.0% per annum of the accreted value of the then-outstanding Senior Subordinated Discount Notes in any fiscal year;

          (10) repayment by the Company from the proceeds of the offering of the Notes of the 10.5% Senior Subordinated Notes due May 1, 2007 and the 11.0% Senior Subordinated Notes due March 15, 2007 transferred by Holdings to the Company on the Issue Date; and

          (11) in addition to clauses (1)-(10) above, if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, Restricted Payments in an aggregate amount not to exceed $5.0 million subsequent to the Issue Date.

     In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this "Limitation on Restricted Payments" covenant amounts expended pursuant to clauses (1), (2)(i), (3)(ii)(a), (4), (5) and (6) shall be included in such calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

     Limitation on Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

          (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities; and

          (3) the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

             (a) (i) to repay Indebtedness under the Credit Agreement and permanently reduce the commitments thereunder or (ii) in the case where the property or asset that was the subject of such Asset Sale is encumbered by a Lien of the type described in clause (6), (7) and (14) of the definition of the term "Permitted Lien", repay the Permitted Indebtedness that was secured by such Lien;

             (b) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); or

             (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

     On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) or (3)(c) of the preceding paragraph (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a "Net Proceeds Offer Amount") shall, subject to the terms of the Credit Agreement, be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

     The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to the immediately preceding paragraph).

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "-- Merger, Consolidation and Sale of Assets," which transaction does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale to the extent such deemed sale would have otherwise constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Each notice of a Net Proceeds Offer shall be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

          (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

          (2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

          (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

     except for such encumbrances or restrictions existing under or by reason of:

             (a) applicable law;

             (b) the Indenture;

             (c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

             (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

             (e) the Credit Agreement (and all replacements or substitutions thereof on terms no more adverse to the Holders and no less favorable or more onerous to the Company and its Restricted Subsidiaries) and the Collateral Agreements;

             (f) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; or

             (g) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), (e) or (f) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), (e) or (f).

     Limitation on Issuances and Sales of Capital Stock of Subsidiaries. The Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) to own or hold any Capital Stock of any Restricted Subsidiary of the Company or any Lien or security interest therein, other than (1) as required by applicable law or (2) issuances of director's qualifying shares; provided, however, that this provision shall not prohibit the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with the provisions of the "-- Limitations on Asset Sales" covenant.

     Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

     Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (1) either

             (a) the Company shall be the surviving or continuing corporation;
        or

             (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

             (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

             (y) shall expressly assume, (i) by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes, the Indenture, the Collateral Agreements, and the Registration Rights Agreement on the part of the Company to be performed or observed thereunder and (ii) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

          (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "-- Limitation on Incurrence of Additional Indebtedness" covenant;

          (3) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

          (4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution the Company and any Guarantors that remain Subsidiaries of the Company shall be released.

     Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of this covenant and the "-- Limitation on Asset Sales" covenant) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of such Guarantor's assets to any Person, other than the Company or any other Guarantor unless:

          (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2) such entity assumes (a) by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and, to the extent applicable, the Intercreditor Agreement and (b) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

          (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant.

     Any merger or consolidation of (i) a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor or (ii) a Guarantor or the Company with an Affiliate organized solely for the purpose of reincorporating such Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia or changing the legal form of such Guarantor or the Company need only comply with (A) clause (4) of the first paragraph of this covenant and (B) in the case of a merger or consolidation involving (x) the Company as described in clause (ii) above, clause (1)(b)(y) of the first paragraph of this covenant and (y) in the case of a Guarantor as described in clause (ii) above, clause (2) of the immediately preceding paragraph.

     Limitations on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

     Except with respect to paragraph (b) below, with respect to all Affiliate Transactions, the Company shall deliver an Officers' Certificate to the Trustee certifying that such transactions are in compliance with clause (a)(y) of the preceding paragraph. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $1.0 million shall be approved by a majority of the members of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, having no material personal financial interest in such Affiliate Transactions, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $5.0 million (other than with the Initial Purchaser in connection with the issuance of the Notes), the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

          (b) The restrictions set forth in the first paragraph of this covenant shall not apply to:

             (1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

             (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

             (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto and any extension of the maturity thereof) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

             (4) any employment, consulting, stock option, stock repurchase, employment benefit compensation, severance, termination or other employment-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

             (5) sales or issuances of Qualified Capital Stock (or options to purchase Qualified Capital Stock) to Affiliates or employees of the Company or any of its Restricted Subsidiaries at Fair Market Value; and

             (6) Restricted Payments permitted by the Indenture.

     Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Person that is not a Guarantor but becomes a Domestic Restricted Subsidiary as a result of such transaction or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Person that is or becomes a Domestic Restricted Subsidiary that is not a Guarantor, then the Company shall cause such Domestic Restricted Subsidiary that is not a Guarantor or the Restricted Subsidiary that directly owns such Domestic Restricted Subsidiary, as applicable, to:

          (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture;

          (2) (a) execute and deliver to the Collateral Agent such amendments to the Collateral Agreements as the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Holders and the Lenders, a perfected second priority security interest in the Capital Stock of such new Domestic Restricted Subsidiary and any debt securities of such new Domestic Restricted Subsidiary, subject to the Permitted Liens, which are owned by the Company or such new Domestic Restricted Subsidiary and required to be pledged pursuant to the Security Agreement, (b) deliver to the Collateral Agent any certificates representing such Capital Stock and debt securities, together with (i) in the case of such Capital Stock, undated stock powers or instruments of transfer, as applicable, endorsed in blank, and (ii) in the case of such debt securities, endorsed in blank, in each case executed and delivered by an Officer of the Company or such Subsidiary, as the case may be;

          (3) take such actions necessary or as the Collateral Agent reasonably determines to be advisable to grant to the Collateral Agent for the benefit of the Holders a perfected second priority security interest in the assets of such new Domestic Restricted Subsidiary, subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Collateral Agent;

          (4) take such further action and execute and deliver such other documents specified in the Indenture or otherwise reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

          (5) deliver to the Trustee an opinion of counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the Collateral of or consisting of the Capital Stock of such Domestic Restricted Subsidiary as provided for in the Indenture.

     Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

     Impairment of Security Interest. Neither the Company nor any of its Restricted Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral. Neither the Company nor any of its Domestic Restricted Subsidiaries shall grant to any Person (other than the Collateral Agent), or permit any Person (other than the Collateral Agent), to retain any interest whatsoever in the Collateral other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture, the Notes and the Collateral Agreements (including, without limitation, the Intercreditor Agreement). The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

     Real Estate Mortgages and Filings. With respect to any fee interest in any real property (individually and collectively, the "Premises") owned by the Company or a Domestic Restricted Subsidiary on the Issue Date or acquired by the Company or a Domestic Restricted Subsidiary after the Issue Date, with (i) a purchase price or (ii) as of the Issue Date, with a Fair Market Value, of greater than $500,000:

          (1) the Company shall deliver to the Collateral Agent, as mortgagee, fully-executed counterparts of Mortgages, each dated as of the date of acquisition of such property in the case of Premises acquired by the Company or a Domestic Restricted Subsidiary after the Issue Date, duly executed by the Company or the applicable Domestic Restricted Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Collateral Agent desirable, to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

          (2) the Collateral Agent shall have received mortgagee's title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in amounts and in form and substance and issued by insurers reasonably acceptable to the Collateral Agent, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as the Collateral Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

          (3) the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, such filings, surveys, local counsel opinions and fixture filings, along with such other documents, instruments, certificates and agreements, as the Collateral Agent and its counsel shall reasonably request.

     Leasehold Mortgages and Filings; Landlord Waivers. To the extent delivered to the Administrative Agent for the benefit of the Lenders under the Credit Agreement, the Company and each of its Domestic Restricted Subsidiaries shall deliver to the Collateral Agent, as mortgagee, Mortgages with respect to the Company's leasehold interests in the premises (the "Leased Premises") occupied by the Company or such Domestic Restricted Subsidiary pursuant to leases entered into after the Issue Date, together with landlord waivers, subordination agreements and other related documents (collectively, the "Leases", and individually, a "Lease").

     Conduct of Business. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

     Reports to Holders. The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will furnish to the Trustee and, upon request, to the Holders:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

     In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing). In addition, the Company has agreed that, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, it will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

POSSESSION, USE AND RELEASE OF COLLATERAL

     Unless an Event of Default shall have occurred and be continuing, the Company and the Domestic Restricted Subsidiaries have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than as set forth in the Collateral Agreements), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

     Release of Collateral. Upon compliance by the Company and the Domestic Restricted Subsidiaries with the conditions set forth below in respect of any release of items of Collateral, and upon delivery by the Company to the Collateral Agent of an opinion of counsel to the effect that such conditions have been met, the Collateral Agent will terminate and release its Lien on the applicable Released Interests (as hereinafter defined), and the Collateral Agent shall, at the sole cost and expense of the Company or such Domestic Restricted Subsidiary, execute and deliver to the Company or such Domestic Restricted Subsidiary such documents, without any representation, warranty or recourse of any kind whatsoever, as the Company or such Domestic Restricted Subsidiary shall reasonably request to evidence such termination.

     Asset Sale Release. The Company and the Domestic Restricted Subsidiaries have the right to obtain a release of items of Collateral (the "Released Interests") subject to an Asset Sale permitted hereunder upon compliance with the condition that the Company deliver to the Collateral Agent the following:

          (1) A notice from the Company requesting the release of Released
     Interests: (i) describing the proposed Released Interests; (ii) specifying the Fair Market Value of such Released Interests on a date within 60 days of such notice (the "Valuation Date"); (iii) stating that the purchase price received is at least equal to the Fair Market Value of the Released Interests; (iv) stating that the release of such Released Interests would not be expected to interfere in any material respect with the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair in any material respect the maintenance and operation of the remaining Collateral; and (v) certifying that such Asset Sale complies with the terms and conditions of the Indenture with respect thereto; and

          (2) An Officers' Certificate of the Company stating that: (i) such Asset Sale covers only the Released Interests and complies with the terms and conditions of the Indenture with respect to Asset Sales; (ii) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale; (iii) the release of the Collateral will not result in a Default or Event of Default under the Indenture; and (iv) all conditions precedent in the Indenture relating to the release in question have been or will be complied with.

     If the Company or any Domestic Restricted Subsidiary engages in any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value of any Collateral of the type described in clause (a), (c),
(d) or (e) of the proviso to the definition of the term "Asset Sale", the Liens of the Collateral Agent on such Collateral shall automatically terminate and be released without any action by the Collateral Agent, and the Collateral Agent shall, at the sole cost and expense of the Company or such Domestic Restricted Subsidiary, execute and deliver to the Company or such Domestic Restricted Subsidiary such documents, without any representation, warranty or recourse of any kind whatsoever, as the Company or such Domestic Restricted Subsidiary shall reasonably request to evidence such termination.

     Release of Inventory and Accounts Receivable Collateral. Notwithstanding any provision to the contrary in the Indenture, Collateral comprised of accounts receivable, inventory or the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business; provided, that while an Event of Default has occurred and is continuing the proceeds of such sale shall continue to constitute Collateral. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this "Release of Inventory and Accounts Receivable Collateral" provision has been released from the Liens of each of the Collateral Agreements. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

     Release upon Satisfaction or Defeasance of all Outstanding
Obligations. The security interests on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of, premium, if any, on, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations under the Indenture, the Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, premium, if any, accrued and unpaid interest and Additional Interest, if any, are paid, (ii) a satisfaction and discharge of the Indenture as described below under the caption "-- Satisfaction and Discharge" and (iii) the later to occur of (A) a legal defeasance or covenant defeasance as described below under "-- Legal Defeasance and Covenant Defeasance" and (B) the 91st day occurring subsequent to the making of the deposit required under clause (1) of the fifth sentence of "-- Legal Defeasance and Covenant Defeasance."

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (1) the failure to pay premium, if any, interest and Additional Interest, if any, on any Notes or any other amount (other than principal for the Notes) when the same becomes due and payable and the default continues for a period of 30 days;

          (2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

          (3) a default in the observance or performance of any other covenant or agreement contained in the Indenture (other than the payment of the principal of, or premium, if any, or interest or Additional Interest, if any, on any Note) or any Collateral Agreement which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "-- Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $5.0 million or more at any time;

          (5) one or more judgments in an aggregate amount in excess of $5.0 million (which are not covered by a reputable and solvent third party insurer as to which such insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (6) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries;

          (7) any Collateral Agreement at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Collateral Agreement, or any judgment creditor having a Lien against a material portion of Collateral commences legal action to foreclose such Lien or otherwise exercise its remedies against a material portion of Collateral and such action is not stayed, discharged or otherwise cured within 60 days after the date of commencement;

          (8) the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement; or

          (9) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

     If an Event of Default (other than an Event of Default specified in clause
(6) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

     If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraphs, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

          (1) if the rescission would not conflict with any judgment or decree;

          (2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration;

          (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, and Additional Interest, if any, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and its advances; and

          (5) in the event of the cure or waiver of an Event of Default of the type described in clause (7) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived.

     No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, interest or Additional Interest, if any, on any Notes.

     Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to the provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     No past, present or future director, officer, employee, incorporator, or stockholder of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     Under the Indenture, the Company is required to provide an Officers' Certificate to the Trustee promptly upon any Officer obtaining knowledge of any Default or Event of Default (provided that such Officers' Certificate shall be provided at least annually whether or not such Officers know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

          (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due;

          (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

          (3) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts and at such times as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Additional Interest, if any, on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

             (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

             (b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

     in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Defaults or Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of such deposit;

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (7) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

          (8) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (9) certain other customary conditions precedent are satisfied.

     Notwithstanding the foregoing, the opinion of counsel required by clause
(2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

     The Indenture (and all Liens on Collateral in connection with the issuance of the Notes) will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

          (1) either:

             (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

             (b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, interest and Additional Interest, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2) the Company has paid all other sums payable under the Indenture by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement the Indenture, the Notes, the Guarantees, the Registration Rights Agreement and the Collateral Agreements:

          (1) to cure any ambiguity, defect or inconsistency contained therein;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to provide for the assumption of the Company's or a Guarantor's obligations to Holders in the case of a merger or consolidation involving the Company or such Guarantor or sale of all or substantially all of the assets of the Company or such Guarantor;

          (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture, the Notes, the Guarantees, the Registration Rights Agreement or the Collateral Agreements;

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;

          (6) to allow any Subsidiary or any other Person to guarantee the Notes; or

          (7) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or Collateral Agreements,

     so long as such amendment, modification or supplement does not, in the opinion of the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, each of the Trustee and, if such amendment, modification or supplement relates to any Collateral Agreement, the Collateral Agent, will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other amendments of, modifications to and supplements to the Indenture, the Notes, the Guarantees, the Registration Rights Agreement and the Collateral Agreements may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

          (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture or the Notes;

          (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, or Additional Interest on any Notes;

          (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

          (4) make any Notes payable in money other than that stated in the Notes;

          (5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, interest and Additional Interest, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

          (6) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

          (7) modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders;

          (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or

          (9) release all or substantially all of the Collateral.

GOVERNING LAW

     The Indenture provides that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law, of another jurisdiction would be required thereby.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee is permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation.

     "Administrative Agent" has the meaning set forth in the definition of the term "Credit Agreement."

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by (x) the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Guarantor or (y) a Foreign Restricted Subsidiary to the Company or a Wholly-owned Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.5 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "-- Merger, Consolidation and Sale of Assets"; (c) any Restricted Payment permitted by the "-- Limitation on Restricted Payments" covenant or that constitutes a Permitted Investment; (d) the sale of Cash Equivalents and (e) the sale or other disposition of used, worn out, obsolete or surplus equipment.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. sec.sec.101 et seq.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capital Stock" means:

          (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and all options, warrants and other rights to purchase or acquire any of the foregoing; and

          (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person and all options, warrants and other rights to purchase or acquire any of the foregoing.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means:

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above; and

          (7) investments made by Foreign Restricted Subsidiaries in local currencies in instruments issued by or with entities in such jurisdictions having correlative and comparable attributes to the foregoing.

     "Change of Control" means the occurrence of one or more of the following events:

          (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company;

          (2) individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

          (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

     "Collateral" shall mean collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Collateral Agreement.

     "Collateral Agent" means the collateral agent and any successor under the Indenture.

     "Collateral Agreements" means, collectively, the Intercreditor Agreement, the Security Agreement and each Mortgage, in each case, as the same may be in force from time to time.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

          (1) Consolidated Net Income; and

          (2) to the extent Consolidated Net Income has been reduced thereby:

             (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

             (b) Consolidated Interest Expense, amortization expense and depreciation expense; and

             (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four consecutive full fiscal quarters (the "Four Quarter Period") most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with the assets that are the subject of such Asset Sale or other disposition or Asset Acquisition) occurred on the first day of the Four Quarter Period provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of "Consolidated Net Income." If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

     Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the average rate of interest on such Indebtedness during the Four Quarter Period ending on or prior to the Transaction Date; and

          (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs and debt issuance costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness); plus

          (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and (c) net cash costs under all Interest Swap Obligations (including amortization of fees), other than any cash costs paid to unwind Interest Rate Obligations existing on and prior to the Issue Date.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

          (1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

          (2) after-tax items classified as extraordinary or nonrecurring gains;

          (3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

          (4) the net income of any Person, other than the referent Person or a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

          (5) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

          (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

          (7) all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries; and

          (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of the Company, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Credit Agreement" means the Credit Agreement dated as of the Issue Date, among the Company, the other Credit Parties thereto and the lenders party thereto (together with their successors and assigns, the "Lenders") and General Electric Capital Corporation, as agent thereunder (in such capacity, together with its successors and assigns, the "Administrative Agent"), setting forth the terms and conditions of the senior credit facility, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (ii) of the definition of the term "Permitted Indebtedness" or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Credit Agreement Obligations" means all Indebtedness and other obligations under the Credit Agreement, including the Obligations under the Credit Agreement.

     "Credit Parties" means the Company, Holdings, Intermediate Holdings, and each of their respective domestic subsidiaries and each other Person who executes the Credit Agreement as a "Credit Party" or executes a guaranty in favor of the Lenders or the Administrative Agent or who grants a Lien on all or part of its assets to secure all or part of the Obligations under the Credit Agreement.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary.

     "Domestic Restricted Subsidiary" means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

     "Domestic Subsidiary" means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.

     "Equity Offering" means any private or public offering of Qualified Capital Stock of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Exchange Offer" means an exchange offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Existing Notes a like aggregate principal amount of New Notes having substantially identical terms to the Existing Notes registered under the Securities Act.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "Foreign Restricted Subsidiary" means any Foreign Subsidiary that is a Restricted Subsidiary.

     "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person (a) which is organized under the laws of any jurisdiction outside of the United States of America, (b) which conducts the major portion of its business outside of the United States of America and (c) all or substantially all of the property and assets of which are located outside of the United States of America.

     "GAAP" means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

     "Guarantor" means (1) each of the Company's Domestic Restricted Subsidiaries existing on the Issue Date and (2) each of the Company's Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

     "Holder" means the Person in whose name a Note is registered on the registrar's books.

     "Holdings" means Telex Communications Holdings, Inc., a Delaware corporation.

     "Indebtedness" means with respect to any Person, without duplication:

          (1) all Obligations of such Person for borrowed money;

          (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all Capitalized Lease Obligations of such Person;

          (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with the Company's past practice);

          (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, whether or not then due;

          (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

          (8) all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

          (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "Independent Financial Advisor" means a nationally-recognized accounting, appraisal or investment banking firm: (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Intercreditor Agreement" means the Intercreditor Agreement among the Administrative Agent, the Trustee, the Collateral Agent, the Company and the Guarantors, dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Intermediate Holdings" means Telex Communications Intermediate Holdings, LLC, a Delaware limited liability company.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the "-- Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

     "Issue Date" means the date of original issuance of the Existing Notes.

     "Lenders" has the meaning set forth in the definition of the term "Credit Agreement."

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Mortgages" means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the Premises and/or the Leased Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (2) all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such Asset Sale;

          (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

          (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

     "Obligations" means all obligations for principal, premium, interest, Additional Interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

     "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.

     "Permitted Holder" means each of the following: Greenwich Street Capital Partners, Inc., FS Private Investments III LLC (d/b/a Jefferies Capital Partners), CFSC Wayland Advisers, Inc. or any of their respective Affiliates (including any investment fund or vehicle managed, sponsored or advised by Greenwich Street Capital Partners, Inc., FS Private Investments III LLC (d/b/a Jefferies Capital Partners), CFSC Wayland Advisers, Inc. or any of their respective Affiliates).

     "Permitted Indebtedness" means, without duplication, each of the following:

          (1) Indebtedness under the Notes issued in the offering of the Existing Notes or in the Exchange Offer in an aggregate outstanding principal amount not to exceed $125.0 million and the related Guarantees;

          (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $15.0 million as such amount may be reduced from time to time as a result of permanent reductions of the commitments thereunder;

          (3) other Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date or which may be borrowed pursuant to any commitment in effect under any credit agreement or facility in existence on the Issue Date;

          (4) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by the Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

          (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6) Indebtedness of a Wholly-Owned Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly-Owned Subsidiary of the Company, in each case subject to no Lien; provided that (a) any such Indebtedness is subordinated, pursuant to a written agreement, to such Subsidiary's Obligations under the Indenture and if such Subsidiary is a Domestic Restricted Subsidiary, its Guarantee and (b) if as of any date any Person other than the Company or a Wholly-Owned Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (7) Indebtedness of the Company to a Wholly-Owned Subsidiary of the Company for so long as such Indebtedness is held by a Wholly-Owned Subsidiary of the Company, in each case subject to no Lien; provided that
     (a) any such Indebtedness is subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Wholly-Owned Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however,that such Indebtedness is extinguished within five business days of incurrence;

          (9) Indebtedness in respect of (A) commercial letters of credit, or other letters of credit or other similar instruments or obligations, issued in connection with liabilities incurred in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) surety, judgment, appeal, performance and other similar bonds, instruments or obligations provided in the ordinary course of business;

          (10) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (11) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $5.0 million at any time outstanding;

          (12) Refinancing Indebtedness;

          (13) Guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of the Indenture;

          (14) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

          (15) Indebtedness which is deemed to have been incurred by the Company as a result of a change in GAAP after the Issue Date and which relates to the Company's off-balance-sheet financing of its facilities located in Burnsville, Minnesota on May 9, 2000; provided, however, that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed the aggregate principal amount of Indebtedness that would have been deemed outstanding on the Issue Date had the change in GAAP occurred prior to the Issue Date; and

          (16) in addition to clauses (1)-(15) above, additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $5.0 million at any time outstanding.

     For purposes of determining compliance with the "-- Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "-- Limitations on Incurrence of Additional Indebtedness" covenant.

     "Permitted Investments" means:

          (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate with or into the Company or a Guarantor, or that transfers or conveys all or substantially all of its assets to the Company or a Guarantor;

          (2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under the Notes and the Indenture;

          (3) Investments in cash and Cash Equivalents;

          (4) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture;

          (5) Investments in the Notes;

          (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

          (7) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "-- Limitation on Asset Sales" covenant;

          (8) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

          (9) Investments in any Foreign Restricted Subsidiary of the Company by any other Foreign Restricted Subsidiary of the Company; and

          (10) additional Investments in an aggregate amount not to exceed $3.0 million at any time outstanding.

     "Permitted Liens" means the following types of Liens:

          (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4) any judgment Lien not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (6) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (11) of the definition of "Permitted Indebtedness;" provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (7) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (11) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of the property acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than such property and improvements thereto so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

          (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

          (12) Liens securing Indebtedness under Currency Agreements that are permitted under the Indenture;

          (13) Liens securing Acquired Indebtedness incurred in accordance with the "-- Limitation on Incurrence of Additional Indebtedness" covenant; provided that:

             (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

             (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

          (14) Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (3) of the definition of the term "Permitted Indebtedness" to the extent and in the manner such Liens are in effect on the Issue Date;

          (15) Liens securing the Notes and all other monetary obligations under the Indenture and the Guarantees;

          (16) Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (2) of the definition of the term "Permitted Indebtedness" or securing other Credit Agreement Obligations;

          (17) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this paragraph and which has been incurred in accordance with the "-- Limitation on Incurrence of Additional Indebtedness" provisions of the Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

          (18) Liens securing Indebtedness incurred by the Company as a result of a change in GAAP after the Issue Date and which relates to the Company's off-balance-sheet financing of its facilities located in Burnsville, Minnesota on May 9, 2000 to the extent permitted to be outstanding under clause (15) of the definition of the term "Permitted Indebtedness."

     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "-- Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to Permitted Indebtedness) or clauses (1), (3) or (12) of the definition of Permitted Indebtedness, in each case that does not:

          (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

          (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or a Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced;

          (3) change any of the respective obligors on such Refinancing Indebtedness;

          (4) affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness); or

          (5) afford the holders of such Refinancing Indebtedness covenants, defaults, rights or remedies more burdensome to the obligors than those contained in the Indebtedness being refinanced.

     "Registration Rights Agreement" means the registration rights agreement, dated as of the Issue Date, between the Company, the Guarantors and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

     "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Security Agreement" means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

     "Senior Subordinated Discount Notes" means the Senior Subordinated Discount Notes due 2009 issued by Intermediate Holdings on the Issue Date pursuant to the Indenture dated as of the Issue Date between Intermediate Holdings and BNY Midwest Trust Company, as trustee.

     "Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

     "Subsidiary" with respect to any Person, means:

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Tax Sharing Agreement" means that certain Tax Sharing Agreement dated as of November 19, 2003, by and among the Company, Holdings and Intermediate Holdings, as the same may be amended, restated or otherwise modified from time to time in accordance with its terms.

     "Unrestricted Subsidiary" of any Person means:

          (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, provided that:

          (1) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant; and

          (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          (1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; and

          (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly-Owned Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person.

REGISTRATION RIGHTS AGREEMENT

     The Company, the Guarantors and the Initial Purchaser entered into a Registration Rights Agreement pursuant to which we agreed that we will, at our expense, for the benefit of the Holders:

     - within 120 days after the Issue Date, file a registration statement on an appropriate registration form (the "Exchange Offer Registration Statement") with respect to the Exchange Offer to exchange the Existing Notes for the New Notes, guaranteed on a senior secured basis by the Guarantors, which New Notes will have terms substantially identical in all material respects to the Existing Notes (except that the New Notes will not contain terms with respect to transfer restrictions); and

     - cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 210 days after the Issue Date.

     Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the New Notes (and the related guarantees) in exchange for surrender of the Existing Notes (and the related Guarantees). The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. For each of the Existing Notes surrendered to us pursuant to the Exchange Offer, the Holder who surrendered such Existing Note will receive a New Note having a principal amount equal to that of the surrendered Existing Note. Interest on each New Note will accrue (A) from the later of:

     - the last interest payment date on which interest was paid on the Existing Note surrendered in exchange therefor, or

     - if the Existing Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date;

     or (B) if no interest has been paid on such Existing Note, from the Issue Date.

     Under existing interpretations of the Commission contained in several no-action letters to third parties, the New Notes (and the related guarantees) will be freely transferable by Holders thereof (other than affiliates of ours) after the Exchange Offer without further registration under the Securities Act of 1933; provided, however, that each Holder that wishes to exchange its Existing Notes for New Notes will be required to represent:

     - that any New Notes to be received by it will be acquired in the ordinary course of its business;

     - that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of Securities Act) of the New Notes in violation of the Securities Act;

     - that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of ours;

     - if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of New Notes; and

     - if such Holder is a broker-dealer (a "Participating Broker-Dealer") that will receive New Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such New Notes.

     The Company will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other Persons, if any, with similar prospectus delivery requirements for use in connection with any resale of New Notes.

     If:

     - because of any change in law or in currently prevailing interpretations of the Staff of the Commission, we are not permitted to effect an Exchange Offer;

     - the Exchange Offer is not consummated within 30 days from the date the Exchange Offer Registration Statement was declared effective;

     - in certain circumstances, certain Holders of unregistered New Notes so request; or

     - in the case of (A) any Holder not permitted to participate in the Exchange Offer, or (B) any Holder that participates in the Exchange Offer but does not receive New Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of ours or within the meaning of the Securities Act) and, in either case such Holder notifies the Company within 45 days of consummation of the Exchange Offer, then in each case, we will (x) promptly deliver to the Holders and the Trustee written notice thereof and (y) at our sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Notes (the "Shelf Registration Statement"), and (b) use our reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable Notes have been sold thereunder.

     We will, in the event that a Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Existing Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Existing Notes. A Holder that sells Existing Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification rights and obligations).

     If we fail to meet the targets listed above, then additional interest (the "Additional Interest") shall become payable in respect of the Existing Notes as follows:

          (1) if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed with the Commission on or prior to 120 days after the Issue Date or (B) notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Existing Notes at a rate of 0.25% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

          (2) if (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to 210 days after the Issue Date or (B) notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 90th day following the date such Shelf Registration Statement was filed, then, commencing on the day after either such required effective date, Additional Interest shall accrue on the principal amount of the Existing Notes at a rate of 0.25% per annum for the first 90 days immediately following each such date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

          (3) if (A) the Company has not exchanged New Notes for all Existing Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the date that is 30 days from the date the Exchange Offer Registration Statement was required to be declared effective, (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated, (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all Existing Notes have been disposed of thereunder) and is not declared effective again within 30 days, or (D) pending the announcement of a material corporate transaction, the Company issues a written notice that a Shelf Registration Statement or Exchange Offer Registration Statement is unusable and the aggregate number of days in any 365-day period for which all such notices issued or required to be issued have been, or were required to be, in effect exceeds 120 days in the aggregate or 30 days consecutively, in the case of a Shelf Registration Statement, or 15 days in the aggregate in the case of an Exchange Registration Statement, then Additional Interest shall accrue on the principal amount of the Existing Notes at a rate of 0.25% per annum for the first 90 days commencing on (w) the 31st day after such effective date, in the case of (A) above, (x) the date the Exchange Offer Registration Statement ceases to be effective without being declared effective again within 30 days, in the case of (B) above, (y) the day such Shelf Registration Statement ceases to be effective, in the case of (C) above, or
     (z) the day the Exchange Offer Registration Statement or Shelf Registration Statement ceases to be usable in the case of (D) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that Additional Interest will not accrue under more than one of the foregoing clauses (1), (2) or (3) at any one time; provided further, however, that the amount of Additional Interest accruing will not exceed 1.0% per annum; provided further, however, that (a) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (1) above), (b) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (2) above), or (c) upon the exchange of New Notes for all Existing Notes tendered (in the case of clause (3)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective (in the case of (3)(B) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (3)(C) above), or upon the effectiveness of such Shelf Registration Statement or Exchange Offer Registration Statement (in the case of (3)(D) above), Additional Interest on the Existing Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

     Any amounts of Additional Interest that have accrued pursuant to clause
(1), (2) or (3) above will be payable in cash on the same original interest payment dates as the Notes.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain material United States federal income tax consequences relating to the receipt of the New Notes pursuant to the exchange offer. The statements of law and legal conclusions contained in this summary are based upon the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed Treasury regulations thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. Due to certain ambiguities concerning the application of the Code and the regulations thereunder and related guidance to a transaction like the exchange offer, the conclusions set out below are not free from doubt. Moreover, we have not received and will not receive any rulings from the Internal Revenue Service (the "Service") with respect to any of the matters summarized in this discussion. Therefore, there is no assurance that the Service or a court would agree with this summary. Moreover, there is no assurance that this summary will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code or the interpretation thereof by the courts or the Service.

     The following does not consider the tax consequences of the receipt of the New Notes under state, local and foreign law. Moreover, except as otherwise explicitly noted, this discussion does not describe the special considerations that may apply to certain taxpayers, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers and other special status taxpayers (e.g., persons holding the Existing Notes or the New Notes as part of a "straddle," "hedge" or "conversion transaction"). The discussion deals only with the Existing Notes and the New Notes held as

"capital assets" within the meaning of Section 1221 of the Code and does not address the federal tax consequences of the exchange offer to subsequent purchasers of the New Notes.

     HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

TAX CONSEQUENCES TO HOLDERS WHO PARTICIPATE IN THE EXCHANGE OFFER

     We are offering to exchange New Notes for the Existing Notes pursuant to the registration rights agreement. Because the New Notes should not differ materially in kind or extent from the Existing Notes, your exchange of Existing Notes for New Notes should not constitute a taxable disposition of the Existing Notes for United States federal income tax purposes. As a result, you should not recognize taxable income, gain or loss on such exchange, your holding period for the New Notes should generally include the holding period for the Existing Notes so exchanged, your adjusted tax basis in the New Notes should generally be the same as your adjusted tax basis in the Existing Notes so exchanged, and the federal income tax consequences associated with owning and disposing of the Existing Notes will continue to apply to the New Notes.

TAX CONSEQUENCES TO U.S. HOLDERS WHO PARTICIPATE IN THE EXCHANGE OFFER

     Generally, any capital gain you recognize on the sale, exchange, retirement or other taxable disposition of a note will be exempt from United States federal income and withholding tax, provided that:

     - the gain is either (i) not effectively connected with your conduct of a trade or business within the United States or (ii) if the gain is effectively connected with your conduct of a trade or business within the United States, a tax treaty applies and such gain is not attributable to a permanent establishment in the United States; and

     - if you are an individual, you are neither present in the United States for 183 days or more during the taxable year nor a former citizen or long-term resident of the United States subject to special rules that apply to expatriates.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     We may be required to furnish certain information to the Service with respect to OID accruing on the New Notes during the calendar year. Backup withholding generally will not apply with respect to payments made to certain "exempt recipients" such as corporations (within the meaning of section 7701(a) of the Code) or certain tax-exempt entities. In the case of a non-exempt recipient (e.g. an individual), backup withholding generally applies only if (i) the recipient fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) the recipient furnishes an incorrect TIN,
(iii) we are notified by the Service that the recipient has failed to report payment of interest and dividends properly and the Service has notified us that the recipient is subject to backup withholding or (iv) the recipient fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is the recipient's correct number and that the recipient is not subject to backup withholding for failure to report interest or dividend payments. Backup withholding is not an additional tax. Rather, any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such holder's federal income tax liability.

                              PLAN OF DISTRIBUTION

     A broker-dealer that is the holder of Existing Notes that were acquired for the account of that broker-dealer as a result of market-making or other trading activities, other than Existing Notes acquired directly from us or any of our affiliates, may exchange those Existing Notes for New Notes pursuant to the exchange offer. This is true so long as each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where the Existing Notes were acquired by the broker-dealer as a result of market-making or other trading activities, acknowledges that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where the Existing Notes were acquired as a result of market-making or other trading activities. We have agreed that we will make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any resale, except that use of the prospectus may be suspended for a limited period of time if our board of directors determines, in good faith, that the prospectus would require disclosure of confidential information that would interfere with a material business transaction of ours or otherwise have a material adverse affect on us.
Until           , 2004 (90 days after the date of this prospectus), all broker-
dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of New Notes by broker-dealers or any other holder of New Notes. New Notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of the resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to the exchange offer and to our performance of, or compliance with, the registration rights agreement (other than the commissions or concessions of any brokers or dealers) and will indemnify the holders of the New Notes (including any broker-dealers) against some liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Notes offered by this prospectus will be passed upon for us by Stroock & Stroock & Lavan LLP, New York, New York.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of Old Telex at December 31, 2002, and for the year then ended, as set forth in their report. We have included our consolidated financial statements and schedule in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The consolidated financial statements of Old Telex as of December 31, 2001 and for the years ended December 31, 2000 and 2001, included in this prospectus, were audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein. Note that the report included herein is a copy of a report previously issued by Arthur Andersen LLP, which report has not been re-issued by Andersen. Arthur Andersen LLP has ceased operations and we are not able to obtain their agreement to inclusion of their report in this prospectus and you may not be able to recover against Arthur Andersen LLP for any untrue statements of a material fact contained in our predecessor's consolidated financial statements audited by Arthur Andersen LLP or any omission to state a material fact required to be stated therein. Certain financial information for each of the two years in the period ended December 31, 2001 were not reviewed by Arthur Andersen LLP and includes: (i) reclassifications to conform to our fiscal 2002 financial statement presentation and (ii) reclassifications and additional disclosures to conform with new accounting pronouncements.

                              UNAUDITED CONDENSED
                      CONSOLIDATED PRO FORMA BALANCE SHEET

     The following unaudited condensed consolidated pro forma balance sheet has been derived by the application of pro forma adjustments to the historical consolidated balance sheet of Old Telex included herein. The unaudited condensed consolidated pro forma balance sheet gives effect to the restructuring transactions as if they had occurred as of September 30, 2003. The pro forma adjustments are described in the footnotes below. The unaudited condensed consolidated pro forma balance sheet should be read in conjunction with the historical consolidated financial statements and the notes thereto appearing elsewhere in this prospectus. The historical basis of our assets and liabilities has not been impacted by the transactions.

                                                         SEPTEMBER 30, 2003                     ISSUER PRO
                                                               ACTUAL           ADJUSTMENTS       FORMA
                                                         ------------------     -----------     ----------
                                                                          (IN THOUSANDS)
ASSETS
CURRENT ASSETS
Cash and cash equivalents..............................      $   3,467           $ 125,000(1)   $   2,882
                                                                                    (6,807)(2)
                                                                                  (118,328)(3)
                                                                                      (450)(6)
Accounts receivable, net...............................         48,484                             48,484
Inventories............................................         48,503                             48,503
Other current assets...................................          7,042                              7,042
                                                             ---------           ---------      ---------
  Total current assets.................................        107,496                (585)       106,911
Property plant and equipment, net......................         29,387                             29,387
Deferred financing, net................................          1,464                (616)(4)      6,807
                                                                                      (848)(5)
                                                                                     6,807(2)
Goodwill, net..........................................         23,323                             23,323
Other assets...........................................          2,734                              2,734
                                                             ---------           ---------      ---------
                                                             $ 164,404           $   4,758      $ 169,162
                                                             =========           =========      =========
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
Revolving lines of credit..............................      $  13,950           $ (10,410)(3)  $   3,540
Current maturities of long-term debt...................        107,293            (106,868)(3)        425
Accounts payable.......................................         13,236                             13,236
Accrued wages and benefits.............................         10,719                             10,719
Other accrued liabilities..............................         10,518                             10,518
Income Taxes payable...................................          6,423                              6,423
                                                             ---------           ---------      ---------
Total current liabilities..............................        162,139            (117,278)        44,861
Long-term debt, net....................................         63,130                (550)(3)      2,074
                                                                                   (60,506)(4)
New senior secured notes...............................                            125,000(1)     125,000
Other long-term liabilities............................         14,326                             14,326
                                                             ---------           ---------      ---------
Total liabilities......................................        239,595             (53,334)       186,261
                                                             ---------           ---------      ---------
Shareholders' deficit
Common stock...........................................             50                                 50
Capital in excess of par-common stock..................         80,130              59,890(4)     139,070
                                                                                      (500)(3)
                                                                                      (450)(6)
Accumulated deficit....................................       (146,353)               (848)(5)   (147,201)
Accumulated other comprehensive loss...................         (9,018)                            (9,018)
                                                             ---------           ---------      ---------
Total shareholders' (deficit) equity...................        (75,191)             58,092        (17,099)
                                                             ---------           ---------      ---------
                                                             $ 164,404           $   4,758      $ 169,162
                                                             =========           =========      =========

---------------

(1) Reflects the issuance of $125 million of Existing Notes and receipt of proceeds.

(2) Reflects the payment and capitalization of new debt issuance costs.

(3) Reflects the pay-off of certain existing debt including an additional $0.5 million redemption value in excess of carrying value of Old Telex's Senior Secured Notes due 2004.

(4) Reflects the assets and liabilities of Old Telex not transferred to us.

(5) Reflects the write-off of the balance of unamortized debt issuance costs on the debt paid off.

(6) Reflects cash dividend to common stockholder for deferred financing costs associated with the exchange offer for Old Telex's Senior Subordinated Discount Notes due 2006.

             INDEX TO HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
TELEX COMMUNICATIONS, INC.
Index to Historical Consolidated Financial Statements.......    F-1
Report of Independent Auditors..............................    F-2
Report of Independent Public Accountants....................    F-3
Financial Statements:
  Consolidated Balance Sheets...............................    F-4
  Consolidated Statements of Operations.....................    F-5
  Consolidated Statements of Shareholders' Deficit and
     Comprehensive Income...................................    F-6
  Consolidated Statements of Cash Flows.....................    F-7
  Notes to Consolidated Financial Statements................    F-8
Unaudited Interim Financials:
  Condensed Consolidated Balance Sheets.....................   F-30
  Condensed Consolidated Statements of Operations...........   F-31
  Condensed Consolidated Statements of Cash Flows...........   F-32
  Notes to Condensed Consolidated Financial Statements......   F-33
  Report of Independent Auditors............................   F-39
  Schedule II -- Valuation and Qualifying Accounts..........   F-40

                         REPORT OF INDEPENDENT AUDITORS

BOARD OF DIRECTORS AND SHAREHOLDERS: TELEX COMMUNICATIONS, INC.

     We have audited the accompanying balance sheet of Telex Communications, Inc. and Subsidiaries as of December 31, 2002, and the related consolidated statements of operations, shareholders' deficit and comprehensive income, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Telex Communications, Inc. and Subsidiaries as of December 31, 2001 and 2000, and for the two years then ended, were audited by other auditors who have ceased operations and whose reports dated March 7, 2002 expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 2002 financial statements referred to above present fairly, in all material respects, the financial position of Telex
Communications, Inc. and Subsidiaries as of December 31, 2002, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 6 to the financial statements, effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (Statement) No. 142, "Goodwill and Other Intangible Assets."

     As discussed above, the consolidated financial statements of Telex Communications, Inc. and Subsidiaries as of December 31, 2001 and 2000, for the two years then ended, were audited by other auditors who have ceased operations. As described in Note 6, these consolidated financial statements have been revised to include the transitional disclosures required by Statement No. 142, which was adopted as of January 1, 2002. We have audited the disclosures in Note 6 and, in our opinion, the disclosures for fiscal years 2001 and 2000 in Note 6 are appropriate. In addition, the 2001 consolidated financial statements were revised to reflect the reclassification of the gain on early extinguishment of debt as not being extraordinary in accordance with the guidance in Statement No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," and related disclosures were modified as appropriate. We have audited the reclassification and the changes to disclosures and, in our opinion, they are appropriate. However, we were not engaged to audit, review, or apply any procedures to the fiscal years 2001 and 2000 consolidated financial statements of the Company other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the fiscal year 2001 and 2000 consolidated financial statements taken as a whole.

                                          ERNST & YOUNG LLP

Minneapolis, Minnesota
February 28, 2003

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Telex Communications, Inc.:

     We have audited the accompanying consolidated balance sheets of Telex Communications, Inc. (a Delaware corporation) and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' deficit and comprehensive income and cash flows for the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telex Communications, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of the financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP
                                          Minneapolis, Minnesota
March 7, 2002

     NOTE: In accordance with Rule 2-02 of Regulation S-X, the report above is a copy of a report previously issued by Arthur Andersen LLP ("Andersen"), which report has not been reissued by Andersen. The Company has been unable to obtain the consent of Andersen to the inclusion of this report in this Form 10-K and in reliance upon Rule 437a under the Securities Exchange Act of 1934, as amended (the "Securities Act") has not filed such consent with this Form 10-K. Because we have not been able to obtain Andersen's consent, you may not be able to recover against Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the Company's financial statements audited by Andersen or any omission to state a material fact required to be stated therein. Certain financial information for each of the two years in the period ended December 31, 2001 was not reviewed by Andersen and includes: (i) reclassifications to conform to our fiscal 2002 financial statement presentation and (ii) reclassifications and additional disclosures to conform with new accounting pronouncements.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                  AS OF DECEMBER 31
                                                              -------------------------
                                                                 2002          2001
                                                              -----------   -----------
                                                                (IN THOUSANDS, EXCEPT
                                                              SHARE AND PER SHARE DATA)
                                        ASSETS
Current Assets:
  Cash and cash equivalents.................................   $   3,374     $   3,026
  Accounts receivable, net of allowance for doubtful
     accounts of $3,362 in 2002 and $4,973 in 2001..........      44,644        40,765
  Inventories...............................................      47,686        50,785
  Other current assets......................................       4,710         3,879
                                                               ---------     ---------
     Total current assets...................................     100,414        98,455
Property, plant and equipment, net..........................      28,995        30,071
Deferred financing costs, net...............................       2,844         4,173
Goodwill, net...............................................      23,154        52,865
Other assets................................................       2,471         2,037
                                                               ---------     ---------
                                                               $ 157,878     $ 187,601
                                                               =========     =========
                         LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
  Revolving lines of credit.................................   $   3,916     $  21,159
  Current maturities of long-term debt......................      17,275         8,177
  Accounts payable..........................................      10,954        13,901
  Accrued wages and benefits................................       9,562         7,118
  Other accrued liabilities.................................       7,896        13,519
  Income taxes payable......................................       7,960         7,522
                                                               ---------     ---------
     Total current liabilities..............................      57,563        71,396
Long-term debt, net.........................................     154,630       147,430
Other long-term liabilities.................................      13,693         8,749
                                                               ---------     ---------
     Total liabilities......................................     225,886       227,575
                                                               ---------     ---------
Commitments and contingencies (Notes 1, 3, 10, and 11)
Shareholders' Deficit:
  Series A Preferred stock, $0.01 par value, 900 shares
     authorized; 0 and 2 shares issued and outstanding,
     respectively...........................................          --            --
  Series B Preferred stock, $0.01 par value, 5,000,000
     shares authorized; 0 and 4,987,015 shares issued and
     outstanding, respectively..............................          --            50
  Common stock, $0.01 par value, 10,000,000 shares
     authorized; 4,987,127 and 110 shares issued and
     outstanding, respectively..............................          50            --
  Capital in excess of par--Preferred stock.................          --        71,820
  Capital in excess of par--Common stock....................      80,130         8,310
  Accumulated deficit.......................................    (141,159)     (111,078)
  Accumulated other comprehensive loss......................      (7,029)       (9,076)
                                                               ---------     ---------
     Total shareholders' deficit............................     (68,008)      (39,974)
                                                               ---------     ---------
                                                               $ 157,878     $ 187,601
                                                               =========     =========

                See notes to consolidated financial statements.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                FOR THE YEARS ENDED DECEMBER 31
                                                        ------------------------------------------------
                                                            2002             2001             2000
                                                        -------------   --------------   ---------------
                                                        (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net sales.............................................   $  266,521      $   284,459      $    328,855
Cost of sales.........................................      155,832          185,051           204,113
                                                         ----------      -----------      ------------
  Gross profit........................................      110,689           99,408           124,742
Operating expenses:
  Engineering.........................................       12,424           12,736            14,098
  Selling, general and administrative.................       70,890           86,534            87,724
  Corporate charges...................................          541            1,667             1,716
  Amortization of goodwill and other intangibles......          120            2,156             2,223
  Restructuring charges...............................          478           11,475             8,812
                                                         ----------      -----------      ------------
                                                             84,453          114,568           114,573
                                                         ----------      -----------      ------------
Operating income (loss)...............................       26,236          (15,160)           10,169
Interest expense......................................      (26,563)         (38,173)          (38,374)
Other income..........................................        2,727            1,111            12,399
Gain on early extinguishment of debt..................           --          115,897                --
                                                         ----------      -----------      ------------
Income (loss) before income taxes.....................        2,400           63,675           (15,806)
Provision for income taxes............................        2,618            2,685             2,175
                                                         ----------      -----------      ------------
(Loss) income before cumulative effect of a change in
  accounting..........................................         (218)          60,990           (17,981)
Cumulative effect of change in accounting.............      (29,863)              --                --
                                                         ----------      -----------      ------------
     Net (loss) income................................   $  (30,081)     $    60,990      $    (17,981)
                                                         ==========      ===========      ============
Net (loss) income per common share -- basic and
  diluted:
  (Loss) gain before cumulative effect of change in
     accounting.......................................   $    (0.06)     $554,454.55      $(163,463.64)
  Cumulative effect of change in accounting...........        (8.41)              --                --
                                                         ----------      -----------      ------------
     Net (loss) income................................   $    (8.47)     $554,454.55      $(163,463.64)
                                                         ==========      ===========      ============
Weighted average shares outstanding
  Basic and diluted...................................    3,552,506              110               110
                                                         ==========      ===========      ============

                See notes to consolidated financial statements.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                            AND COMPREHENSIVE INCOME

                                   SERIES A               SERIES B                                CAPITAL IN        CAPITAL IN
                                   PREFERRED STOCK     PREFERRED STOCK        COMMON STOCK      EXCESS OF PAR -   EXCESS OF PAR -
                                   ---------------   -------------------   ------------------      PREFERRED          COMMON
                                   SHARES   AMOUNT     SHARES     AMOUNT    SHARES     AMOUNT        STOCK             STOCK
                                   ------   ------   ----------   ------   ---------   ------   ---------------   ---------------
                                                                 (IN THOUSANDS, EXCEPT SHARE DATA)
BALANCE, December 31, 1999.......     --     $ --            --    $ --          110    $--        $     --           $ 3,139
 Vesting of new options..........     --       --            --      --           --     --              --                 8
 Net loss........................     --       --            --      --           --     --              --                --
 Other comprehensive loss --
 Foreign currency translation
   adjustments...................     --       --            --      --           --     --              --                --
   Minimum pension liability
     adjustment..................     --       --            --      --           --     --              --                --
 Comprehensive net loss..........     --       --            --      --           --     --              --                --
                                    ----     ----    ----------    ----    ---------    ---        --------           -------
BALANCE, December 31, 2000.......     --       --            --      --          110     --              --             3,147
 Issuance of Series A
   Preferred stock in debt
     extinguishment..............    900       --            --      --           --     --              --                --
 Tender of Series A
   Preferred stock in debt
     extinguishment..............   (898)      --            --      --           --     --              --                --
 Issuance of Series B
   Preferred stock in debt
     extinguishments.............     --       --     4,987,015      50           --     --          14,289                --
 Issuance of stock warrants in
   debt extinguishment...........     --       --            --      --           --     --           4,827                --
 Equity contribution from Former
   Parent........................     --       --            --      --           --                     --             5,163
 Related-party gain on debt
   extinguishment................     --       --            --      --           --     --          52,704                --
 Net income......................     --       --            --      --           --     --              --                --
 Other comprehensive income --
 Foreign currency translation
   adjustments...................     --       --            --      --           --     --              --                --
   Minimum pension liability
     adjustment..................     --       --            --      --           --     --              --                --
 Comprehensive net income........     --       --            --      --           --     --              --                --
                                    ----     ----    ----------    ----    ---------    ---        --------           -------
BALANCE, December 31, 2001.......      2              4,987,015      50          110     --          71,820             8,310
 Conversion of Series A and
   Series B Preferred stock to
   Common stock..................     (2)      --    (4,987,015)    (50)   4,987,017     50         (71,820)           71,820
 Net loss........................
 Other comprehensive loss --
 Foreign currency translation
   adjustments...................     --       --            --      --           --     --              --                --
   Minimum pension liability
     adjustments.................     --       --            --      --           --     --              --                --
   Comprehensive net loss........     --       --            --      --           --     --              --                --
                                    ----     ----    ----------    ----    ---------    ---        --------           -------
BALANCE, December 31, 2002.......     --     $ --            --    $ --    4,987,127    $50        $     --           $80,130
                                    ====     ====    ==========    ====    =========    ===        ========           =======

                                                  ACCUMULATED
                                                     OTHER
                                   ACCUMULATED   COMPREHENSIVE   SHAREHOLDERS'
                                     DEFICIT         LOSS           DEFICIT
                                   -----------   -------------   -------------
                                        (IN THOUSANDS, EXCEPT SHARE DATA)
BALANCE, December 31, 1999.......   $(154,087)      $(3,509)       $(154,457)
 Vesting of new options..........          --            --                8
 Net loss........................     (17,981)           --
 Other comprehensive loss --
 Foreign currency translation
   adjustments...................          --        (3,023)
   Minimum pension liability
     adjustment..................          --            24
 Comprehensive net loss..........          --            --          (20,980)
                                    ---------       -------        ---------
BALANCE, December 31, 2000.......    (172,068)       (6,508)        (175,429)
 Issuance of Series A
   Preferred stock in debt
     extinguishment..............          --            --               --
 Tender of Series A
   Preferred stock in debt
     extinguishment..............          --            --               --
 Issuance of Series B
   Preferred stock in debt
     extinguishments.............          --            --           14,339
 Issuance of stock warrants in
   debt extinguishment...........          --            --            4,827
 Equity contribution from Former
   Parent........................          --            --            5,163
 Related-party gain on debt
   extinguishment................          --            --           52,704
 Net income......................      60,990            --
 Other comprehensive income --
 Foreign currency translation
   adjustments...................          --        (1,422)
   Minimum pension liability
     adjustment..................          --        (1,146)
 Comprehensive net income........          --            --           58,422
                                    ---------       -------        ---------
BALANCE, December 31, 2001.......    (111,078)       (9,076)         (39,974)
 Conversion of Series A and
   Series B Preferred stock to
   Common stock..................          --            --               --
 Net loss........................     (30,081)
 Other comprehensive loss --
 Foreign currency translation
   adjustments...................          --         4,599               --
   Minimum pension liability
     adjustments.................          --        (2,552)              --
   Comprehensive net loss........          --            --          (28,034)
                                    ---------       -------        ---------
BALANCE, December 31, 2002.......   $(141,159)      $(7,029)       $ (68,008)
                                    =========       =======        =========

                See notes to consolidated financial statements.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED DECEMBER 31
                                                              -------------------------------
                                                                2002       2001        2000
                                                              --------   ---------   --------
                                                                      (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net (loss) income.........................................  $(30,081)  $  60,990   $(17,981)
  Adjustments to reconcile net (loss) income to cash flows
     from operations --
     Depreciation...........................................     6,360       9,004     11,232
     Amortization of goodwill and intangibles...............       120       2,156      2,223
     Amortization of deferred financing charges and
       pay-in-kind interest charge..........................    19,076       7,186      2,073
     Provision for bad debts................................       240       4,509      1,700
     (Gain) loss on sale of businesses, product lines and
       other assets.........................................    (2,151)        181       (753)
     Restructuring charges..................................       478      11,475      8,812
     Gain on early extinguishment of debt...................        --    (115,897)        --
     Cumulative effect of change in accounting..............    29,863          --         --
     Stock option compensation expense......................        --          --          8
     Deferred income taxes..................................       (76)         (3)       (50)
  Change in operating assets and liabilities:
     Accounts receivable....................................    (1,448)       (184)     9,326
     Inventories............................................     5,706       7,824      4,403
     Other current assets...................................        88       3,737      5,431
     Accounts payable and accrued liabilities...............    (9,944)      7,720    (17,541)
     Income taxes...........................................      (370)     (1,661)     2,357
     Other long-term liabilities............................     1,103         275        613
                                                              --------   ---------   --------
       Net cash provided by (used in) operating
          activities........................................    18,964      (2,688)    11,853
                                                              --------   ---------   --------
INVESTING ACTIVITIES:
  Additions to property, plant and equipment................    (4,834)     (6,121)   (11,553)
  Proceeds from sale of businesses, product lines and other
     assets.................................................     4,570         298      3,695
  Other.....................................................       222         222       (463)
                                                              --------   ---------   --------
       Net cash used in investing activities................       (42)     (5,601)    (8,321)
                                                              --------   ---------   --------
FINANCING ACTIVITIES:
  Repayments (borrowings) under revolving lines of credit,
     net....................................................    (9,235)     (6,159)     5,079
  Proceeds from issuance of long-term debt..................     1,518      28,200        939
  Repayment of long-term debt...............................   (10,929)     (8,705)    (9,543)
  Payments for deferred financing costs and capital issuance
     costs..................................................      (242)     (4,561)        --
                                                              --------   ---------   --------
       Net cash (used in) provided by financing
          activities........................................   (18,888)      8,775     (3,525)
                                                              --------   ---------   --------
Effect of exchange rate changes on cash and cash
  equivalents...............................................       314        (161)      (545)
                                                              --------   ---------   --------
CASH AND CASH EQUIVALENTS:
  Net increase (decrease)...................................       348         325       (538)
  Beginning of year.........................................     3,026       2,701      3,239
                                                              --------   ---------   --------
  End of year...............................................  $  3,374   $   3,026   $  2,701
                                                              ========   =========   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid (received) during the year for --
     Interest...............................................  $  7,101   $  21,907   $ 36,487
                                                              ========   =========   ========
     Income taxes...........................................  $  3,193   $   4,510   $   (490)
                                                              ========   =========   ========
  Noncash financing activities related to debt
     restructuring --
     Retirement of 11.0% Senior Subordinated Notes..........  $     --   $ (99,950)  $     --
     Retirement of 10.5% Senior Subordinated Notes..........        --    (124,500)        --
     Issuance of Series B Preferred stock...................        --      14,600         --
     Issuance of Warrants...................................        --       4,900         --
     Issuance of 13.0% Senior Subordinated Discount Notes...        --      43,518         --
     Equity contribution from Former Parent.................        --       5,163         --

                See notes to consolidated financial statements.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  DESCRIPTION OF BUSINESS

     Telex Communications, Inc. (Telex or the Company), a Delaware corporation, is a leader in the design, manufacture and marketing of sophisticated audio and wireless communications equipment to commercial, professional and industrial customers. The Company provides high value-added communications products designed to meet the specific needs of customers in commercial, professional and industrial markets and, to a lesser extent, in the retail consumer electronics market. The Company offers a comprehensive range of products worldwide for professional audio systems as well as for audio and wireless product markets, including wired and wireless microphones, wired and wireless intercom systems, mixing consoles, signal processors, amplifiers, loudspeaker systems, headphones and headsets, digital duplication products, Talking Book Players, antennas, land mobile communication systems, personal computer speech recognition and speech dictation microphone systems, and wireless assistive listening systems. Its products are used in airports, theaters, sports arenas, concert halls, cinemas, stadiums, convention centers, television and radio broadcast studios, houses of worship and other venues where music or speech is amplified or transmitted, and by professional entertainers, television and radio on-air talent, presenters, airline pilots and the hearing impaired in order to facilitate speech or communications.

  LIQUIDITY AND FINANCING

     The Company is highly leveraged and debt service obligations represent significant liquidity requirements for the Company.

     On November 21, 2001, the Company completed a debt restructuring transaction (the Debt Restructuring), pursuant to which substantially all of its then-existing Senior Subordinated Notes were exchanged for newly-issued Senior Subordinated Discount Notes, Series B Preferred stock and Warrants to purchase Series B Preferred stock. The Series B Preferred stock represented approximately 99.8% of the voting and economic interests in the Company. The Series B Preferred stock was converted in April 2002 into an equal number of shares of our Common stock. Prior to the Debt Restructuring, we were a wholly owned subsidiary of Telex Communications Group, Inc. (Former Parent), a holding company whose assets consisted primarily of its investment in Telex.

     In connection with the Debt Restructuring, the lenders under the Company's Senior Secured Credit Facility and the holders of Old Telex's Senior Secured Notes due 2004 waived existing defaults, including defaults that existed at September 30, 2001, under the Senior Secured Credit Facility and Old Telex's Senior Secured Notes due 2004 and agreed to the modification of certain covenants.

     In 2002, the Company's debt service obligations declined due in part to the Debt Restructuring, and the Company improved its operating performance due in part to the benefits from the 2001 restructurings (see note 3), most of which were fully implemented in early 2002. While the Company believes these actions will provide adequate cash flow to meet its debt service obligations, capital expenditure needs and working capital requirements in 2003, no assurance can be given in this regard. Additionally, the Company's future performance and its ability to service its obligations will also be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control.

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Significant intercompany transactions and balances have been eliminated in consolidation.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

  USE OF ESTIMATES

     Preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Ultimate results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     All temporary investments with original maturities of three months or less at the time of purchase are considered cash equivalents. These investments are carried at cost, which approximates fair value.

  ACCOUNTS RECEIVABLE

     The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer's current creditworthiness. The Company continuously monitors collections from customers and maintains a provision for estimated credit losses based on historical experience and any specifically identified collection issues.

  INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out) or market and include amounts for materials, labor and overhead.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost and are depreciated primarily using the straight-line method over the estimated useful lives, ranging from 5 to 31 years for buildings and improvements, and 1.5 to 12 years for machinery and equipment.

     The Company capitalizes certain software implementation costs in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Direct internal and all external implementation costs and purchased software have been capitalized and depreciated using the straight-line method over estimated useful lives, ranging from two to five years. As of December 31, 2002 and 2001, total accumulated software implementation costs of $9.9 million and $9.7 million, respectively, have been capitalized and are included in equipment and construction in progress. The Company expenses reengineering costs as incurred.

  DEFERRED FINANCING COSTS

     Deferred financing costs represent costs incurred to issue debt and obtain related amendments. These costs are being amortized over the terms of the related debt.

  INTANGIBLE ASSETS

     Intangible assets are amortized on a straight-line basis over their estimated useful lives, as follows:


Patents and engineering drawings............................   5-10 years
Dealer and distributor lists................................     15 years
Other intangibles...........................................    3-5 years

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

  GOODWILL

     Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for as purchases. The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" (SFAS 142) effective January 1, 2002. Under SFAS 142, goodwill is no longer amortized, but is subject to periodic testing for impairment. Goodwill of a reporting unit is tested for impairment on an annual basis or between annual tests if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying amount. If the carrying amount of assets of a reporting unit, including goodwill, exceeds its fair value, then the amount of the impairment loss must be measured. The Company incurred a goodwill impairment loss of $29.9 million in the year ended December 31, 2002. See note 6 for additional disclosure.

  LONG-LIVED ASSETS

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144). SFAS 144 supersedes previous guidance for financial accounting and reporting for the impairment or disposal of long-lived assets and for segments of a business to be disposed of. SFAS 144 was effective for the Company beginning on January 1, 2002. The adoption of SFAS 144 did not have a material impact on the Company's results of operations and financial position.

     The Company followed the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," for 2001 and 2000, which required impairment losses to be recorded on long-lived assets used in operations when indicators of impairment were present and the undiscounted cash flows estimated to be generated by those assets were less than the assets' carrying amount. Impairment losses were measured by comparing the fair value of the assets, as determined by discounting the future cash flows at a market rate of interest, to their carrying amount. See notes 3 and 6 for additional disclosure.

  ACCUMULATED OTHER COMPREHENSIVE LOSS

     The components of accumulated other comprehensive loss are as follows (in thousands):

                                                               2002     2001
                                                              ------   ------
Foreign currency translation................................  $3,331   $7,930
Minimum pension liability...................................   3,698    1,146
                                                              ------   ------
                                                              $7,029   $9,076
                                                              ======   ======

  REVENUE RECOGNITION

     Revenue from product sales is recognized at the time of shipment and passage of title. The Company also offers customers certain rights to return products. The Company continuously monitors and tracks such product returns and records a provision for the estimated amount of such future returns, based on historical experience and any notification the Company receives of pending returns.

  SHIPPING AND HANDLING COSTS

     The Company records shipping and handling costs billed to a customer in a sales transaction as revenue. The amount included in revenue was $1.6 million, $2.2 million and $3.0 million for the years ended December 31, 2002, 2001 and 2000, respectively. The costs associated with shipping and handling are included as a component of selling, general and administrative expenses. Shipping and handling costs for the years ended December 31, 2002, 2001 and 2000 were $4.0 million, $5.0 million and $4.2 million, respectively.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

  WARRANTY COSTS

     The Company offers a warranty on certain of its products for workmanship and performance for periods of generally up to one year. Warranty costs are accrued at the time of sale and are based on expected average repair costs and return rates developed by the Company using historical data. Warranty costs for the years ended December 31, 2002, 2001 and 2000 were $0.8 million, $1.1 million and $2.0 million, respectively.

  PRODUCT DEVELOPMENT COSTS

     Engineering costs associated with the development of new products and changes to existing products are charged to operations as incurred.

  ADVERTISING COSTS

     Advertising costs are expensed when incurred. Advertising costs for the years ended December 31, 2002, 2001 and 2000 were $5.5 million, $6.8 million and $6.4 million, respectively.

  INCOME TAXES

     The Company accounts for income taxes utilizing the liability method of accounting. Deferred income taxes are recorded to reflect the tax consequences of differences between the tax and the financial reporting bases of assets and liabilities. The Company's tax provision is calculated on a separate company basis, and the Company's taxable income was included with the consolidated federal income tax return of Former Parent until the closing of the Debt Restructuring on November 21, 2001. Pursuant to the Debt Restructuring (described above under "Liquidity and Financing"), the Former Parent is no longer the parent of the Company. Accordingly, for periods subsequent to November 21, 2001, the Company's income will not be consolidated with the Former Parent and the federal income tax return will be based only on the Company's income.

  FOREIGN CURRENCY

     The balance sheets and results of operations of the Company's international subsidiaries are measured using local currencies as the functional currency. Income statement accounts are translated at the average exchange rates in effect during the year. Assets and liabilities are translated at the exchange rates at the balance sheet date. The resulting balance sheet translation adjustments are included in accumulated other comprehensive loss in shareholders' deficit. Foreign exchange transaction gains and losses realized and those attributable to exchange rate movements on intercompany receivables and payables not deemed to be of a long-term investment nature are recorded in other income.

  FINANCIAL INSTRUMENTS

     The Company uses foreign currency forward exchange contracts to manage and reduce risk to the Company by generating cash flows which offset cash flows of certain transactions in foreign currencies. The Company's derivative financial instruments are used as risk management tools and not for speculative or trading purposes. Although not material, these derivatives represent assets and liabilities and are classified as other current assets or other current liabilities on the accompanying Consolidated Balance Sheets.

     The Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), as amended on January 1, 2001. The Company has designated its forward contracts as fair value hedges and recognizes the gains and losses on the changes in the fair values of the Company's derivative instruments in other income. Historically, the gains and losses on these transactions have not been significant.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

  CONCENTRATIONS, RISKS AND UNCERTAINTIES

     The Company is highly leveraged. The Company's high degree of leverage could have important consequences, including but not limited to the following:
(i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a portion of the Company's cash flow from operations must be dedicated to debt service, thereby reducing the funds available to the Company for other purposes; and (iii) the Company's flexibility to adjust to changing market conditions and the ability to withstand competitive pressures could be limited, and the Company may be more vulnerable to a downturn in general economic conditions or its business, or may be unable to carry out capital spending that is important to its growth strategy.

     Technological innovation and leadership are among the important factors in competing successfully in the Company's business. The Company's future results in this segment will depend, in part, upon its ability to make timely and cost-effective enhancements and additions to its technology and to introduce new products that meet customer demands, including products utilizing digital technology, which are increasingly being introduced in many of our markets. The success of current and new product offerings is dependent on several factors, including proper identification of customer needs, technological development, cost, timely completion and introduction, differentiation from offerings of the Company's competitors and market acceptance. Maintaining flexibility to respond to technological and market dynamics may require substantial expenditures. There can be no assurance that the Company will successfully identify and develop new products in a timely manner, that products or technologies developed by others will not render the Company's products obsolete or noncompetitive, or that constraints in the Company's financial resources will not adversely affect its ability to develop and implement technological advances.

     The Company has substantial assets located outside of the United States, and a substantial portion of the Company's sales and earnings are attributable to operations conducted abroad and to export sales, predominantly in Western Europe and Asia Pacific. The Company's international operations subject the Company to certain risks, including increased exposure to currency exchange rate fluctuations. The Company hedges a portion of its foreign currency exposure by incurring liabilities, including bank debt, denominated in the local currencies of those countries where its subsidiaries are located, and manages currency risk exposure to foreign currency-denominated intercompany balances through forward foreign exchange contracts. The Company's international operations also subject it to certain other risks, including adverse political or economic developments in the foreign countries in which it conducts business, foreign governmental regulation, dividend restrictions, tariffs and potential adverse tax consequences, including payment of taxes in jurisdictions that have higher tax rates than the United States.

     From time to time, the Company enters into forward exchange contracts primarily to hedge intercompany balances attributed to intercompany sales. It does not engage in currency speculation. The Company's foreign exchange contracts do not subject the Company to risk due to exchange rate movements because gains and losses on these contracts offset losses and gains on the inventory purchase commitments. These foreign exchange contracts typically have maturity dates which do not exceed one year and require the Company to exchange U.S. dollars for foreign currencies at maturity, at rates agreed to at the inception of the contracts. As of December 31, 2002, the Company had outstanding foreign currency forward exchange contracts with a notional amount of $2.3 million and with an average maturity of 96 days. The fair value of these contracts was not material at December 31, 2002.

     The Company offers a range of products to a diverse customer base throughout the world. Terms typically require payment within a short period of time; however, the Company periodically offers extended payment terms to certain qualified customers. As of December 31, 2002, the Company believes it has no significant customer or geographic concentration of accounts receivable that could expose the Company to a material short-term financial impact.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

  RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on shareholders' deficit or net (loss) income as previously reported.

  NEW ACCOUNTING STANDARDS

     In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (SFAS 145). SFAS 145 addresses reporting gains and losses from extinguishment of debt as well as other matters. SFAS 145 eliminates FASB Statement No. 4 that requires that gains or losses from the extinguishment of debt be reported as an extraordinary item. As a result, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in Opinion 30. The 2001 gain on early extinguishment of debt did not meet the criteria in Opinion 30 to continue to be classified as an extraordinary item and accordingly the Company has reclassified the gain.

     In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities. It nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." SFAS 146 requires that a liability be recognized for costs associated with an exit or disposal activity only when the liability is incurred. SFAS 146 also establishes fair value as the objective for initial measurement of liabilities related to exit or disposal activities. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not believe that SFAS 146 will have a material impact on its results of operations and financial position.

NOTE 2 -- DISPOSITIONS

     During the year ended December 31, 2002, the Company recognized a gain of $0.9 million on cash proceeds of approximately $2.7 million associated with the sale of its hearing instrument products business. The Company recognized a gain of $1.2 million on cash proceeds of approximately $1.7 million related to the sale of its idle facility in Sevierville, Tennessee. The Company also had other miscellaneous asset sales that resulted in recognition of a gain of $0.1 million on cash proceeds of approximately $0.2 million.

     During the year ended December 31, 2001, the Company recognized a loss of $0.3 million associated with the closure of its Canadian sales subsidiary. The Company recognized a gain of $0.1 million on cash proceeds of approximately $0.3 million related to the sale of its engineering facility in Buchanan, Michigan.

     During the year ended December 31, 2000, the Company sold its sales subsidiary in Switzerland for approximately $1.0 million in cash. The Company recognized a loss of $0.4 million associated with this transaction. The Company also recognized a gain of $1.1 million on cash proceeds of approximately $2.7 million related to the sale of its previous Minnesota headquarters facility and the Altec Lansing trademark.

NOTE 3 -- RESTRUCTURING CHARGES

     During 2002, the Company recorded pretax restructuring charges of $0.5 million related to the cost of settlement and curtailment in accordance with SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" (SFAS 88). In 2002, lump sum payments were made to former employees whose positions were terminated as part of restructuring measures announced in 2001. The payments resulted in a partial settlement under SFAS 88 in 2002. The resulting charge could not be estimated as a cost in 2001 because the number of participants taking lump sum settlements could not be measured.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

     During 2001, the Company recorded pretax restructuring charges of $11.5 million attributable to consolidation of certain of the Company's manufacturing operations in the United States, to the restructuring of operations in Hong Kong, Canada and Mexico, and to the discontinuation of its hearing aid products. The restructuring resulted in a reduction of approximately 450 employees, primarily in manufacturing and distribution, with all employees terminated as of December 31, 2002. The restructuring charges included expected cash expenditures of $4.1 million, primarily for severance costs, with the remaining $7.4 million of the restructuring charges representing noncash charges associated with write-down of fixed assets. As of December 31, 2002, cash expenditures of $0.1 million remain to be paid.

     In 2000, the Company recorded pretax restructuring charges of $8.8 million attributable to the consolidation of certain of the Company's United States manufacturing, engineering, distribution, marketing, service and administrative operations to reduce costs, to better utilize available manufacturing and operating capacity, and to enhance competitiveness. The consolidation resulted in a reduction of approximately 500 employees, primarily in manufacturing and distribution, with all employees terminated as of December 31, 2001. The restructuring charges included cash expenditures of $4.0 million, primarily for severance costs, with the remaining $4.8 million representing noncash charges associated with discontinued product lines. All cash expenditures were made as of December 31, 2001.

     The following table summarizes the status of the Company's business restructuring reserve and other related expenses during the years ended December 31, 2000, 2001 and 2002 (in thousands):

                             RESTRUCTURING RESERVE

                                                                                                           TOTAL
                                 EMPLOYEE       LEASE                       TOTAL                      RESTRUCTURING
                                SEPARATION   TERMINATION   OTHER EXIT   RESTRUCTURING      ASSET        RESERVE AND
                                  COSTS      OBLIGATIONS     COSTS         RESERVE      IMPAIRMENTS   RELATED EXPENSES
                                ----------   -----------   ----------   -------------   -----------   ----------------
Charges.......................   $ 3,396        $  50        $ 518         $ 3,964        $ 4,848         $ 8,812
Cash payments.................    (1,971)         (50)        (123)         (2,144)            --          (2,144)
Asset impairments.............        --           --           --              --         (4,848)         (4,848)
                                 -------        -----        -----         -------        -------         -------
Balance as of December 31,
  2000........................     1,425           --          395           1,820             --           1,820
Charges.......................     3,540          246          333           4,119          7,356          11,475
Cash payments.................    (2,495)          --         (442)         (2,937)            --          (2,937)
Asset impairments.............        --           --           --              --         (7,356)         (7,356)
                                 -------        -----        -----         -------        -------         -------
Balance as of December 31,
  2001........................     2,470          246          286           3,002             --           3,002
Charges.......................       478           --           --             478             --             478
Cash payments.................    (2,428)        (151)         (43)         (2,622)            --          (2,622)
Pension settlement and
  curtailment.................      (762)          --           --            (762)            --            (762)
Reclassifications.............       338          (95)        (243)             --             --              --
                                 -------        -----        -----         -------        -------         -------
Balance as of December 31,
  2002........................   $    96        $  --        $  --         $    96        $    --         $    96
                                 =======        =====        =====         =======        =======         =======

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 4 -- INVENTORIES

     Inventories consist of the following as of December 31 (in thousands):

                                                               2002      2001
                                                              -------   -------
Raw materials...............................................  $19,224   $24,709
Work in progress............................................    6,840     8,295
Finished goods..............................................   21,622    17,781
                                                              -------   -------
                                                              $47,686   $50,785
                                                              =======   =======

NOTE 5 -- PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following as of December 31 (in thousands):

                                                                2002       2001
                                                              --------   --------
Land and improvements.......................................  $  1,724   $  1,620
Buildings and improvements..................................    23,149     23,322
Machinery and equipment.....................................   102,766     99,711
Construction in progress....................................       609        441
                                                              --------   --------
                                                               128,248    125,094
Less -- Accumulated depreciation............................   (99,253)   (95,023)
                                                              --------   --------
                                                              $ 28,995   $ 30,071
                                                              ========   ========

NOTE 6 -- GOODWILL AND INTANGIBLE ASSETS

     The Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS 142) on January 1, 2002 with respect to goodwill and intangible assets acquired prior to July 1, 2001. Under SFAS 142, goodwill and other indefinite-lived intangible assets are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. The Company completed the initial review for impairment in the second quarter of 2002 and concluded that there was an indication of goodwill impairment for the Professional Sound and Entertainment business segment, which had $46.7 million of unamortized goodwill. As of December 31, 2002, the Company completed the measurement of the impairment loss and wrote down the goodwill by $29.9 million. The fair value of the businesses measured was based on a combination of market and income (using discounted cash flows) approaches. SFAS 142 requires that the impairment loss be recognized as a cumulative effect of change in accounting as of January 1, 2002. The Company also has certain amounts of goodwill denominated in foreign currencies that fluctuate with movement of exchange rates. The following table presents a reconciliation of reported net (loss) income to adjusted amounts assuming SFAS 142 was effective during the following periods (in thousands, except per share data):

                                                   2002        2001           2000
                                                 --------   -----------   ------------
Reported net (loss) income.....................  $(30,081)  $    60,990   $    (17,981)
Goodwill amortization..........................        --         2,032          2,009
                                                 --------   -----------   ------------
Adjusted net (loss) income.....................  $(30,081)  $    63,022   $    (15,972)
                                                 ========   ===========   ============
Reported basic and diluted (loss) earnings per
  share........................................  $  (8.47)  $554,454.55   $(163,463.64)
Goodwill amortization..........................        --     18,472.73      18,263.64
                                                 --------   -----------   ------------
Adjusted basic and diluted (loss) earnings per
  share........................................  $  (8.47)  $572,927.28   $(145,200.00)
                                                 ========   ===========   ============

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

     The changes in the carrying of goodwill for the year ended December 31, 2002, by operating segment are as follows:

                                           PROFESSIONAL SOUND   AUDIO AND WIRELESS
                                           AND ENTERTAINMENT        TECHNOLOGY        TOTAL
                                           ------------------   ------------------   --------
Balance as of January 1, 2002............       $ 46,775              $6,090         $ 52,865
Goodwill impairment......................        (29,863)                 --          (29,863)
Foreign currency translation.............            152                  --              152
                                                --------              ------         --------
Balance as of December 31, 2002..........       $ 17,064              $6,090         $ 23,154
                                                ========              ======         ========

     In the year ended December 31, 2000, the Company determined that the estimated future undiscounted cash flows for a certain product line were below the carrying value of related long-lived intangible assets primarily due to changed business conditions for the product line. Accordingly, the Company recorded a charge of $0.2 million attributed to the impairment of long-lived intangible assets.

     Included in restructuring charges for 2000, as described in Note 3, is a charge of $3.5 million for goodwill impairment and a charge of $0.8 million for write-off of fixed assets attributed to the discontinued products lines.

     Other intangible assets determined to have definite lives are amortized over their remaining useful lives. The other intangible assets consist of dealer and distributor lists, patents and engineering drawings and tradenames. These assets are included on the consolidated balance sheet as a component of other assets and totaled $0.1 million and $0.2 million, net of accumulated amortization, as of December 31, 2002 and 2001, respectively. Amortization expense for other intangible assets having definite lives was $0.1 million, $0.1 million and $0.2 million for the years ended December 31, 2002, 2001 and 2000, respectively.

NOTE 7 -- DEBT

  REVOLVING LINES OF CREDIT

     In May 1997, the Company entered into the Revolving Credit Facility (the Facility) as part of the Senior Secured Credit Facility. Under the Facility, the Company may borrow up to $25.0 million, subject to a borrowing base limitation. At December 31, 2002, the Company's borrowing base limited the Company's borrowing capacity under the Facility to $15.8 million. Interest on outstanding borrowings is calculated, at the Company's option, using the bank's prime rate or LIBOR (1.34% at December 31, 2002) plus specified margins. At December 31, 2002, the Company's borrowings under this Facility were at LIBOR plus five percentage points. The revolving line of credit expires on April 30, 2004. The Facility requires an annual commitment fee of 0.5% of the unused portion of the commitment. Borrowings are secured by substantially all accounts receivable and inventories. The Company had borrowings of $8.6 million and letters of credit outstanding of $0.4 million as of December 31, 2002. The borrowings are short-term (maturing between 30 to 180 days) and are renewed by the Company as necessary based on cash flow from operating activities. The Company has classified $7.3 million of the revolving credit facility as short-term debt based on its anticipated ability to repay the debt in the next 12 months with the remaining $1.3 million classified as long-term debt.

     Certain foreign subsidiaries of the Company have entered into agreements with banks to provide for local working capital needs. Under these agreements, the Company may make aggregate borrowings of up to $10.0 million. At December 31, 2002, the Company had borrowings of $3.9 million and guarantees of $0.3 million under these facilities, leaving $5.8 million available. The interest rates in effect on these facilities, as of December 31, 2002, ranged from 5.25% to 7.95% and are generally subject to change based upon prevailing local prime rates. In certain instances, the facilities are secured by a lien on foreign real estate, leaseholds or accounts receivable and inventories, or are guaranteed by another subsidiary of the Company. The foreign lines of credit are payable on demand and classified as current liabilities.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

  LONG-TERM DEBT

     Long-term debt consists of the following as of December 31 (in thousands):

                                                                2002       2001
                                                              --------   --------
Senior Secured Credit Facility (Revolving Credit
  Facility).................................................  $  8,563   $     --
Senior Secured Credit Facility (Term Loan Facility):
  Term Loan A, due in quarterly installments through April
     30, 2004, bearing interest at LIBOR plus 5 percentage
     points payable monthly, secured by substantially all
     assets of the Company..................................    15,606     18,084
  Term Loan B, due in quarterly installments through April
     30, 2004, bearing interest at LIBOR plus 5 percentage
     points payable monthly, secured by substantially all
     assets of the Company..................................    51,655     59,858
  Tranche A Senior Secured Notes, with step-up (18.0% to
     25.0%), pay-in-kind interest (effective interest rate
     of 27.3% over the life of the notes), due July 31,
     2004, secured by substantially all assets of the
     Company (net of unamortized discount of $583 and
     $943)..................................................    27,692     21,951
  Tranche B Senior Secured Notes, with step-up (19.5% to
     25.0%), pay-in-kind interest (effective interest rate
     of 29.1% over the life of the notes), due July 31,
     2004, secured by substantially all assets of the
     Company (net of unamortized discount of $357 and
     $576)..................................................    12,268      9,647
  Senior Subordinated Discount Notes, due November 15, 2006,
     with an effective interest rate, exclusive of
     capitalized debt issuance costs, of 18.5%, accreting at
     13.0% on the deemed issue price of $56,104, unsecured
     (net of unamortized discount of $52,119 and $60,710)...    52,981     44,390
  Senior Subordinated Notes, due May 1, 2007, bearing
     interest of 10.5% payable semiannually, unsecured......       500        500
  Senior Subordinated Notes, due March 15, 2007, bearing
     interest of 11.0% payable semiannually, unsecured......        50         50
  Interest-free loan, discounted at an effective interest
     rate of 10.5%, due in monthly installments beginning
     March 2002 through February 2010, secured by Morrilton,
     Arkansas building (net of unamortized discount of $458
     and $573)..............................................     1,065      1,127
  Other.....................................................     1,525         --
                                                              --------   --------
                                                               171,905    155,607
  Less -- Current portion...................................   (17,275)    (8,177)
                                                              --------   --------
     Total long-term debt...................................  $154,630   $147,430
                                                              ========   ========

     In April 2001, the Company issued Tranche A Senior Secured Notes in the principal amount of $20.0 million (of which $9.8 million of the notes were purchased by a related party) to increase its liquidity. The net proceeds to the Company were $18.8 million after payment of commitment fees. The Tranche A Senior Secured Notes are junior to the Senior Secured Credit Facility, but senior to the Senior Subordinated Notes and the Senior Subordinated Discount Notes. Interest on the principal amount of the Tranche A Senior Secured Notes compounds quarterly at 18% per annum, increasing by 75 basis points each quarter until the applicable interest rate is 25% per annum, and is payable at maturity.

     On November 21, 2001, the Company completed a Debt Restructuring, pursuant to which $224.5 million, or 99.8% of the total, of its then-existing Senior Subordinated Notes were exchanged for newly-issued Senior Subordinated Discount Notes at a deemed issue price of $56.1 million, 5.0 million shares of Series B

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

Preferred stock and warrants to purchase 1.7 million shares of Series B Preferred stock. As part of this debt exchange, the Company recorded $115.9 million of gain in the consolidated statement of operations. An additional gain of $52.7 million resulting from Senior Subordinated Notes exchanged by related parties was recorded as contributed capital in the consolidated statement of shareholders' deficit and comprehensive income. At the date of the Debt Restructuring, the Company recorded the Series B Preferred stock, the Warrants and the Senior Subordinated Discount Notes at their estimated fair market values of $14.6 million, $4.9 million and $43.5 million, respectively.

     In connection with the Debt Restructuring, the Company issued Tranche B Senior Secured Notes in the principal amount of $10.0 million (of which $5.0 million of the notes were purchased by a related party) for net proceeds of $9.4 million after payment of commitment fees. The Tranche B Senior Secured Notes are identical to the Tranche A Senior Secured Notes, except that the initial interest rate at which interest accrues on the Tranche B Senior Secured Notes is 19.5% per annum. Further, the lenders under the Company's Senior Secured Credit Facility and the holders of its Tranche A Senior Secured Notes waived existing defaults, including defaults that existed at September 30, 2001, and agreed to the modification of certain covenants.

     The Senior Subordinated Notes, the Senior Subordinated Discount Notes, the Tranche A and B Senior Secured Notes, and the Senior Secured Credit Facility contain certain financial and nonfinancial restrictive covenants, including limitations on additional indebtedness, payment of dividends, certain investments, sale of assets, consolidations, mergers and transfers of all or substantially all of the Company's assets and capital expenditures, subject to certain qualifications and exceptions. The Company was in compliance with all covenants related to all debt agreements at December 31, 2002.

     Aggregate annual payments for maturities of long-term debt are as follows for the years ended December 31 (in thousands):


2003........................................................   $ 17,275
2004........................................................    119,309
2005........................................................        420
2006........................................................    105,532
2007........................................................      1,484
Thereafter..................................................        460
                                                               --------
Total at maturity value.....................................    244,480
Less -- unamortized discount and interest to be accrued.....    (72,575)
                                                               --------
                                                               $171,905
                                                               ========

NOTE 8 -- INCOME TAXES

     The Company's pretax income (loss) before cumulative effect of change in accounting for U.S. and foreign subsidiaries was as follows for the years ended December 31 (in thousands):

                                                          2002      2001       2000
                                                         -------   -------   --------
United States..........................................  $(8,431)  $55,420   $(20,923)
Foreign................................................   10,831     8,255      5,117
                                                         -------   -------   --------
Income (loss)..........................................  $ 2,400   $63,675   $(15,806)
                                                         =======   =======   ========

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

     Significant components of the provision for income taxes are as follows for the years ended December 31 (in thousands):

                                                              2002     2001     2000
                                                             ------   ------   ------
Current:
  Federal..................................................  $ (362)  $   --   $   --
  State....................................................      --       12      105
  Foreign..................................................   3,056    2,676    2,120
                                                             ------   ------   ------
                                                              2,694    2,688    2,225
Deferred...................................................     (76)      (3)     (50)
                                                             ------   ------   ------
                                                             $2,618   $2,685   $2,175
                                                             ======   ======   ======

     A reconciliation of the income taxes computed at the federal statutory rate to the Company's income tax provision is as follows for the years ended December 31 (in thousands):

                                                          2002       2001      2000
                                                         -------   --------   -------
Federal tax (benefit) at statutory rate................  $(9,338)  $ 21,650   $(5,374)
State tax (benefit), net of federal tax................   (1,359)     2,064      (645)
Nondeductible goodwill impairment and amortization.....   10,770        532       532
Change in deferred tax asset valuation allowance.......    1,853     16,095     6,751
Nondeductible debt restructuring costs.................       --      4,374        --
Foreign tax rate differences...........................      (67)       266       334
Exclusion of gain on early extinguishment of debt......       --    (43,536)       --
Other..................................................      759      1,240       577
                                                         -------   --------   -------
                                                         $ 2,618   $  2,685   $ 2,175
                                                         =======   ========   =======

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows as of December 31 (in thousands):

                                                                2002       2001
                                                              --------   --------
Deferred tax liabilities:
  Tax over book depreciation................................  $    496   $    306
  Tax over book amortization................................     1,896      2,121
  Section 481(a) adjustment.................................     1,551      1,747
                                                              --------   --------
     Total deferred tax liabilities.........................     3,943      4,174
                                                              --------   --------
Deferred tax assets:
  Compensation accruals.....................................       673      4,142
  Pension accrual...........................................     2,799      1,544
  Inventory reserves........................................     3,716      2,561
  Bad debt reserves.........................................       627      1,296
  Vacation accrual..........................................       624        728
  Warranty reserves.........................................       698      1,062
  Restructuring reserves....................................     1,115      2,432
  Tax loss carryforward.....................................     4,438     32,241
  Other.....................................................     3,006      2,738
                                                              --------   --------
     Total deferred tax assets..............................    17,696     48,744
Valuation allowance.........................................   (13,630)   (44,505)
                                                              --------   --------
     Deferred tax assets, net of valuation allowance........     4,066      4,239
                                                              --------   --------
Net deferred tax assets.....................................  $    123   $     65
                                                              ========   ========

     The total current deferred tax asset of $1,193,000 and $380,000 at December 31, 2002 and 2001, respectively, is included in other current assets. The total noncurrent deferred tax liability of $1,070,000 and $315,000 at December 31, 2002 and 2001, respectively, is included in other long-term liabilities.

     The Company has established a deferred tax valuation allowance of $13.6 million due to the uncertainty of the realization of future tax benefits. This amount relates primarily to U.S. deferred tax assets as the realization of future tax benefits related to the deferred tax asset is dependent on the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered this factor in reaching its conclusion as to the adequacy of the valuation allowance for financial reporting purposes.

     The Company did not recognize any taxable income on the gain on early extinguishment of debt related to the Debt Restructuring completed on November 21, 2001 due to certain provisions of the United States Internal Revenue Code (the Code) for taxpayers deemed insolvent. Those same provisions also provide that any taxpayer not recognizing taxable income due to this insolvency provision will reduce all tax attributes, as defined under the Code, to the extent of the unrecognized gain. The Company's portion of net operating loss carryforwards that were generated in the United States is the only tax attribute applicable to this provision. As of December 31, 2001, the Company had a deferred tax asset related to net operating losses of $32.2 million, of which $31.0 million is related to the net operating losses generated in the United States and $1.2 million is related to the net operating losses generated by foreign subsidiaries. Therefore on January 1, 2002, the Company eliminated the $31.0 million of the deferred tax asset related to the net operating losses in the United States and also reduced its valuation allowance accordingly.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

     The Company has foreign operating loss carryforwards of $3.2 million, of which $0.7 million expire between 2006 and 2012 and $2.5 million have no expiration date. The U.S. operating loss carryforward is $9.1 million, of which $0.5 million expires in 2021 and $8.6 million expires in 2022.

     As of December 31, 2002, the Company has a reserve of $4.5 million included in income taxes payable in accordance with a settlement with the Internal Revenue Service (IRS) for the expected liability, penalties and accrued interest (as of the settlement date) related to a dispute for the period from 1990 to 1995. The Company has agreed with the IRS on the final amount of the tax liability to be paid and is making monthly payments to the IRS.

     Accumulated and current unremitted earnings of the Company's foreign subsidiaries are deemed to be reinvested in each country and are not expected to be remitted. As such, no U.S. taxes have been provided for such foreign earnings.

NOTE 9 -- RELATED-PARTY TRANSACTIONS

     For the years ended December 31, 2002, 2001 and 2000, the Company recorded a charge to operations of $0.5 million, $1.3 million and $1.7 million, respectively, for management services provided by Greenwich Street Capital Partners, L.P., a related party. The services include, but are not limited to, developing and implementing corporate and business strategy and providing other consulting and advisory services. This agreement expired in May 2002 with no current plans to renew the agreement.

     Under the terms of the Senior Secured Credit Facility, the Company is prohibited from making any payment, in cash or other property, of the advisory fee until the repayment in full of the loans outstanding under the Senior Secured Credit Facility. The Company is accruing the advisory fee, together with interest, at the rate of 2 percent per month. The Company had a balance payable, inclusive of interest, of $2.5 million at December 31, 2002.

     GSCP Recovery, Inc., a related party, purchased (in secondary transactions) $9.8 million of the $20.0 million principal Tranche A Senior Secured Notes (which were issued originally to GSCP Recovery (US), LLC in April 2001) and $5.0 million of the $10.0 million principal Tranche B Senior Secured Notes (which were issued originally to GSCP Recovery (US), LLC in November 2001).

     The Company recognized a gain of $52.7 million in November 2001 from the early retirement of debt held by related parties. The gain was recorded as contributed capital in the Company's consolidated statement of shareholders' deficit and comprehensive income.

     In 2001, the Former Parent made an equity contribution of $5.2 million to the Company.

     In 2000, the Company relocated its corporate headquarters to a facility leased from DRF 12000 Portland LLC (the LLC), an entity in which the Company has a 50% interest. The Company contributed cash of $0.6 million to the LLC and the investment is accounted for under the equity method. The Company's allocable share of the LLC income is included as a component of other income in the accompanying consolidated statements of operations. The LLC financed the purchase of the facility with a mortgage secured by the facility. At December 31, 2002, the remaining balance on the mortgage was $6.7 million. The annual lease payments to the LLC are $1.1 million for years 1 to 5 and $1.2 million for years 6 to 10. The Company may renew the lease at the end of the initial lease for three renewal terms of five years each. The lease has been classified as an operating lease and the Company records the lease obligations as rent expense.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

     The LLC results of operations and the Company's equity in earnings of the LLC included (in thousands):

                                                              2002     2001     2000
                                                             ------   ------   ------
Gross revenue..............................................  $1,784   $1,632   $1,709
Costs and expenses.........................................   1,548    1,375    1,052
                                                             ------   ------   ------
Net income.................................................  $  236   $  257   $  657
                                                             ======   ======   ======
Equity share in earnings of the LLC........................  $  118   $  129   $  608
                                                             ======   ======   ======

     Net income for 2000 was not allocated in relation to ownership interest based on provisions in the LLC ownership agreement.

     Condensed balance sheet information for the LLC as of December 31 was (in thousands):

                                                               2002     2001
                                                              ------   ------
Current assets..............................................  $   69   $   98
Noncurrent assets...........................................   9,676    9,750
Current liabilities.........................................     394      348
Noncurrent liabilities......................................   7,345    7,394

NOTE 10 -- PENSION AND POSTRETIREMENT BENEFITS

     The Company has one noncontributory defined benefit cash balance pension plan as a result of a merger in August 2000 of the Company's union employee plan with its nonunion employee plan. Two benefit structures, union and nonunion, are maintained under the merged plan. Under the terms of the cash balance pension plan, accrued benefits are expressed as account balances for each participant. Each year the account balances are increased by an interest credit based on an interest rate indexed to the U.S. Treasury bills, with a minimum interest rate of 5%, as well as a benefit credit based on the participant's age, vesting service and covered remuneration. Pension costs are funded annually, subject to limitations. The Company's funding policy is to make annual contributions of not less than the minimum required by applicable regulations.

     The Company is obligated to provide health and life insurance benefits to certain employees of its U.S. operations upon retirement. Contributions required to be paid by the employees toward the cost of such plans are a flat dollar amount per month in certain instances or a range from 25% to 100% of the cost of such plans in other instances.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

     The following table presents the funded status of the plans as recognized in the consolidated financial statements as of and for the years ended December 31 (in thousands):

                                                    PENSION BENEFITS    OTHER BENEFITS
                                                    -----------------   ---------------
                                                     2002      2001      2002     2001
                                                    -------   -------   ------   ------
Change in benefit obligation:
  Benefit obligation at beginning of period.......  $25,636   $27,073   $ 471    $ 659
  Service cost....................................    1,198     1,437       3        8
  Interest cost...................................    1,795     1,921      30       32
  Actuarial loss (gain)...........................      479      (591)    (90)    (176)
  Benefits paid...................................   (4,585)   (4,191)    (25)     (59)
  Amendments......................................       --        23      --        7
  Effects of curtailment..........................     (134)      (36)     92       --
                                                    -------   -------   -----    -----
Benefit obligation at end of period...............   24,389    25,636     481      471
                                                    -------   -------   -----    -----
Change in plan assets:
  Fair value of plan assets at beginning of
     period.......................................   19,626    30,511      --       --
  Actual return on plan assets....................       20    (6,832)     --       --
  Employer contribution...........................       --       138      --       --
  Benefits paid...................................   (4,585)   (4,191)     --       --
                                                    -------   -------   -----    -----
Fair value of plan assets at end of period........   15,061    19,626      --       --
                                                    -------   -------   -----    -----
Change in funded status:
  Funded status...................................   (9,328)   (6,010)   (481)    (471)
  Unrecognized actuarial loss (gain)..............    8,171     6,384     (29)      (3)
  Unrecognized prior service cost.................   (2,588)   (3,335)     (1)     (43)
                                                    -------   -------   -----    -----
Net amount recognized.............................  $(3,745)  $(2,961)  $(511)   $(517)
                                                    =======   =======   =====    =====
Amounts recognized in the consolidated balance
  sheets consist of:
  Accrued benefit liability.......................  $(7,443)  $(4,107)  $(511)   $(517)
  Minimum pension liability.......................    3,698     1,146      --       --
                                                    -------   -------   -----    -----
Net amount recognized.............................  $(3,745)  $(2,961)  $(511)   $(517)
                                                    =======   =======   =====    =====

                                           PENSION BENEFITS           OTHER BENEFITS
                                      ---------------------------   -------------------
                                       2002      2001      2000     2002   2001   2000
                                      -------   -------   -------   ----   ----   -----
Weighted average assumptions:
  Discount rate.....................      6.5%      7.0%     7.25%   6.5%   7.0%   7.25%
  Expected return on plan assets....      8.5       9.0       9.0
  Rate of compensation increase.....      4.5       4.5       4.5

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

                                           PENSION BENEFITS           OTHER BENEFITS
                                      ---------------------------   -------------------
                                       2002      2001      2000     2002   2001   2000
                                      -------   -------   -------   ----   ----   -----
Components of net periodic benefit
  cost (income):
  Service cost......................  $ 1,198   $ 1,437   $ 1,662   $  3   $  8   $  17
  Interest cost.....................    1,795     1,921     1,943     30     32      43
  Expected return on plan assets....   (2,544)   (2,821)   (2,740)    --     --      --
  Amortization of unrecognized net
     transition obligation..........       --         9        40     --     --      --
  Amortization of prior service
     cost...........................     (393)     (403)     (435)    (3)    (6)     (6)
  Recognized actuarial loss
     (gain).........................      (45)     (215)     (275)    (1)    --       4
  Settlement/curtailment loss
     (gain).........................      773       (81)     (340)   (11)    --      --
                                      -------   -------   -------   ----   ----   -----
Net periodic benefit cost
  (income)..........................  $   784   $  (153)  $  (145)  $ 18   $ 34   $  58
                                      =======   =======   =======   ====   ====   =====

     Pension plan assets consist primarily of equity and debt securities and cash equivalents.

     The assumed healthcare cost trend rate and ultimate rate used in measuring the benefit obligation are 8.50% and 5.50%, respectively, for the year ended December 31, 2002.

     A one percentage point change in assumed healthcare cost trend rates would have an immaterial effect on service and interest cost components.

     The Company provides a 401(k) savings plan for U.S. employees. Employee contributions of up to 6% of eligible compensation are matched 50% by the Company. The Company's contributions amounted to $0.7 million, $1.0 million and $1.1 million for the years ended December 31, 2002, 2001 and 2000, respectively.

     The Company's Japanese subsidiary also has a retirement and termination plan (the Retirement Plan), which provides benefits to employees in Japan upon their termination of employment. The benefits are based upon a multiple of the employee's monthly salary, with the multiple determined based upon the employee's years of service. The multiple paid to employees who retire or are involuntarily terminated is greater than the multiple paid to those who voluntarily terminate their services. The Retirement Plan is unfunded, and the accompanying consolidated balance sheet includes a liability of approximately $0.7 million at December 31, 2002, which represents the actuarially determined estimated present value of the Company's liability as of this date. In developing this estimate, the actuary used discount and compensation growth rates prevailing in Japan of 1.4% and 3.2%, respectively. For the years ended December 31, 2002, 2001 and 2000, the Company charged $0.2 million, $0.3 million and $0.3 million, respectively, to expense for this plan.

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

  LITIGATION

     From time to time the Company is a party to various legal actions in the normal course of business. The Company believes that it is not currently a party in any litigation which, if adversely determined, would have a material adverse effect on its financial condition or results of operations.

  ENVIRONMENTAL MATTERS

     The Company and its operations are subject to extensive and changing U.S. federal, state, local and foreign environmental laws and regulations, including, but not limited to, laws and regulations that impose liability on responsible parties to remediate, or contribute to the costs of remediating, currently or formerly

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES owned or leased sites or other sites where solid or hazardous wastes or substances were disposed of or released into the environment. These remediation requirements may be imposed without regard to fault or legality at the time of the disposal or release. Although management believes that its current manufacturing operations comply in all material respects with applicable environmental laws and regulations, environmental legislation has been enacted and may in the future be enacted or interpreted to create environmental liability with respect to the Company's facilities or operations. The Company believes that compliance with U.S. federal, state, local and foreign environmental protection laws and provisions should have no material adverse effect on its results of operations or financial condition.

     The Company's site in Buchanan, Michigan, formerly owned by Mark IV Industries (Mark IV), has been designated a Superfund site under U.S. federal environmental laws, and the Company has agreed that it is a de minimis responsible party at two other sites that it acquired from and were formerly owned by Mark IV. Mark IV has agreed to fully indemnify the Company for environmental liabilities at the Superfund site (excluding any liability for contamination that may exist within the manufacturing facility) and the two other sites at which monitoring or remediation may be necessary.

     The Company is party to a 1988 consent decree with the Nebraska Department of Environmental Quality (NDEQ) relating to the cleanup of hazardous waste at the Company's Lincoln, Nebraska, facility. In December 1997, the Company entered into an Administrative Order of Consent with the U.S. Environmental Protection Agency under the Resource Conservation and Recovery Act to further investigate and remediate the Lincoln facility and an adjacent property (Lincoln site). The Company has reached agreement with the NDEQ on a remediation plan regarding future monitoring and remediation of contamination at the Lincoln site and does not believe that the costs related to its responsibilities will result in a material adverse effect on its results of operations or financial condition.

     Through December 31, 2002, the Company had accrued approximately $1.8 million over the life of the project for anticipated costs to be incurred for the Lincoln facility cleanup activities, of which approximately $1.6 million has been paid.

     There can be no assurance that the Company's estimated environmental expenditures, which it believes to be reasonable, will cover in full the actual amounts of environmental obligations the Company does incur, that Mark IV will pay in full the indemnified environmental liabilities when they are incurred, that new or existing environmental laws will not affect the Company in currently unforeseen ways, or that present or future activities will not result in additional environmentally related expenditures. However, the Company believes that compliance with U.S. federal, state, local and foreign environmental protection laws and regulations should have no material adverse effect on its results of operations or financial condition.

  EMPLOYMENT CONTRACTS

     The Company has employment contracts with certain key executives that require the Company to make payments of up to 12 months' salary in the event such executives are terminated without cause.

     The chief executive officer (CEO) entered into an employment agreement with the Company effective December 16, 2002 pursuant to which the CEO will receive
(i) annual base salary of $450,000; (ii) a guaranteed bonus of $225,000 payable on January 1, 2004, prorated if the CEO does not work the full year; and (iii) $30,000 per month for twelve months to provide consulting services in the event of the CEO's retirement or termination without cause.

     The president of worldwide pro audio entered into an employment agreement with the Company effective January 5, 2003 pursuant to which he will receive (i) annual base salary of $270,000; (ii) a bonus payment of between 40% and 140% of his annual base salary upon the achievement of certain specified performance objectives, and (iii) in the event his employment is terminated without cause or he terminates his employment

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES for good reason, the Company will pay a lump-sum payment of 150% of his annual base salary plus 150% of his annual target bonus (which target bonus is 70% of his annual base salary).

  LEASE COMMITMENTS

     At December 31, 2002, the Company had various noncancelable operating leases for corporate headquarters, manufacturing, distribution and office buildings, warehouse space and equipment. Rental expense charged to operations was $3.2 million, $3.4 million and $2.9 million for the years ended December 31, 2002, 2001 and 2000, respectively.

     Approximate future minimum rental commitments under all noncancelable operating leases are as follows for the years ended December 31 (in thousands):

2003........................................................   $ 2,859
2004........................................................     2,664
2005........................................................     2,161
2006........................................................     1,402
2007........................................................     1,366
2008 and thereafter.........................................     3,471
                                                               -------
  Total minimum lease commitments...........................   $13,923
                                                               =======

NOTE 12 -- SEGMENT INFORMATION

     The Company has two business segments: Professional Sound and Entertainment and Audio and Wireless Technology (formerly known as Multimedia/Audio Communications).

  PROFESSIONAL SOUND AND ENTERTAINMENT

     Professional Sound and Entertainment consists of five lines of business within the overall professional audio market, including: (i) permanently installed sound systems; (ii) sound products used by professional musicians and sold principally through retail channels; (iii) sound products used in professional concerts, recording projects and radio and television broadcast;
(iv) broadcast communication products, including advanced digital matrix intercoms, used by broadcasters (including all major television networks) to control production communications intercoms, headsets and wireless communications systems used by professional, college and high school football teams and stadiums and other professional and high school sports teams; and (v) wired and wireless microphones used in the education, sports, broadcast, music and religious markets.

  AUDIO AND WIRELESS TECHNOLOGY

     Audio and Wireless Technology targets six principal product markets including: (i) digital audio duplication products for the religious, education and enterprise markets; (ii) military/aviation communication products for the military and aviation markets; (iii) wireless networking products serving the original equipment manufacturer, wireless internet service provider and medical telemetry markets; (iv) land mobile communication products for the public safety, military and industrial markets; (v) audio and wireless education products for classroom and computer based education markets; and (vi) teleconferencing products for the enterprise, education and government markets.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

     The following tables provide information by business segment (in thousands):

                                         PROFESSIONAL    AUDIO AND
                                           SOUND AND      WIRELESS
                                         ENTERTAINMENT   TECHNOLOGY   CORPORATE   CONSOLIDATED
                                         -------------   ----------   ---------   ------------
Net sales:
  2002.................................    $201,455       $ 65,066    $     --      $266,521
  2001.................................     196,844         87,615          --       284,459
  2000.................................     212,564        116,291          --       328,855
Operating profit (loss):
  2002.................................      17,540         10,574      (1,878)       26,236
  2001.................................       3,423          9,538     (28,121)      (15,160)
  2000.................................      14,575         16,824     (21,230)       10,169
Depreciation expense:
  2002.................................       5,225            297         838         6,360
  2001.................................       5,463            960       2,581         9,004
  2000.................................       4,620          2,662       3,950        11,232
Capital expenditures:
  2002.................................       3,877            414         543         4,834
  2001.................................       4,600            927         594         6,121
  2000.................................       7,533          1,063       2,957        11,553
Total assets:
  2002.................................     119,473         33,846       4,559       157,878
  2001.................................     141,436         39,955       6,210       187,601
  2000.................................     154,400         45,701      23,629       223,730

     Corporate operating expenses include unallocated corporate engineering, selling, general and administrative costs, corporate charges, amortization of goodwill and other intangibles, and restructuring charges. Corporate identifiable assets relate principally to the Company's investment in information systems and corporate facilities, as well as deferred financing costs.

     The Company's net sales into each of its principal geographic regions were as follows for the years ended December 31 (in thousands):

                                                         2002       2001       2000
                                                       --------   --------   --------
United States........................................  $140,430   $164,508   $192,649
Germany..............................................    22,607     22,431     28,055
Japan................................................    15,151     15,101     20,627
United Kingdom.......................................    11,102     11,191      8,911
China................................................     9,810      8,712     12,956
Other foreign countries..............................    67,421     62,516     65,657
                                                       --------   --------   --------
                                                       $266,521   $284,459   $328,855
                                                       ========   ========   ========

     It is not practical for the Company to accurately disclose revenue by product or service grouping for financial reporting purposes as the Company's systems do not reliably compile this information.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

     Long-lived assets of the Company's U.S. and international operations were as follows for the years ended December 31 (in thousands):

                                                          2002      2001       2000
                                                         -------   -------   --------
United States..........................................  $46,505   $79,841   $ 97,590
International..........................................   10,959     9,305      9,374
                                                         -------   -------   --------
Consolidated...........................................  $57,464   $89,146   $106,964
                                                         =======   =======   ========

NOTE 13 -- EQUITY

  PREFERRED STOCK

     In the fourth quarter of 2001, prior to the Debt Restructuring, the Company's certificate of incorporation was amended to authorize 900 shares of Series A Preferred stock, par value of $0.01 per share, and 5 million shares of Series B Preferred stock, par value of $0.01 per share.

     Holders of Series A and Series B Preferred stock are entitled to receive dividends and distributions that may be declared by the Board of Directors from time to time. No dividends were declared in 2002 and 2001.

     Holders of Series A and Series B Preferred stock have the same voting rights as holders of the Common stock. The holders of Series A and Series B Preferred stock have no preemptive, conversion, redemption, subscription or similar rights and the Preferred stock can be converted into Common stock at the election of the Company. The outstanding Series A and B Preferred stock was converted, effective April 2002, into Common stock of the Company. Each share or fractional share of the Series A and Series B Preferred stock was converted into an equivalent share or fractional share of Common stock.

  COMMON STOCK

     In the fourth quarter of 2001, prior to the Debt Restructuring, the Company's authorized shares of Common stock were increased from 1,000 shares to 10 million shares.

     In February 2003 the Board of Directors of the Company determined that the Company had overestimated the number of shares of Common stock necessary to accomplish the Debt Restructuring and to effect other capital transactions. The Board of Directors authorized and the Company has filed a corrective amendment to its Certificate of Incorporation with the State of Delaware to reduce the number of authorized shares from 25 million to 10 million retroactively to November 2001.

  WARRANTS

     Warrants entitling the holders to purchase up to 1,666,155 shares (subject to certain antidilution adjustments) of common stock were issued pursuant to the Company's Debt Restructuring (see note 7) completed in November 2001. The warrants are exercisable at $0.01 per share and will expire on the later of March 30, 2007 or 15 days after the Company shall have either furnished to the holders of the warrants its audited annual financial statements for the fiscal year ended December 31, 2006 or shall have filed an annual report on Form 10-K with respect to such fiscal year.

     The number of warrants exercisable is subject to the Company satisfying certain financial performance targets. There were no warrants exercisable at December 31, 2002. The warrants are also exercisable upon the occurrence of certain events, including the sale of all or substantially all of the Company's assets, as set forth in the warrant agreement.

                  TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 14 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, foreign currency forward contracts and the revolving line of credit approximates fair value because of the short maturity of these instruments.

     The carrying amount of the Company's long-term debt approximates fair value because of the variability of the interest cost associated with these instruments. The fair value of the Company's Senior Subordinated Notes and Senior Subordinated Discount Notes for 2002 and 2001 is estimated based on book values for the notes. No quotes were available for either year.

NOTE 15 -- QUARTERLY FINANCIAL DATA

     The following table shows the unaudited quarterly financial data for the years ended December 31, 2002 and 2001 (in thousands, except per share data):

                           FIRST         SECOND         THIRD         FOURTH
                          QUARTER        QUARTER       QUARTER        QUARTER        TOTAL
                        ------------   -----------   ------------   -----------   -----------
2002
Net sales.............  $     67,899   $    68,029   $     66,087   $    64,506   $   266,521
Operating income......         6,328         7,348          7,096         5,464        26,236
Net loss..............       (29,339)         (211)          (164)         (367)      (30,081)
                        ------------   -----------   ------------   -----------   -----------
Basic and diluted loss
  per share...........  $(266,718.18)  $     (0.05)  $      (0.03)  $     (0.07)  $     (8.47)
                        ============   ===========   ============   ===========   ===========
2001
Net sales.............  $     72,317   $    76,127   $     72,595   $    63,420   $   284,459
Operating (loss)
  income..............           (39)        2,719         (4,259)      (13,581)      (15,160)
Net (loss) income.....        (9,754)       (7,679)       (15,289)       93,712        60,990
                        ------------   -----------   ------------   -----------   -----------
Basic and diluted
  income (loss) per
  share...............  $ (88,672.73)  $(69,809.09)  $(138,990.91)  $851,927.27   $554,454.55
                        ============   ===========   ============   ===========   ===========

     For the year ended December 31, 2002, the summations of quarterly net loss per share basic and diluted does not equate to the calculation for the year as the Company converted its Series A and Series B Preferred stock to Common stock in April 2002. Quarterly calculations are performed on a discrete basis.

     In the fourth quarter of 2002, the Company completed its goodwill impairment analysis which resulted in recording a cumulative effect of a change in accounting of $29.9 million, which has been reflected in the first quarter of 2002 in accordance with SFAS 142.

     In the fourth quarter of 2002, the Company recorded restructuring charges of $0.5 million.

     In the second quarter of 2001, the Company recorded restructuring charges of $0.9 million.

     In the third quarter of 2001, the Company recorded a special charge of $2.8 million to provide a reserve for bad debts and a special charge of $4.2 million to provide a reserve for impaired inventories.

     In the fourth quarter of 2001, the Company recorded restructuring charges of $11.5 million and recorded a gain of $115.9 million on the early extinguishment of debt.

                           TELEX COMMUNICATIONS, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2003            2002
                                                              -------------   ------------
                                                               (UNAUDITED)     (SEE NOTE)
                                                                     (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.................................    $   3,467      $   3,374
  Accounts receivable, net..................................       48,484         44,644
  Inventories...............................................       48,503         47,686
  Other current assets......................................        7,042          4,710
                                                                ---------      ---------
       Total current assets.................................      107,496        100,414
Property, plant and equipment, net..........................       29,387         28,995
Deferred financing costs, net...............................        1,464          2,659
Goodwill, net...............................................       23,262         23,154
Other assets................................................        2,795          2,656
                                                                ---------      ---------
                                                                $ 164,404      $ 157,878
                                                                =========      =========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Revolving lines of credit.................................    $  13,950      $   3,916
  Current maturities of long-term debt......................      107,293         17,275
  Accounts payable..........................................       13,236         10,954
  Accrued wages and benefits................................       10,719          9,562
  Other accrued liabilities.................................       10,518          7,896
  Income taxes payable......................................        6,423          7,960
                                                                ---------      ---------
       Total current liabilities............................      162,139         57,563
Long-term debt, net.........................................       63,130        154,630
Other long-term liabilities.................................       14,326         13,693
                                                                ---------      ---------
       Total liabilities....................................      239,595        225,886
                                                                ---------      ---------
Shareholders' deficit:
  Common stock and capital in excess of par.................       80,180         80,180
  Accumulated other comprehensive loss......................       (9,019)        (7,029)
  Accumulated deficit.......................................     (146,352)      (141,159)
                                                                ---------      ---------
       Total shareholders' deficit..........................      (75,191)       (68,008)
                                                                ---------      ---------
                                                                $ 164,404      $ 157,878
                                                                =========      =========

           See notes to condensed consolidated financial statements.
Note: The balance sheet of December 31, 2002 has been derived from the audited consolidated financial statements of Old Telex at that date.

                           TELEX COMMUNICATIONS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    NINE MONTHS ENDED
                                                              -----------------------------
                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  2003            2002
                                                              -------------   -------------
                                                                       (UNAUDITED)
                                                                  (IN THOUSANDS, EXCEPT
                                                                SHARE AND PER SHARE DATA)

Net sales...................................................   $  199,298      $  202,015
Cost of sales...............................................      115,543         117,834
                                                               ----------      ----------
     Gross profit...........................................       83,755          84,181
                                                               ----------      ----------
Operating expenses:
  Engineering...............................................       10,551           9,113
  Selling, general and administrative.......................       56,130          53,665
  Corporate charges.........................................           --             541
  Amortization of other intangibles.........................           18              90
  Pension curtailment gain..................................       (2,414)             --
                                                               ----------      ----------
                                                                   64,285          63,409
                                                               ----------      ----------
     Operating income.......................................       19,470          20,772
Interest expense............................................      (22,152)        (19,272)
Other income, net...........................................          523           1,305
                                                               ----------      ----------
(Loss) income before income taxes...........................       (2,159)          2,805
Provision for income taxes..................................        3,034           2,656
                                                               ----------      ----------
(Loss) income before cumulative effect of change in
  accounting................................................       (5,193)            149
Cumulative effect of change in accounting...................           --         (29,863)
                                                               ----------      ----------
     Net loss...............................................   $   (5,193)     $  (29,714)
                                                               ==========      ==========
Basic (loss) income per common share (Loss) income before
  cumulative effect of change in accounting.................   $    (1.04)     $     0.05
Cumulative effect of change in accounting...................           --           (9.73)
                                                               ----------      ----------
Net loss....................................................   $    (1.04)     $    (9.68)
                                                               ==========      ==========
Diluted (loss) income per common share (Loss) income before
  cumulative effect of change in accounting.................   $    (1.04)     $     0.03
Cumulative effect of change in accounting...................           --           (5.99)
                                                               ----------      ----------
Net income loss.............................................   $    (1.04)     $    (5.96)
                                                               ==========      ==========
Weighted average shares outstanding
  Basic.....................................................    4,987,127       3,069,044
                                                               ==========      ==========
  Diluted...................................................    4,987,127       4,987,127
                                                               ==========      ==========

           See notes to condensed consolidated financial statements.

                           TELEX COMMUNICATIONS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    NINE MONTHS ENDED
                                                              -----------------------------
                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  2003            2002
                                                              -------------   -------------
                                                                       (UNAUDITED)
                                                                     (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net loss..................................................     $(5,193)       $(29,714)
  Adjustments to reconcile net loss to cash flows from
     operations:
     Depreciation and amortization..........................       4,646           5,022
     Amortization of finance charges and pay-in-kind
      interest charge.......................................      17,470          13,846
     Gain on disposition of assets..........................        (319)         (1,019)
     Cumulative effect of change in accounting..............          --          29,863
     Pension curtailment gain...............................      (2,414)             --
     Change in operating assets and liabilities.............      (3,963)         (7,494)
     Change in long-term liabilities........................         (57)            865
     Other, net.............................................         660             547
                                                                 -------        --------
  Net cash provided by operating activities.................      10,830          11,916
                                                                 -------        --------
INVESTING ACTIVITIES:
  Additions to property, plant and equipment................      (4,375)         (3,724)
  Proceeds from disposition of assets.......................       1,158           2,215
  Other.....................................................         166             165
                                                                 -------        --------
  Net cash used in investing activities.....................      (3,051)         (1,344)
                                                                 -------        --------
FINANCING ACTIVITIES:
  Borrowings (repayments) under revolving lines of credit,
     net....................................................       1,118          (1,770)
  Repayment of long-term debt...............................      (9,007)         (7,588)
  Borrowings of long-term debt..............................          --           1,216
  Payment of deferred financing costs.......................          --            (242)
                                                                 -------        --------
  Net cash used in financing activities.....................      (7,889)         (8,384)
                                                                 -------        --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
  EQUIVALENTS...............................................         203             220
                                                                 -------        --------
CASH AND CASH EQUIVALENTS:
  Net increase..............................................          93           2,408
  Balance at beginning of period............................       3,374           3,026
                                                                 -------        --------
  Balance at end of period..................................     $ 3,467        $  5,434
                                                                 -------        --------
SUPPLEMENTAL DISCLOSURES OF CASH PAID FOR:
  Interest..................................................     $ 4,339        $  5,446
                                                                 =======        ========
  Income taxes..............................................     $ 5,065        $  2,909
                                                                 =======        ========

           See notes to condensed consolidated financial statements.

                           TELEX COMMUNICATIONS, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S.) for interim financial information, and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the U.S. for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year.

     Preparation of the Company's financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates. For further information, refer to the consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     Certain 2002 amounts have been reclassified to conform to 2003 presentation.

2.  INVENTORIES

     Inventories consist of the following (in thousands):

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2003            2002
                                                              -------------   ------------
Raw materials...............................................     $18,911        $19,224
Work in process.............................................       7,379          6,840
Finished products...........................................      22,213         21,622
                                                                 -------        -------
                                                                 $48,503        $47,686
                                                                 =======        =======

3.  GOODWILL

     Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). The Company completed an initial impairment review of goodwill in the fourth quarter of 2002. The review resulted in an impairment loss of $29.9 million related to the Professional Audio business segment that has been accounted for as a cumulative effect of change in accounting in accordance with SFAS 142 and is reflected in the results of operations for the nine months ended September 30, 2002. The Company has certain amounts of goodwill denominated in foreign currencies that fluctuate with movement of exchange rates.

     The following table presents the changes in carrying value of goodwill by business segment as of September 30, 2003 (in thousands):

                                                                  AUDIO AND WIRELESS
                                             PROFESSIONAL AUDIO       TECHNOLOGY        TOTAL
                                             ------------------   ------------------   -------
Balance as of December 31, 2002............       $17,064               $6,090         $23,154
Foreign currency translation...............           108                   --             108
                                                  -------               ------         -------
Balance as of September 30, 2003...........       $17,172               $6,090         $23,262
                                                  =======               ======         =======

                           TELEX COMMUNICATIONS, INC.

4.  DEBT

     Long-term debt consists of the following (in thousands):

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2003            2002
                                                              -------------   ------------
Senior Secured Credit Facility (Revolving Credit
  Facility).................................................    $      --       $  8,563
Senior Secured Credit Facility (Term Loan Facility):
  Term Loan A...............................................       13,588         15,606
  Term Loan B...............................................       44,974         51,655
Tranche A Senior Secured Notes..............................       33,431         27,692
Tranche B Senior Secured Notes..............................       14,875         12,268
Senior Subordinated Discount Notes..........................       60,506         52,981
Senior Subordinated Notes...................................          550            550
Other debt..................................................        2,499          2,590
                                                                ---------       --------
                                                                  170,423        171,905
Less -- current portion.....................................     (107,293)       (17,275)
                                                                ---------       --------
     Total long-term debt...................................    $  63,130       $154,630
                                                                =========       ========

5.  INCOME TAXES

     The Company recorded an income tax provision of $0.9 million and $3.0 million on pre-tax income of $1.4 million and pre-tax loss of $2.2 million for the three months and nine months ended September 30, 2003, respectively. The income tax provision for the nine months ended September 30, 2003 is comprised of a U.S. Federal and state income tax benefit of $1.4 million, offset by a tax valuation allowance adjustment of $1.4 million, and an income tax provision of $3.0 million attributed to income of certain foreign subsidiaries. The income tax provision for the nine months ended September 30, 2002 is comprised of a U.S. Federal and state income tax benefit of $3.7 million, offset by a tax valuation allowance adjustment of $3.7 million, and an income tax provision of $2.7 million attributed to income of certain foreign subsidiaries.

     The Company has a deferred tax asset of $18.8 million offset by a tax valuation allowance of $18.6 million at September 30, 2003 due to the uncertainty of the realization of future tax benefits. The realization of the future tax benefits related to the deferred tax asset is dependent on many factors, including the Company's ability to generate sufficient taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the adequacy of the valuation allowance for financial reporting purposes.

6.  EARNINGS PER SHARE DATA

     Effective April 16, 2002, the Company converted all of its outstanding Series A Preferred Stock and Series B Preferred Stock, totaling 4,987,017 shares, into an equal number of shares of its Common Stock. The conversion of the Preferred Stock was at the election of the Company with each share or fractional share of the Series A and Series B Preferred Stock convertible into one share or equivalent fractional share of Common Stock. Information presented for the three and nine months ended September 30, 2002 includes the effect of the conversion on a diluted basis.

7.  RELATED-PARTY TRANSACTIONS

     The Company recorded a charge to operations of $0.5 million for the nine months ended September 30, 2002, for management services provided by Greenwich Street Capital Partners, L.P., a related party. The

                           TELEX COMMUNICATIONS, INC.

services included, but were not limited to, developing and implementing corporate and business strategy and providing other consulting and advisory services. The agreement expired in May 2002.

     The Company is accruing interest, at the rate of 2 percent per month, on the outstanding management services fee balance. Under the terms of the Senior Secured Credit Facility, the Company is prohibited from making any payment, in cash or other property, of the management services fee and the accrued interest on the unpaid balance until repayment in full of the loans outstanding under the Senior Secured Credit Facility. The Company had a balance payable, inclusive of interest, of $2.9 million at September 30, 2003 that is included on the condensed consolidated balance sheet as a component of other long-term liabilities.

     In 2000, the Company relocated its corporate headquarters to a facility leased from DRF 12000 Portland LLC (the LLC), an entity in which the Company has a 50% interest. The Company contributed cash of $0.6 million to the LLC and the investment is accounted for under the equity method. The Company's allocable share of the LLC income is included as a component of other income in the condensed consolidated statements of operations. The LLC financed the purchase of the facility with a mortgage secured by the facility. At September 30, 2003, the remaining balance on the mortgage was $6.7 million. The annual lease payments to the LLC are $1.1 million for years one to five and $1.2 million for years six to ten. The Company may renew the lease at the end of the initial lease term for three renewal terms of five years each. The lease has been classified as an operating lease and the Company records the lease payments as rent expense. The Company's exposure to loss associated with the LLC is its investment in the LLC which, totaled $0.8 million at September 30, 2003. The investment in the LLC is included in the condensed consolidated balance sheet as a component of other assets.

     Telex has reviewed FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51" (FIN 46), pertaining to the consolidation of variable interest entities and has determined that no changes are required to the consolidation procedures currently followed by the Company.

8.  COMPREHENSIVE LOSS

     Comprehensive loss reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, comprehensive net loss represents net income or loss adjusted for foreign currency translation adjustments and minimum pension liability adjustments. Comprehensive loss is as follows (in thousands):

                                                      THREE MONTHS
                                                         ENDED        NINE MONTHS ENDED
                                                     SEPTEMBER 30,      SEPTEMBER 30,
                                                     --------------   ------------------
                                                      2003    2002     2003       2002
                                                     ------   -----   -------   --------
Net income (loss)..................................  $  523   $(164)  $(5,193)  $(29,714)
Other comprehensive income:
  Foreign currency translation adjustment..........     781      30     3,088      3,061
  Minimum pension liability........................      --      --    (5,078)        --
                                                     ------   -----   -------   --------
Comprehensive income (loss)........................  $1,304   $(134)  $(7,183)  $(26,653)
                                                     ======   =====   =======   ========

     The components of accumulated other comprehensive loss are as follows (in thousands):

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2003            2002
                                                              -------------   ------------
Foreign currency translation................................     $  243          $3,331
Minimum pension liability...................................      8,776           3,698
                                                                 ------          ------
                                                                 $9,019          $7,029
                                                                 ======          ======

                           TELEX COMMUNICATIONS, INC.

9.  PENSION CURTAILMENT GAIN

     In the nine month period ended September 30, 2003, the Company amended its US defined benefit pension plan, eliminating the earning of pay credits after June 30, 2003 and closing the plan to new participants effective June 30, 2003. The amendments to the pension plan resulted in recognition of a $2.4 million curtailment gain associated with the recognition of previously unrecognized prior service benefits in accordance with SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits."

     In conjunction with the curtailment, the Company remeasured the pension plan's assets and liabilities as of June 30, 2003. The Company recorded an additional minimum pension liability of $5.1 million as a result of the remeasurement.

10.  SEGMENT INFORMATION

     The Company has two business segments: Professional Audio and Audio and Wireless Technology.

  PROFESSIONAL AUDIO

     Professional Audio consists of five product lines within the overall professional audio market, including: (i) permanently installed sound systems;
(ii) sound products used by professional musicians and sold principally through retail channels; (iii) sound products used in professional concerts, recording projects and radio and television broadcasts; (iv) broadcast communication products, including advanced digital matrix intercoms, used by broadcasters (including all major television networks) to control production communications, intercoms, headsets and wireless communications systems used by professional, college and high school football teams and stadiums and other professional and high school sports teams; and (v) wired and wireless microphones used in the education, sports, broadcast, music and religious markets.

  AUDIO AND WIRELESS TECHNOLOGY

     Audio and Wireless Technology targets six principal product markets including: (i) digital audio duplication products for the religious, education and enterprise markets; (ii) military/aviation communication products for the military and aviation markets; (iii) wireless networking products serving the original equipment manufacturer, wireless internet service provider and medical telemetry markets; (iv) land mobile communication products for the public safety, military and industrial markets; (v) audio and wireless education products for classroom and computer based education markets; and (vi) teleconferencing products for the enterprise, education and government markets.

                           TELEX COMMUNICATIONS, INC.

     The following tables provide information by business segment for the three month and nine month periods ended September 30, 2003 and 2002 (in thousands):

                                         THREE MONTHS ENDED               NINE MONTHS ENDED
                                    -----------------------------   -----------------------------
                                    SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                        2003            2002            2003            2002
                                    -------------   -------------   -------------   -------------
Net sales
  Professional Audio..............     $54,749         $50,059        $155,235        $151,921
  Audio and Wireless Technology...      14,838          16,028          44,063          50,094
                                       -------         -------        --------        --------
                                       $69,587         $66,087        $199,298        $202,015
                                       =======         =======        ========        ========
Operating profit (loss)
  Professional Audio..............     $ 6,670         $ 5,135        $ 15,405        $ 13,240
  Audio and Wireless Technology...       2,369           2,540           3,725           9,229
  Corporate.......................        (210)           (579)            340          (1,697)
                                       -------         -------        --------        --------
                                       $ 8,829         $ 7,096        $ 19,470        $ 20,772
                                       =======         =======        ========        ========
Depreciation expense
  Professional Audio..............     $ 1,184         $ 1,266        $  3,815        $  3,997
  Audio and Wireless Technology...          85              54             315             245
  Corporate.......................         173             180             498             690
                                       -------         -------        --------        --------
                                       $ 1,442         $ 1,500        $  4,628        $  4,932
                                       =======         =======        ========        ========
Capital expenditures
  Professional Audio..............     $   920         $ 1,456        $  2,119        $  3,011
  Audio and Wireless Technology...         196             123             420             331
  Corporate.......................         685             199           1,836             382
                                       -------         -------        --------        --------
                                       $ 1,801         $ 1,778        $  4,375        $  3,724
                                       =======         =======        ========        ========
Total assets
  Professional Audio..............                                    $121,823        $115,466
  Audio and Wireless Technology...                                      37,131          35,020
  Corporate.......................                                       5,450          18,559
                                                                      --------        --------
                                                                      $164,404        $169,045
                                                                      ========        ========

     Corporate operating expenses include unallocated corporate engineering, selling, general and administrative costs, corporate charges, amortization of other intangibles and restructuring charges. Corporate identifiable assets relate principally to the Company's investment in information systems and and corporate facilities, as well as deferred financing costs.

                           TELEX COMMUNICATIONS, INC.

     The Company's net sales into each of its principal geographic regions were as follows (in thousands):

                                         THREE MONTHS ENDED               NINE MONTHS ENDED
                                    -----------------------------   -----------------------------
                                    SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                        2003            2002            2003            2002
                                    -------------   -------------   -------------   -------------
United States.....................     $35,209         $35,903        $101,265        $108,125
Europe............................      19,201          16,726          56,602          50,360
Asia..............................       9,731          10,091          25,179          31,190
Other foreign countries...........       5,446           3,367          16,252          12,340
                                       -------         -------        --------        --------
                                       $69,587         $66,087        $199,298        $202,015
                                       =======         =======        ========        ========

     It is not practical for the Company to disclose revenue by product or service grouping for financial reporting purposes as the Company's systems do not reliably compile this information.

     Long-lived assets of the Company's U.S. and International operations were as follows (in thousands):

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2003            2002
                                                              -------------   ------------
United States...............................................     $45,488        $46,505
International...............................................      11,420         10,959
                                                                 -------        -------
                                                                 $56,908        $57,464
                                                                 =======        =======

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders: Telex Communications, Inc.

     We have audited the consolidated financial statements of Telex Communications, Inc. and subsidiaries as of December 31, 2002 and for the year then ended, and have issued our report thereon dated February 28, 2003 (included elsewhere in this Prospectus). Our audit also included the financial statement schedule listed as Item 21(b) of this Prospectus. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

     In our opinion, the financial statement schedule for the year ended December 31, 2002 referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Minneapolis, Minnesota
February 28, 2003

                                  SCHEDULE II
                           TELEX COMMUNICATIONS, INC.

                       VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002

COLUMN A                                              COLUMN B     COLUMN C     COLUMN D     COLUMN E
--------                                             ----------   ----------   ----------   ----------
                                                     BALANCE AT   ADDITIONS    DEDUCTIONS   BALANCE AT
                                                     BEGINNING    CHARGED TO      FROM        END OF
                   DESCRIPTION                        OF YEAR       INCOME      RESERVES       YEAR
                   -----------                       ----------   ----------   ----------   ----------
YEAR ENDED DECEMBER 31, 2000
Allowance for doubtful accounts...................     $2,178      $ 1,700      $ 1,100(a)    $2,778
                                                       ======      =======      =======       ======
Restructuring accrual.............................     $   90      $ 8,812      $ 7,082(b)    $1,820
                                                       ======      =======      =======       ======
YEAR ENDED DECEMBER 31, 2001
Allowance for doubtful accounts...................     $2,778      $ 4,509      $ 2,314(a)    $4,973
                                                       ======      =======      =======       ======
Restructuring accrual.............................     $1,820      $11,475      $10,293(b)    $3,002
                                                       ======      =======      =======       ======
YEAR ENDED DECEMBER 31, 2002
Allowance for doubtful accounts...................     $4,973      $   240      $ 1,851       $3,362
                                                       ======      =======      =======       ======
Restructuring accrual.............................     $3,002      $   478      $ 3,384       $   96
                                                       ======      =======      =======       ======

---------------

(a) Uncollectible accounts written off and adjustments to the allowance.

(b) Adjustments to the accrual account reflect payments or non-cash charges associated with the accrual.

                                  $125,000,000

                                  (TELEX LOGO)

                           TELEX COMMUNICATIONS, INC.

                               OFFER TO EXCHANGE
                     11 1/2% SENIOR SECURED NOTES DUE 2008
                              FOR ALL OUTSTANDING
                     11 1/2% SENIOR SECURED NOTES DUE 2008

                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                          , 2004

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the General Corporate Law of the State of Delaware, Telex Communications, Inc. (the "Company") has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's bylaws (Exhibit 3.2) also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

     The Company's certificate of incorporation (Exhibits 3.1(a) and 3.1(b)) provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Company maintains a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 3.1(a)    Certificate of Incorporation of Telex Newco, Inc. ("Newco"),
           dated October 21, 2003.
 3.1(b)    Certificate of Amendment to Certificate of Incorporation of
           Newco, dated November 19, 2003 (changing the name to Telex
           Communications, Inc., the "Company").
 3.2       By-Laws of the Company adopted October 30, 2003.
 3.3(a)    Certificate of Incorporation of TCI Holdings Corp. ("Old
           International"), dated April 10, 1996.
 3.3(b)    Certificate of Amendment to the Certificate of Incorporation
           of Old International, dated December 3, 1997 (changing the name to Telex Communications International, Ltd
           "International").
 3.3(c)    Certificate of Correction to the Certificate of
           Incorporation of International, dated September 22, 1998.
 3.3(d)    Agreement and Plan of Merger between International and EVI
           Audio International Holding Corporation, Inc., dated August
           31, 1998.
 3.4       By-Laws of International adopted April 12, 1996.
 4.1(a)    Indenture (the "Indenture"), dated as of November 19, 2003, among the Company, as Issuer, and BNY Midwest Trust Company
           ("BNY"), as Trustee and Collateral Agent.
 4.1(b)    Pledge and Security Agreement (the "Pledge and Security
           Agreement"), dated as of November 19, 2003, between the
           Company, International and BNY, as collateral agent.
 4.1(c)    Registration Rights Agreement dated as of November 19, 2003, of the Company for the benefit of the holders of the 11 1/2%
           Senior Secured Notes due 2008.

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 4.2(a)    Credit Agreement, dated as of November 19, 2003 (the "Credit
           Agreement"), among the Company, Telex Communications
           Holdings, Inc. ("Holdings"), Telex Intermediate Holdings,
           LLC ("Intermediate Holdings") and Telex Communications
           International, Ltd., as Credit Parties, General Electric
           Capital Corporation ("GE"), as Agent, L/C Issuer and a
           Lender and the other financial institutions parties thereto, as Lenders.
 4.2(b)    Guaranty, dated as of November 19, 2003, between by and
           among Holdings, Intermediate Holdings, the Company and
           International, as Guarantors, and GE, as Agent.
 4.2(c)    Security Agreement, dated as of November 19, 2003, by and
           among Holdings, Intermediate Holdings, the Company,
           International and GE, as Agent.
 4.2(d)    Pledge Agreement, dated as of November 19, 2003, by and
           among Holdings, Intermediate Holdings, the Company and
           International, as Pledgors, and GE, as Agent.
 4.3       Intercreditor Agreement, dated as of November 19, 2003,
           among GE, as Agent, BNY, as trustee and collateral agent,
           and the Company, Holdings, Intermediate Holdings and
           International.
 4.4       Form of Senior Secured Exchange Note due 2008.
 5.1       Opinion of Stroock & Stroock & Lavan LLP.
10.1       Assignment and Assumption Agreement, dated November 19,
           2003, made by Holdings in favor of the Company.
10.2       Indemnification Agreement, dated as of May 6, 1997, by and among GST Acquisition Corp. and Greenwich Street Capital
           Partners, Inc.
10.3(a)    Member Control Agreement of DRF 12000 Portland LLC, dated as of March 16, 2000, by and between Holdings and DRF TEL LLC.
10.3(b)    Lease, dated March 16, 2000, by and between Holdings and DRF
           12000 Portland LLC for the property located at 12000
           Portland Avenue South, Burnsville, Minnesota.
10.4(a)    Employment Agreement, dated as of April 14, 2003, between
           Raymond V. Malpocher and Holdings (the "Malpocher Employment
           Agreement").
10.4(b)    Amendment to the Malpocher Employment Agreement dated as of
           January 14, 2004.
10.5       Subscription and Option Agreement, dated as of January 14,
           2004, between the Company and Raymond V. Malpocher.
10.6       Consulting Agreement, dated as of May 5, 2003, between
           Holdings and Ned Jackson.
10.7(a)    Employment Agreement, dated as of January 5, 2003, between
           Holdings and Mathias Stieler von Heydekampf.
10.7(b)    Secondment Agreement, dated as of January 5, 2003, among EVI
           Audio GmbH, Holdings and Mathias Stieler von Heydekampf.
10.8(a)    Service Agreement signed February 21, 1997 between EVI Audio
           GmbH and Mathias von Heydekampf (the "Service Agreement").
10.8(b)    Amendment dated January 5, 2003 to Service Agreement.
12.1       Computation of Ratios of Earnings to Fixed Charges.
21.1       Subsidiaries of the Registrant.
23.1       Consent of Ernst & Young LLP.
23.2       Consent of Stroock & Stroock & Lavan LLP (to be included in
           Exhibit 5.1).
24         Power of Attorney (set forth on the signature page to this registration statement).
25         Statement of Eligibility of Trustee.
99.01      Form of Letter of Transmittal.
99.02      Form of Notice of Guaranteed Delivery.

     (b) Financial Statement Schedules

     See Schedule II -- "Valuation and Qualifying Accounts" contained on page F-40. All other schedules are omitted as the information is not required or is included in the Registrant's financial statements and related notes.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnsville, Minnesota, on February 13, 2004.

                                          TELEX COMMUNICATIONS, INC.

                                          By:   /s/ RAYMOND V. MALPOCHER
                                            ------------------------------------
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond V. Malpocher and Gregory Richter and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

       /s/ RAYMOND V. MALPOCHER            Chief Executive Officer and      February 13, 2004
--------------------------------------    President (principal executive
         Raymond V. Malpocher                   officer), Director

         /s/ GREGORY RICHTER                 Chief Financial Officer,       February 13, 2004
--------------------------------------       Secretary and Treasurer
           Gregory Richter                   (principal financial and
                                               accounting officer)

        /s/ BRIAN P. FRIEDMAN                Chairman of the Board of       February 13, 2004
--------------------------------------              Directors
          Brian P. Friedman

         /s/ EDGAR S. WOOLARD                        Director               February 13, 2004
--------------------------------------
           Edgar S. Woolard

          /s/ KEITH W. ABELL                         Director               February 13, 2004
--------------------------------------
            Keith W. Abell

       /s/ PATRICK J. HALLORAN                       Director               February 13, 2004
--------------------------------------
         Patrick J. Halloran

          /s/ STUART B. KATZ                         Director               February 13, 2004
--------------------------------------
            Stuart B. Katz

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnsville, Minnesota, on February 13, 2004.

                                          TELEX COMMUNICATIONS INTERNATIONAL,
                                          LTD.

                                          By:   /s/ RAYMOND V. MALPOCHER
                                            ------------------------------------
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond V. Malpocher and Gregory Richter and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

       /s/ RAYMOND V. MALPOCHER            Chief Executive Officer and      February 13, 2004
--------------------------------------    President (principal executive
         Raymond V. Malpocher                        officer)


         /s/ GREGORY RICHTER                 Chief Financial Officer,       February 13, 2004
--------------------------------------       Secretary and Treasurer
           Gregory Richter                   (principal financial and
                                          accounting officer), Director


          /s/ KRISTINE BRUER                Vice President and General      February 13, 2004
--------------------------------------               Counsel
            Kristine Bruer


            /s/ LEIGH HART                 Vice President, Finance and      February 13, 2004
--------------------------------------               Director
              Leigh Hart